FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-12

Dated January 23, 2024	BBCMS 2024-C24
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-C24
$693,701,779 (Approximate Mortgage Pool Balance)

$626,932,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2024-C24

Barclays Capital Real Estate Inc.

Societe Generale Financial Corporation

Argentic Real Estate Finance 2 LLC

Bank of Montreal

German American Capital Corporation

KeyBank National Association

Starwood Mortgage Capital LLC

UBS AG

BSPRT CMBS Finance, LLC

LMF Commercial, LLC

Mortgage Loan Sellers

Barclays KeyBanc Capital Markets	UBS Securities LLC Deutsche Bank Securities	Société Générale BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Mischler Financial Group, Inc. Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

Dated January 23, 2024	BBCMS 2024-C24

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, BMO Capital Markets Corp, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc. or Mischler Financial Group, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-C24 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-C24
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAA(sf) / AAAsf / AAA(sf)	$8,900,000	$8,628,000	$272,000	30.000%	2.57	3/24-11/28	36.0%	19.0%
A-2	AAA(sf) / AAAsf / AAA(sf)	$96,400,000	$93,459,000	$2,941,000	30.000%	4.85	11/28-1/29	36.0%	19.0%
A-5	AAA(sf) / AAAsf / AAA(sf)	$367,580,000	$356,368,000	$11,212,000	30.000%	9.73	7/33-12/33	36.0%	19.0%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$12,711,000	$12,323,000	$388,000	30.000%	7.29	1/29-7/33	36.0%	19.0%
X-A	AAA(sf) / AAAsf / AAA(sf)	$485,591,000(7)	$470,778,000	$14,813,000	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$141,341,000(8)	$137,028,000	$4,313,000	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$86,712,000	$84,067,000	$2,645,000	17.500%	9.91	12/33-1/34	42.4%	16.1%
B	NR / AA-sf / AA-(sf)	$32,951,000	$31,945,000	$1,006,000	12.750%	9.92	1/34-1/34	44.8%	15.2%
C	NR / A-sf / A-(sf)	$21,678,000	$21,016,000	$662,000	9.625%	9.92	1/34-1/34	46.5%	14.7%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D	NR / BBB-sf / BBB-(sf)	$19,944,000(10)	$19,335,000	$609,000	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB(sf)	$12,140,000(11)	$11,769,000	$371,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB(sf)	$13,007,000	$12,610,000	$397,000	7.750%	9.92	1/34-1/34	47.4%	14.4%
E	NR / BBB-sf / BBB-(sf)	$6,937,000	$6,725,000	$212,000	6.750%	9.92	1/34-1/34	47.9%	14.3%
F	NR / BB-sf / BB(sf)	$12,140,000	$11,769,000	$371,000	5.000%	9.99	1/34-2/34	48.8%	14.0%
G-RR	NR / B-sf/B+(sf)	$8,671,000	$8,406,000	$265,000	3.750%	10.00	2/34-2/34	49.5%	13.8%
H-RR	NR / NR / NR	$26,014,778	$25,221,000	$793,778	0.000%	10.00	2/34-2/34	51.4%	13.3%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D or Class X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus.
(3)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a February 15, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated January 24, 2024 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(9)	The Classes of Certificates set forth under “Privately Offered Certificates” are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-C24
Indicative Capital Structure
(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Summary of Transaction Terms
Securities Offered:	$626,932,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc. and UBS Securities LLC.
Co-Managers:	Academy Securities, Inc. and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (28.1%),Societe Generale Financial Corporation (“SGFC”) (19.1%), Argentic Real Estate Finance 2 LLC (“AREF2”) (18.6%), Bank of Montreal (“BMO”) (12.3%), German American Capital Corporation (“GACC”) (11.2%) KeyBank National Association (“KeyBank”) (2.8%),Starwood Mortgage Capital LLC (“SMC”) (2.3%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (2.3%),BSPRT CMBS Finance, LLC (“BSPRT”) (2.0%) and LMF Commercial, LLC (“LMF”) (1.4%).
Master Servicer:	KeyBank National Association.
Special Servicer:	Argentic Services Company LP.
Directing Certificateholder:	Argentic Securities Income USA 2 LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:

For a discussion on the manner in which AREF, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates representing approximately 1.97% of the fair value of all of the ABS interests issued, which will be comprised of the Class G-RR and H-RR certificates (other than the portion that comprises the VRR Interest) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 3.05% of the certificate balance or notional amount of each class of Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance 2 LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about February 15, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in February 2024, or in the case of any mortgage loan that has its first due date after February 2024, the date that would have been its due date in February 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2024.
Assumed Final Distribution Date:	The Distribution Date in February 2034 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-C24
Summary of Transaction Terms
mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	9	20	$194,890,000	28.1%
SGFC	6	34	$132,469,951	19.1%
AREF2	10	26	$128,707,235	18.6%
BMO	4	32	$85,000,000	12.3%
GACC	5	5	$77,500,000	11.2%
KeyBank	2	4	$19,589,700	2.8%
SMC	1	1	$16,200,000	2.3%
UBS AG	2	2	$16,194,893	2.3%
BSPRT	1	1	$13,700,000	2.0%
LMF	1	1	$9,450,000	1.4%
Total:	35	90	$693,701,779	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$693,701,779
Number of Mortgage Loans:	35
Number of Mortgaged Properties:	90
Average Cut-off Date Balance per Mortgage Loan:	$19,820,051
Weighted Average Current Mortgage Rate:	7.20450%
10 Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans as % of IPB(2):	60.1%
Weighted Average Remaining Term to Maturity:	109 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.69x
Weighted Average UW NOI Debt Yield(3):	13.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	51.4%
Weighted Average Maturity Date LTV(3)(5):	49.5%
Other Statistics
% of Mortgage Loans with Additional Debt:	10.6%
% of Mortgage Loans with Single Tenants(6):	1.2%
% of Mortgage Loans secured by Multiple Properties(2):	32.3%
Amortization
Weighted Average Original Amortization Term(7):	307 months
Weighted Average Remaining Amortization Term(7):	306 months
% of Mortgage Loans with Interest-Only:	80.0%
% of Mortgage Loans with Amortizing Balloon:	12.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	7.7%
Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	55.7%
% of Mortgage Loans with Springing Lockboxes:	24.8%
% of Mortgage Loans with Soft Lockboxes:	19.5%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	66.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	49.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	58.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	33.8%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are six loans with multiple loan sellers being contributed to the pool comprised of 36 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	The 10 Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans as % of IPB and % of Mortgage Loan secured by Multiple Properties include a cross-collateralized group of loans including Loan Nos. 6 and 7 that are considered as one Loan for purposes of this percentage.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(4)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(5)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(7)	Excludes mortgage loans that are interest-only for the entire term.
(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Woodfield Mall	Schaumburg, IL	BMO, Barclays	1	$67,500,000	9.7%	1,064,590	Retail	2.42x	16.0%	38.0%	38.0%
2	Rhino Portfolio 3	Various, Various	Barclays	7	$65,000,000	9.4%	1,100,563	Various	1.46x	11.0%	62.3%	62.3%
3	Arundel Mills and Marketplace	Hanover, MD	SGFC, GACC	1	$60,000,000	8.6%	1,938,983	Retail	1.98x	16.1%	41.4%	41.4%
4	RTL Retail Portfolio	Various, Various	SGFC, BMO	29	$55,333,333	8.0%	3,117,102	Retail	1.97x	13.8%	51.2%	51.2%
5	AutoNation	Fort Lauderdale, FL	Barclays, AREF2	1	$42,000,000	6.1%	205,956	Office	1.33x	11.7%	53.7%	53.7%
6 & 7	BLE Portfolio and La Primavera Crossed Group	Houston, TX	AREF2, Barclays	4	$40,150,000	5.8%	1,008	Multifamily	1.22x	9.5%	58.8%	58.8%
8	Axis Apartments	Chicago, IL	BMO	1	$30,000,000	4.3%	716	Multifamily	1.37x	9.8%	53.0%	53.0%
9	Laurel Canyon	North Hollywood, CA	AREF2	1	$20,000,000	2.9%	61	Industrial	4.00x	31.9%	17.2%	17.2%
10	Wisconsin Avenue Portfolio	Milwaukee, WI	SGFC	1	$19,407,407	2.8%	244	Multifamily	1.15x	11.1%	53.8%	37.0%
11	Centre Pointe Portfolio	West Chester, OH	AREF2	1	$17,650,000	2.5%	640,177	Office	1.42x	14.3%	67.9%	66.2%

	Top 3 Total/Weighted Average			9	$192,500,000	27.7%			1.96x	14.3%	47.3%	47.3%
	Top 5 Total/Weighted Average			39	$289,833,333	41.8%			1.87x	13.9%	48.9%	48.9%
	Top 10 Total/Weighted Average			47	$417,040,740	60.1%			1.82x	13.9%	49.7%	48.8%
	Non-Top 10 Total/Weighted Average			43	$276,661,039	39.9%			1.48x	12.3%	53.9%	50.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 11, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). For Loan No.1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV exclude one or more related Subordinate Companion Loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Woodfield Mall	BMO, Barclays	$67,500,000	$264,000,000	BMO 2023-C7(1)	Midland	KeyBank	BMO 2023-C7 Future Securitization(s)	$68,000,000 $128,500,000
2	Rhino Portfolio 3	Barclays	$65,000,000	$137,150,000	BBCMS 2024-C24	KeyBank	Argentic	Future Securitization(s)	$72,150,000
3	Arundel Mills and Marketplace	SGFC, GACC	$60,000,000	$360,000,000	MSWF 2023-2	Wells	Argentic	MSWF 2023-2 BMO 2023-C7 Benchmark 2023-B40 Future Securitization(s)	$90,000,000 $60,000,000 $25,000,000 $125,000,000
4	RTL Retail Portfolio	SGFC, BMO	$55,333,333	$260,000,000	BBCMS 2023-C22	Midland	Rialto	BBCMS 2023-C21 BBCMS 2023-C22 MSWF 2023-2 BMO 2023-C7 Future Securitization(s)	$62,500,000 $68,833,334 $30,000,000 $36,000,000 $7,333,333
5	AutoNation	Barclays, AREF2	$42,000,000	$55,000,000	BBCMS 2024-C24	KeyBank	Argentic	Future Securitization(s)	$13,000,000
6	BLE Portfolio	AREF2, Barclays	$27,350,000	$54,650,000	MSWF 2023-2	Wells	Argentic	MSWF 2023-2	$27,300,000
7	La Primavera	AREF2, Barclays	$12,800,000	$25,500,000	MSWF 2023-2	Wells	Argentic	MSWF 2023-2	$12,700,000
8	Axis Apartments	BMO	$30,000,000	$136,000,000	Benchmark 2023-B40	Midland	LNR	Benchmark 2023-B40 Future Securitization(s)	$48,000,000 $58,000,000
11	Centre Pointe Portfolio	AREF2	$17,650,000	$47,650,000	MSWF 2023-2	Wells	Argentic	MSWF 2023-2	$30,000,000
17	The Muse & Eden Pointe	AREF2	$15,610,000	$81,610,000	BBCMS 2023-C22	Midland	Rialto	BBCMS 2023-C22	$66,000,000
19	Sugar Land Town Square	AREF2	$15,000,000	$105,000,000	BBCMS 2023-5C23	Midland	LNR	BBCMS 2023-5C23 Benchmark 2023-B40	$55,000,000 $35,000,000
24	Creekside Town Center	BMO	$11,000,000	$71,525,000	BMO 2023-C7(2)	Midland	KeyBank	BMO 2023-C7 Future Securitization(s)	$24,000,000 $36,525,000
28	Outlet Shoppes at Atlanta	Barclays	$9,330,000	$79,330,000	BBCMS 2023-C22	Midland	Rialto	BBCMS 2023-C22 Benchmark 2023-B40	$50,000,000 $20,000,000
33	Blackbird Portfolio	AREF2	$5,750,000	$35,750,000	MSWF 2023-2	Wells	Argentic	MSWF 2023-2	$30,000,000
(1)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus.
(2)	In the case of Loan No. 24, the related Whole Loan will be serviced under the BMO 2023-C7 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Woodfield Mall	$67,500,000	$196,500,000	$30,000,000	$294,000,000	2.42x	2.05x	38.0%	42.4%	16.0%	14.3%
33	Blackbird Portfolio	$5,750,000	$30,000,000	$5,250,000	$41,000,000	1.40x	1.16x	53.3%	61.1%	12.9%	11.3%
(1)	In the case of Loan No. 1, subordinate debt represents one or more related Subordinate Companion Loans. In the case of Loan No. 33, the subordinate debt represents a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Retail	Anchored	33	$141,050,254	20.3%	1.65x	12.3%	56.9%	56.5%
	Super Regional Mall	2	127,500,000	18.4	2.21x	16.0%	39.6%	39.6%
	Shadow Anchored	4	17,624,892	2.5	1.42x	11.0%	60.5%	60.5%
	Outlet Center	1	9,330,000	1.3	1.76x	14.9%	50.2%	50.2%
	Single Tenant	2	2,796,209	0.4	1.46x	11.0%	62.3%	62.3%
	Subtotal:	42	$298,301,354	43.0%	1.88x	13.9%	49.6%	49.4%
Multifamily	Garden	12	$146,796,618	21.2%	1.20x	10.3%	58.6%	51.4%
	High Rise	1	30,000,000	4.3	1.37x	9.8%	53.0%	53.0%
	Mid Rise	1	9,450,000	1.4	1.30x	10.4%	70.0%	70.0%
	Low Rise	1	8,056,872	1.2	1.46x	11.0%	62.3%	62.3%
	Subtotal:	15	$194,303,490	28.0%	1.24x	10.2%	58.4%	53.0%
Office	CBD	2	$58,500,000	8.4%	1.40x	12.2%	53.1%	52.3%
	Suburban	7	40,385,473	5.8	1.62x	14.7%	55.8%	54.4%
	Subtotal:	9	$98,885,473	14.3%	1.49x	13.2%	54.2%	53.2%
Mixed Use	Office / Retail	1	$15,000,000	2.2%	1.33x	11.8%	50.2%	50.2%
	Office / Medical Office / Retail	1	8,350,000	1.2	1.75x	15.9%	50.9%	45.7%
	Multifamily / Retail	1	8,000,000	1.2	2.15x	15.1%	37.4%	37.4%
	Office / Industrial / Lab	5	3,473,390	0.5	1.40x	12.9%	53.3%	51.0%
	Office / Industrial	4	1,992,583	0.3	1.40x	12.9%	53.3%	51.0%
	Subtotal:	12	$36,815,973	5.3%	1.61x	13.6%	48.0%	46.5%
Industrial	Other	1	$20,000,000	2.9%	4.00x	31.9%	17.2%	17.2%
	Warehouse / Distribution	1	7,500,000	1.1	2.22x	21.6%	39.9%	39.9%
	Flex	2	4,907,122	0.7	2.11x	18.5%	39.2%	37.4%
	R&D / Manufacturing	1	3,263,666	0.5	1.29x	13.1%	38.2%	34.4%
	Subtotal:	5	$35,670,789	5.1%	3.12x	26.2%	26.9%	26.3%
Self Storage	Self Storage	4	$15,250,000	2.2%	1.92x	13.2%	36.4%	36.4%
Manufactured Housing	Manufactured Housing	3	$14,474,700	2.1%	1.36x	9.3%	59.8%	59.8%
Total / Weighted Average:		90	$693,701,779	100.0%	1.69x	13.3%	51.4%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Illinois	5	$103,789,979	15.0%	2.06x	13.9%	43.7%	43.7%
Texas	10	92,946,641	13.4%	1.30x	10.3%	58.8%	58.8%
California	7	71,715,000	10.3%	2.35x	18.4%	39.6%	39.0%
Wisconsin	5	63,179,695	9.1%	1.18x	11.2%	54.8%	38.2%
Maryland	2	61,945,179	8.9%	1.98x	16.0%	41.7%	41.7%
Florida	2	43,642,974	6.3%	1.35x	11.8%	53.6%	53.6%
Nevada	1	41,966,825	6.0%	1.46x	11.0%	62.3%	62.3%
Ohio	5	29,998,897	4.3%	1.59x	14.7%	60.9%	58.5%
Georgia	4	21,463,103	3.1%	1.97x	17.0%	46.8%	46.8%
Arizona	2	19,535,000	2.8%	1.52x	11.7%	57.6%	57.6%
Washington	2	19,000,000	2.7%	1.52x	11.4%	53.3%	53.3%
Pennsylvania	7	18,861,286	2.7%	1.94x	16.7%	41.2%	39.3%
Indiana	3	15,932,487	2.3%	1.33x	10.1%	59.8%	59.8%
Michigan	12	15,699,123	2.3%	1.42x	12.4%	55.2%	53.5%
Kentucky	3	14,604,111	2.1%	1.47x	10.1%	58.3%	58.3%
South Carolina	3	13,960,073	2.0%	1.63x	13.4%	51.6%	47.6%
New Mexico	2	9,621,103	1.4%	1.54x	11.5%	60.5%	60.5%
Connecticut	1	9,450,000	1.4%	1.30x	10.4%	70.0%	70.0%
Louisiana	4	6,457,301	0.9%	1.70x	11.9%	55.3%	55.3%
North Carolina	3	5,656,769	0.8%	1.97x	13.8%	51.2%	51.2%
Oklahoma	2	4,920,410	0.7%	1.97x	13.8%	51.2%	51.2%
Iowa	1	4,597,156	0.7%	1.46x	11.0%	62.3%	62.3%
Mississippi	1	1,721,718	0.2%	1.97x	13.8%	51.2%	51.2%
Kansas	1	1,166,256	0.2%	1.97x	13.8%	51.2%	51.2%
Missouri	1	1,138,590	0.2%	1.97x	13.8%	51.2%	51.2%
Tennessee	1	732,103	0.1%	1.97x	13.8%	51.2%	51.2%
Total / Weighted Average:	90	$693,701,779	100.0%	1.69x	13.3%	51.4%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,263,666	-	$4,999,999	1	$3,263,666	0.5%	8.25000%	119	1.29x	13.1%	38.2%	34.4%
$5,000,000	-	$9,999,999	9	71,573,187	10.3%	7.50582%	112	1.61x	14.1%	52.2%	47.9%
$10,000,000	-	$19,999,999	17	251,681,593	36.3%	7.28906%	112	1.40x	11.7%	55.8%	52.0%
$20,000,000	-	$29,999,999	2	47,350,000	6.8%	7.37635%	92	2.39x	19.0%	41.2%	41.2%
$30,000,000	-	$39,999,999	1	30,000,000	4.3%	6.88000%	118	1.37x	9.8%	53.0%	53.0%
$40,000,000	-	$47,499,999	1	42,000,000	6.1%	8.25000%	58	1.33x	11.7%	53.7%	53.7%
$47,500,000	-	$67,500,000	4	247,833,333	35.7%	6.84712%	117	1.96x	14.2%	48.1%	48.1%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
6.33540	-	6.49900	2	$122,833,333	17.7%	6.38511%	117	2.22x	15.0%	43.9%	43.9%
6.50000	-	6.99900	6	137,839,700	19.9%	6.85614%	119	1.52x	11.1%	55.3%	55.2%
7.00000	-	7.49900	15	219,491,511	31.6%	7.26668%	118	1.33x	11.5%	57.7%	52.1%
7.50000	-	7.99900	9	160,773,568	23.2%	7.68567%	100	1.98x	16.2%	45.4%	45.1%
8.00000	-	8.58300	3	52,763,666	7.6%	8.29733%	62	1.45x	13.2%	50.8%	50.5%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	5	$96,743,568	13.9%	7.99434%	58	2.05x	17.5%	42.7%	42.5%
120	30	596,958,211	86.1%	7.07650%	118	1.63x	12.6%	52.8%	50.7%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	59	5	$96,743,568	13.9%	7.99434%	58	2.05x	17.5%	42.7%	42.5%
60	-	116	6	136,273,333	19.6%	6.95353%	115	1.61x	12.4%	56.8%	56.5%
117	-	120	24	460,684,878	66.4%	7.11288%	118	1.63x	12.6%	51.6%	48.9%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	23	$554,998,033	80.0%	7.18526%	109	1.76x	13.3%	50.8%	50.8%
240	4	61,136,618	8.8%	7.20190%	119	1.15x	11.1%	54.9%	37.8%
360	8	77,567,128	11.2%	7.34428%	108	1.59x	14.6%	52.8%	49.7%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			23	$554,998,033	80.0%	7.18526%	109	1.76x	13.3%	50.8%	50.8%
238	-	239	4	61,136,618	8.8%	7.20190%	119	1.15x	11.1%	54.9%	37.8%
359	-	360	8	77,567,128	11.2%	7.34428%	108	1.59x	14.6%	52.8%	49.7%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	23	$554,998,033	80.0%	7.18526%	109	1.76x	13.3%	50.8%	50.8%
Amortizing Balloon	7	85,338,746	12.3%	7.29224%	110	1.32x	12.4%	51.7%	38.4%
Interest Only, Amortizing Balloon	5	53,365,000	7.7%	7.26439%	117	1.51x	14.1%	56.9%	54.2%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.15x	-	1.29x	10	$150,060,284	21.6%	7.32490%	118	1.20x	10.3%	58.1%	51.1%
1.30x	-	1.49x	12	242,634,593	35.0%	7.33065%	104	1.39x	11.3%	58.5%	58.1%
1.50x	-	1.89x	5	55,180,000	8.0%	7.44326%	118	1.64x	13.7%	51.8%	50.3%
1.90x		1.99x	3	130,583,333	18.8%	7.05267%	116	1.97x	14.8%	45.0%	45.0%
2.00x	-	4.00x	5	115,243,568	16.6%	6.83987%	98	2.63x	19.3%	34.6%	34.4%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.2%	-	49.9%	9	$203,757,235	29.4%	7.13777%	106	2.32x	17.5%	37.5%	37.3%
50.0%	-	54.9%	13	247,826,551	35.7%	7.26944%	104	1.49x	12.3%	52.4%	48.2%
55.0%	-	59.9%	4	65,624,700	9.5%	7.19455%	117	1.30x	9.7%	58.7%	58.7%
60.0%	-	69.9%	8	167,043,294	24.1%	7.16318%	118	1.37x	11.0%	62.9%	61.6%
70.0%	-	70.0%	1	9,450,000	1.4%	7.74000%	118	1.30x	10.4%	70.0%	70.0%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.2%	-	49.9%	17	$303,553,746	43.8%	7.16667%	110	1.99x	15.8%	42.8%	38.7%
50.0%	-	59.9%	10	223,038,033	32.2%	7.26323%	101	1.50x	11.6%	54.1%	54.0%
60.0%	-	63.5%	4	108,200,000	15.6%	7.09365%	119	1.41x	10.8%	61.9%	61.9%
63.6%	-	70.0%	4	58,910,000	8.5%	7.38075%	117	1.31x	11.4%	66.2%	65.7%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	23	$414,107,128	59.7%	7.37302%	104	1.82x	14.5%	48.1%	47.5%
Yield Maintenance	11	224,261,318	32.3%	7.08055%	119	1.36x	10.8%	57.6%	52.9%
Defeasance or Yield Maintenance	1	55,333,333	8.0%	6.44575%	115	1.97x	13.8%	51.2%	51.2%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	27	$559,394,886	80.6%	7.27419%	108	1.69x	13.3%	50.6%	48.5%
Recapitalization	4	83,791,893	12.1%	6.76303%	117	1.81x	13.7%	50.8%	49.5%
Acquisition	4	50,515,000	7.3%	7.16513%	116	1.45x	12.5%	61.5%	60.6%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-C24
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	SGFC, GACC	Arundel Mills and Marketplace	Hanover, MD	Retail	$60,000,000	8.6%	MSBAM 2014-C25, MSBAM 2014-C16, JPMBB 2014-C19
6.01	AREF2, Barclays	Lakeside Forest	Houston, TX	Multifamily	$12,818,717	1.8%	GSMS 2013-GC14
6.02	AREF2, Barclays	The Establishment	Houston, TX	Multifamily	$10,344,456	1.5%	BSPRT 2018-FL3
7	AREF2, Barclays	La Primavera	Houston, TX	Multifamily	$12,800,000	1.8%	FREMF 2018-K730
9	AREF2	Laurel Canyon	North Hollywood, CA	Industrial	$20,000,000	2.9%	COMM 2013-LC6
22	GACC	Creekside Village	Mill Creek, WA	Retail	$12,750,000	1.8%	COMM 2015-CR25
23.01	AREF2	1525 Valley Center Parkway	Bethlehem, PA	Office	$3,578,420	0.5%	WFRBS 2014-LC14, COMM 2014-LC15
23.02	AREF2	1480 Valley Center Parkway	Bethlehem, PA	Industrial	$3,185,727	0.5%	WFRBS 2014-LC14, COMM 2014-LC15
23.03	AREF2	1455 Valley Center Parkway	Bethlehem, PA	Office	$2,322,180	0.3%	WFRBS 2014-LC14, COMM 2014-LC15
23.04	AREF2	1510 Valley Center Parkway	Bethlehem, PA	Industrial	$1,721,396	0.2%	WFRBS 2014-LC14, COMM 2014-LC15
23.05	AREF2	1495 Valley Center Parkway	Bethlehem, PA	Office	$1,435,846	0.2%	WFRBS 2014-LC14, COMM 2014-LC15
26	LMF	Marshall Apartments	Hartford, CT	Multifamily	$9,450,000	1.4%	FREMF 2021-KF124
29	UBS AG	White Horse Plaza	Greenville, SC	Retail	$8,694,893	1.3%	COMM 2014-CR14
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-C24
Class A-2 (1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
5	AutoNation	Fort Lauderdale, FL	$42,000,000	6.1%	$42,000,000	43.6%	60	58	1.33x	11.7%	53.7%	53.7%
9	Laurel Canyon	North Hollywood, CA	$20,000,000	2.9%	$20,000,000	20.7%	60	59	4.00x	31.9%	17.2%	17.2%
19	Sugar Land Town Square	Sugar Land, TX	$15,000,000	2.2%	$15,000,000	15.6%	60	57	1.33x	11.8%	50.2%	50.2%
23	Lehigh Valley Portfolio	Bethlehem, PA	$12,243,568	1.8%	$11,677,823	12.1%	60	59	2.11x	18.5%	39.2%	37.4%
32	Rabun Gap Industrial Park	Rabun Gap, GA	$7,500,000	1.1%	$7,500,000	7.8%	60	59	2.22x	21.6%	39.9%	39.9%
Total / Weighted Average:			$96,743,568	13.9%	$96,177,823	99.8%	60	58	2.05x	17.5%	42.7%	42.5%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero and fifth, to the Class A-SB Certificates, until the Certificate Balance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview

such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates and the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, and (5) to the Class X-F Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

and Class X-F Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-SB Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount for that mortgage loan and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, master servicer, special servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

The Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2024-C24 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class G-RR and Class H-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder or (b) the holder of the majority of the Controlling Class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, with respect to a Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to such Risk Retention Consultation Party is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	Argentic Securities Income USA 2 LLC is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loan).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview
Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.
■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.
■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur with respect to any mortgage loan or Serviced Whole Loan when the Certificate Balances of the Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

■                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

■               reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

■               recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview

the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

■                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

■                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

■                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview

transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Retaining Parties, any subsequent third party purchaser, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview
■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of the related voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview

into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-C24 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-C24

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
Structural Overview

to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■               SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$67,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$67,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.7%	Net Rentable Area (SF):	1,064,590
Loan Purpose:	Refinance	Location:	Schaumburg, IL
Borrower:	Woodfield Mall LLC	Year Built / Renovated:	1971, 1995 / 2015, 2016, 2018
Borrower Sponsors(2):	Simon Property Group, L.P. and Institutional Mall Investors LLC	Occupancy(7):	96.1%
Interest Rate:	6.335403409%	Occupancy Date:	11/14/2023
Note Date:	11/22/2023	4th Most Recent NOI (As of):	$27,546,528 (12/31/2020)
Maturity Date:	12/1/2033	3rd Most Recent NOI (As of):	$37,229,630 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$36,506,153 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$36,477,631 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$74,931,706
Call Protection(3):	L(26),D(88),O(6)	UW Expenses:	$32,816,238
Lockbox / Cash Management(4):	Hard / Springing	UW NOI:	$42,115,468
Additional Debt(1):	Yes	UW NCF:	$41,055,801
Additional Debt Balance(1):	$196,500,000 / $30,000,000	Appraised Value / Per SF:	$694,000,000 / $652
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	10/27/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$248	$276
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$248	$276
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV:	38.0%	42.4%
TI/LC:	$0	Springing	NAP	Maturity Date LTV:	38.0%	42.4%
Other(6):	$7,299,496	$0	NAP	UW NCF DSCR:	2.42x	2.05x
				UW NOI Debt Yield:	16.0%	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$264,000,000	68.9%	Loan Payoff	$373,692,064	97.6%
Subordinate Companion Loan	30,000,000	7.8	Upfront Reserves	7,299,496	1.9
Sponsor Equity	88,955,402	23.2	Closing Costs	1,963,843	0.5
Total Sources	$382,955,402	100.0%	Total Uses	$382,955,402	100.0%
(1)	The Woodfield Mall Mortgage Loan (as defined below), with an original aggregate principal balance of $67,500,000, is part of a whole evidenced by 15 senior pari passu promissory notes, with an aggregate original balance of $264,000,000 and three junior pari passu promissory notes, with an aggregate original balance of $30,000,000 (collectively, the “Woodfield Mall Whole Loan”). The UW NCF DSCR for the Woodfield Mall Whole Loan is calculated using the blended rate of approximately 6.71100% per annum. The information under “Financial Information” in the chart above reflects the Woodfield Mall Senior Loan (as defined below) and the Woodfield Mall Whole Loan. For additional information, see “The Loan” below.
(2)	Simon Property Group, L.P. (“Simon”) is also the borrower sponsor for the Arundel Mills and Marketplace mortgage loan.
(3)	Defeasance of the Woodfield Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Woodfield Mall Whole Loan to be securitized and (b) June 1, 2027. The assumed defeasance lockout period of 26 payments is based on the closing date of the BBCMS 2024-C24 transaction in February 2024. The actual defeasance lockout period may be longer. If any pari passu note has not been securitized for two years by June 1, 2027, the borrowers may prepay any such note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge in conjunction with the defeasance of any securitized pari passu notes that have been securitized for greater than two years by the projected repayment date.
(4)	The borrower is required to cause rents to be deposited into a lockbox account established at origination under the Woodfield Mall Whole Loan documents, and the borrower will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Lockbox Event (as defined below) continues. During the continuance of a Lockbox Event, the borrower will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Woodfield Mall Whole Loan documents.
(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(6)	Other initial escrows and reserves consist of $6,460,707 for an upfront outstanding TI/LC reserve and approximately $838,789 for an upfront gap rent reserve.
(7)	Occupancy for the Woodfield Mall Property (as defined below) includes temporary tenants. As of November 14, 2023, the Woodfield Mall Property was 87.5% occupied excluding temporary tenants. As of November 14, 2023, occupancy for the Woodfield Mall (as defined below) including temporary tenants was 98.1% and excluding temporary tenants was 93.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The Loan. The Woodfield Mall mortgage loan (the “Woodfield Mall Mortgage Loan”) is part of a whole loan evidenced by 18 notes comprising (i) 15 senior pari passu promissory notes in the aggregate original principal amount of $264,000,000 (collectively, the “Woodfield Mall Senior Pari Passu Notes”, and the portion of the Woodfield Mall Whole Loan evidenced by such senior pari passu notes, the “Woodfield Mall Senior Loan”) and (ii) three junior pari passu promissory notes in the aggregate original principal amount of $30,000,000 (collectively, the “Woodfield Mall Subordinate Companion Notes”, and the portion of the Woodfield Mall Whole Loan evidenced by such junior notes, the “Woodfield Mall Subordinate Companion Loan”). The Woodfield Mall Subordinate Companion Notes are subordinate to the Woodfield Mall Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan" in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of the Woodfield Mall Whole Loan is $294,000,000. The Woodfield Mall Whole Loan was co-originated by Bank of Montreal (“BMO”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The Woodfield Mall Whole Loan proceeds were used to refinance the existing debt on the Woodfield Mall Property, fund upfront reserves and pay origination costs. The Woodfield Mall Whole Loan accrues interest at a fixed rate of approximately 6.71100% per annum. The table below identifies the promissory notes that comprise the Woodfield Mall Whole Loan. The Woodfield Mall Whole Loan is secured by the borrower’s fee interest in a portion of a super-regional mall (the “Woodfield Mall”) located in Schaumburg, Illinois (such portion of the mall securing the Woodfield Mall Whole Loan, the “Woodfield Mall Property”). The borrower ground leased a portion of the Woodfield Mall Property (the “Nordstrom Parcel”) to Nordstrom pursuant to a ground lease (the “Nordstrom Ground Lease”) between Nordstrom, as ground lessee, and the borrower, as ground lessor. The Woodfield Mall Property collectively represents approximately 49.5% of the total 2,152,069 square feet of net rentable area at the Woodfield Mall (the “Total Mall NRA”).

The Woodfield Mall Mortgage Loan is evidenced by four notes, with an aggregate principal balance as of the Cut-off Date of $67,500,000. Payments allocated to the Woodfield Mall Subordinate Companion Loan will be paid only to the holders of the Woodfield Mall Subordinate Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Preliminary Prospectus. The Woodfield Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-C7 securitization transaction. For additional information, see “Subordinate and Mezzanine Debt” below. The relationship between the holders of the Woodfield Mall Whole Loan is governed by a co-lender agreement. Prior to the occurrence of a “control appraisal period” with respect to the Woodfield Mall Whole Loan, the holder of the Woodfield Mall Subordinate Companion Note designated as Note B-1 (i.e., the BMO 2023-C7 securitization trust, which rights will be exercisable by the designated class(es) of holders of the series of loan-specific certificates backed by the Woodfield Mall Subordinate Companion Loan) will be the controlling noteholder. Following the occurrence and during the continuance of such “control appraisal period” with respect to the Woodfield Mall Whole Loan, the holder of the Woodfield Mall Senior Pari Passu Note designated as Note A-1-1 (i.e., the BBCMS 2024-C24 securitization trust) will be the controlling noteholder (the control rights of which are expected to ultimately be exercised by the designated class(es) of holders specified in the pooling and servicing agreement for the BBCMS 2024-C24 securitization trust). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$20,000,000	$20,000,000	BBCMS 2024-C24	No(1)
A-1-2	$55,000,000	$55,000,000	BMO 2023-C7	No
A-1-3	$10,000,000	$10,000,000	BBCMS 2024-C24	No
A-1-4(2)	$10,000,000	$10,000,000	BMO	No
A-1-5(2)	$5,000,000	$5,000,000	BMO	No
A-1-6(2)	$5,000,000	$5,000,000	BMO	No
A-2-1	$13,000,000	$13,000,000	BMO 2023-C7	No
A-2-2	$25,000,000	$25,000,000	BBCMS 2024-C24	No
A-2-3(2)	$20,000,000	$20,000,000	Barclays	No
A-2-4	$12,500,000	$12,500,000	BBCMS 2024-C24	No
A-2-5(2)	$9,000,000	$9,000,000	Barclays	No
A-3-1(2)	$40,000,000	$40,000,000	BANA	No
A-3-2(2)	$15,000,000	$15,000,000	BANA	No
A-3-3(2)	$15,000,000	$15,000,000	BANA	No
A-3-4(2)	$9,500,000	$9,500,000	BANA	No
Total Senior Loan	$264,000,000	$264,000,000
B-1	$11,931,818	$11,931,818	BMO 2023-C7 (Loan-Specific Certificates)	Yes(1)
B-2	$9,034,091	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)	No(1)
B-3	$9,034,091	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)	No(1)
Whole Loan	$294,000,000	$294,000,000
(1)	Under the related co-lender agreement, Note B-1 is the designated controlling note; provided that if any interest in Note B-1 is held by the borrower or a “borrower restricted party” within the meaning of the related co-lender agreement when Note B-1 would otherwise be the controlling note, Note B-2 will be the controlling note; and provided, further, that if any interest in Note B-2 is held by the borrower or a borrower restricted party when Note B-2 would otherwise be the controlling note, Note B-3 will be the controlling note. Following the occurrence and during the continuance of a “control appraisal period” with respect to the Woodfield Mall Whole Loan (i.e., a control appraisal period with respect to Note B-1, Note B-2 and Note B-3), Note A-1-1 will be the controlling note, and the controlling class representative of the BBCMS 2024-C24 securitization trust will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Preliminary Prospectus.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Woodfield Mall is a two- and three-story partially enclosed Class “A” super-regional mall, totaling 2,152,069 square feet on an approximately 133.05-acre site in Schaumburg, Illinois. The Woodfield Mall was built in 1971 by Taubman Centers and expanded in 1995, with renovations occurring in 2015, 2016 and 2018. The Woodfield Mall provides parking via 8,949 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.2 spaces per 1,000 square feet of the Total Mall NRA. The Woodfield Mall Property consists of 1,064,590 square feet of net rentable area (approximately 49.5% of the Total Mall NRA).

As of November 14, 2023, the Woodfield Mall Property was 96.1% occupied by over 200 tenants (including temporary tenants, which collectively occupy approximately 8.6% of the Woodfield Mall Property (the “Total Collateral NRA”)). No underwritten base rent is attributable to such temporary tenants. Approximately 47.8% of the Total Collateral NRA is occupied by 20 major tenants (each of which occupies 10,000 or more square feet of net rentable area) and one anchor tenant (Nordstrom).

The portion of the Woodfield Mall occupied by six anchor tenants, namely Macy’s, J.C. Penney, Sears, Primark, Level 257 and Lord & Taylor (the “Non-Collateral Anchors”), representing approximately 50.5% of the Total Mall NRA, is not part of the collateral securing the Woodfield Mall Whole Loan. The Woodfield Mall Property does not include any portion of the mall owned and occupied by the Non-Collateral Anchors. The information relating to the Woodfield Mall Property in this term sheet does not include any space occupied by the Non-Collateral Anchors, unless otherwise indicated.

The most recent expansion of the Woodfield Mall Property occurred in 1995, and such expansion included Nordstrom and the mall shops leading to Nordstrom. Renovations of the Woodfield Mall Property occurred in 2015, 2016 and 2018, with the most recent renovation involving a food court.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

Major Tenants. The three largest tenants at the Woodfield Mall Property based on underwritten base rent are H&M, Victoria’s Secret/Pink and Zara.

H&M (27,320 square feet; 2.6% of Total Collateral NRA; 6.1% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of 2022, H&M operated over 4,000 stores across 79 markets with approximately 150,000 employees. H&M has been a tenant at the Woodfield Mall Property since 2014 under a lease with an expiration date of January 31, 2029, and no renewal or termination options.

Victoria’s Secret/Pink (18,269 square feet, 1.7% of Total Collateral NRA; 3.7% of underwritten base rent). Victoria’s Secret & Co. (“Victoria’s Secret/Pink”) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK, founded in 1977 by Roy and Gaye Raymond. Victoria’s Secret employs over 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret/Pink has been a tenant at the Woodfield Mall Property since 2013 under a lease with an expiration date of January 31, 2028, and no renewal or termination options.

Zara (21,759 square feet; 2.0% of Total Collateral NRA; 3.6% of underwritten base rent): Zara is a global clothing retailer having approximately 3,000 stores across 96 countries. Zara is the flagship brand of the Inditex Group. Inditex Group has a variety of brands including Zara, Pull&Bear, Massimo Dutti, Bershka, Stradivarius and Oysho Y Zara, located across 213 markets worldwide. The United States has 98 Inditex Group stores as of January 2019. Zara has been a tenant at the Woodfield Mall Property since 2015 under a lease with an expiration date of October 31, 2028, and no renewal or termination options.

The two largest tenants at the Woodfield Mall based on net rentable area are Macy’s and J.C. Penney, both Non-Collateral Anchors, and the largest tenant at the Woodfield Mall Property based on net rentable area is Nordstrom.

Nordstrom (200,000 square feet; 18.8% of Total Collateral NRA; 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom Ground Lease at the Woodfield Mall Property has an original commencement date of March 3, 1995 and an expiration date of March 2, 2025. The Nordstrom Ground Lease has seven, 10-year renewal options remaining and no termination options. Nordstrom does not pay base rent.

Macy’s (Non-Collateral Anchor; 315,498 square feet; 0.0% of Total Collateral NRA; 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise.

J.C. Penney (Non-Collateral Anchor; 288,550 square feet; 0.0% of Total Collateral NRA; 0.0% of underwritten base rent): Founded in 1902 and headquartered in Plano, Texas, J.C. Penney (Moody’s/S&P/Fitch: NR/NR/NR) is a department store chain with approximately 10,000 employees. J.C. Penney sells products including family apparel, footwear, accessories, fine and fashion jewelry, home furnishings, and beauty products through Sephora.

Environmental. According to the Phase I environmental assessment dated November 7, 2023, there was no evidence of any recognized environmental conditions at the Woodfield Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the historical occupancy of the Woodfield Mall Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
91.0%	93.0%	95.0%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year and include temporary tenants. Occupancy does not include net rentable area for Non-Collateral Anchors and anchor tenants.
(2)	Based on the underwritten rent roll dated November 14, 2023. Current occupancy of the in-line tenants less than 10,000 square feet is 96.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the major tenants based on the Total Mall NRA:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Total Mall NRA (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	TTM September 2023 Sales $(4)	Sales PSF(4)	Occ Cost(4)	Lease Expiration Date
Non-Collateral Anchor Tenants
Macy's	Ba2/BB+/BBB-	315,498	NAP	$0.00	$0	0.0%	$45,400,000	$143.90	NAV	NAV
J.C. Penney(5)	NR/NR/NR	288,550	NAP	$0.00	0	0.0	$16,500,000	$57.18	3.6%	NAV
Sears(6)	NR/NR/NR	272,678	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Primark(6)	NR/NR/NR	50,000	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Level 257(6)	NR/NR/NR	42,094	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Lord & Taylor(5)	NR/NR/NR	118,659	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		1,087,479	NAP	$0.00	$0	0.0%
Collateral Anchor Tenant
Nordstrom	Ba1/BB+/BBB-	200,000	18.8%	$0.00	$0	0.0%	$42,000,000	$210.00	NAV	03/02/2025
Major Tenants
H&M	NR/NR/NR	27,320	2.6%	$82.62	2,257,171	6.1	$10,374,930	$379.76	21.9%	01/31/2029
Victoria's Secret/Pink	NR/NR/NR	18,269	1.7	$75.00	1,370,175	3.7	$11,569,094	$633.26	20.9%	01/31/2028
Zara	NR/NR/NR	21,759	2.0	$61.59	1,340,243	3.6	$16,127,709	$741.20	9.3%	10/31/2028
Express/Express Men	NR/NR/NR	20,176	1.9	$57.84	1,166,913	3.2	$5,307,887	$263.08	24.1%	04/30/2029
Cheesecake Factory	NR/NR/NR	11,879	1.1	$68.39	812,428	2.2	$13,685,994	$1,152.12	7.9%	01/31/2026
Urban Outfitters	NR/NR/NR	10,775	1.0	$66.63	717,884	1.9	NAV	NAV	NAV	10/31/2033
The Gap/Gap Kids	NR/NR/NR	11,202	1.1	$57.43	643,379	1.7	$2,409,049	$215.06	29.1%	01/31/2027
Hollister Co.	NR/NR/NR	9,210	0.9	$65.83	606,304	1.6	$6,343,726	$688.79	20.0%	01/31/2024
Velocity Esports	NR/NR/NR	15,360	1.4	$35.81	550,000	1.5	NAV	NAV	NAV	05/31/2036
Uniqlo	NR/NR/NR	11,384	1.1	$47.54	541,216	1.5	$9,919,451	$871.35	8.5%	01/31/2029
Major Tenants Subtotal / Wtd. Avg.		157,334	14.8%	$63.60	$10,005,712	27.1%
Remaining Occupied		665,850	62.5%	$40.34	$26,857,964	72.9%
Occupied Collateral Total		1,023,184	96.1%	$36.03	$36,863,676	100.0%
Vacant		41,406	3.9
Collateral Total / Wtd. Avg.		1,064,590	100.0%		$36,863,676	100.0%

Collateral + Non Collateral Total		2,152,069	100.0%

(1)	Based on the underwritten rent roll dated November 14, 2023. Inclusive of rent steps through November 30, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Woodfield Mall Property and does not include the portion of the Woodfield Mall occupied by the Non-Collateral Anchors.
(4)	All information regarding sales and occupancy costs presented in this term sheet with respect to the Woodfield Mall is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales are presented as of the 12 months ended September 2023.
(5)	J.C. Penney and Lord & Taylor do not pay rent but pay certain reimbursements.
(6)	Sears leases a total of 364,772 square feet. Sears has subleased 50,000 square feet to Primark and 42,094 square feet to Level 257. Sears is dark in the remaining 272,678 square feet but continues to pay contractual reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the tenant sales of the Woodfield Mall Property:

Comparable In-line Sales(1)
Tenants < 10,000 SF	2019	2020(2)	2021	2022	TTM September 2023
Gross Mall Sales	$274,505,000	NAP	$269,467,000	$269,130,000	$294,883,000
Gross Mall Sales (Ex-Apple)	$220,566,000	NAP	$240,722,000	$233,070,000	$256,280,000
Sales PSF (Inline < 10,000 SF)	$726	NAP	$755	$807	$820
Sales PSF (Inline < 10,000 SF, Ex-Apple)	$597	NAP	$691	$717	$730
Occupancy Cost (Inline < 10,000 SF)(3)	17.4%	NAP	16.6%	15.4%	14.7%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)(3)	21.2%	NAP	18.2%	17.3%	16.5%
(1)	All information regarding sales and occupancy costs presented herein with respect to the Woodfield Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	The Woodfield Mall was closed due to the COVID-19 pandemic during a portion of 2020.
(3)	Occupancy Cost is calculated by the sum of base rents, percentage rents and all expense recoveries divided by annual sales.

The following table presents certain information relating to the major tenant sales of the Woodfield Mall:

Major Tenant Sales by Type(1)
Tenant Name	2019	2020(2)	2021	2022	TTM September 2023
Macy's(3)	$51,000,000	$28,100,000	$45,900,000	$45,400,000	$45,400,000
Nordstrom	$53,600,000	$37,500,000	$40,100,000	$42,000,000	$42,000,000
J.C. Penney(3)	$21,900,000	$13,700,000	$15,100,000	$16,500,000	$16,500,000
Department Stores	$126,500,000	$79,300,000	$101,100,000	$103,900,000	$103,900,000
In-Line Tenants	$337,753,000	$210,500,000	$353,998,000	$362,968,000	$380,594,000
Apple	$53,939,000	$21,311,000	$28,745,000	$36,060,000	$38,603,000
Total Woodfield Mall	$518,192,000	$311,111,000	$483,843,000	$502,928,000	$523,097,000
(1)	All sales information presented herein with respect to the Woodfield Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	The Woodfield Mall Property was closed due to the COVID-19 pandemic during a portion of 2020.
(3)	Macy’s and J.C. Penney are Non-Collateral Anchors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the tenant lease expirations at the Woodfield Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	41,406	3.9%	NAP	NA	P	41,406	3.9%	NAP	NAP
2023 & MTM	7	21,886	2.1	$1,181,355	3.2%		63,292	6.0%	$1,181,355	3.2%
2024	25	78,764	7.4	4,516,592	12.3		142,056	13.3%	$5,697,946	15.5%
2025	23	265,320	24.9	3,245,716	8.8		407,376	38.3%	$8,943,662	24.3%
2026	38	144,818	13.6	6,175,654	16.8		552,194	51.9%	$15,119,316	41.0%
2027	18	57,775	5.4	3,089,980	8.4		609,969	57.3%	$18,209,296	49.4%
2028	18	80,709	7.6	5,357,144	14.5		690,678	64.9%	$23,566,440	63.9%
2029	20	105,967	10.0	6,255,091	17.0		796,645	74.8%	$29,821,530	80.9%
2030	7	28,745	2.7	1,479,397	4.0		825,390	77.5%	$31,300,927	84.9%
2031	4	7,102	0.7	395,209	1.1		832,492	78.2%	$31,696,137	86.0%
2032	5	18,655	1.8	614,059	1.7		851,147	80.0%	$32,310,195	87.6%
2033	14	43,869	4.1	2,661,904	7.2		895,016	84.1%	$34,972,099	94.9%
2034	7	39,914	3.7	1,041,577	2.8		934,930	87.8%	$36,013,676	97.7%
2035 & Beyond	2	38,323	3.6	850,000	2.3		973,253	91.4%	$36,863,676	100.0%
Temporary Tenants	24	91,337	8.6	0	0.0		1,064,590	100.0%	$36,863,676	100.0%
Total Collateral	212	1,064,590	100.0%	$36,863,676	100.0%
(1)	Based on the underwritten rent roll dated November 14, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through November 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the operating history and underwritten cash flows of the Woodfield Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	10/31/2023 TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$41,174,170	$37,184,667	$34,297,836	$31,325,141	$31,995,485	$36,145,721	$33.95	46.2%
Rent Steps	0	0	0	0	0	717,955	0.67	0.9
Percent in Lieu	445,565	1,229,560	2,406,499	2,469,287	2,347,073	1,409,551	1.32	1.8
Percent Rent	811,987	341,531	3,278,507	4,355,569	4,441,146	3,925,259	3.69	5.0
Vacant Income(4)	0	0	0	0	0	3,245,048	3.05	4.2
Gross Potential Rent	$42,431,722	$38,755,758	$39,982,842	$38,149,997	$38,783,704	$45,443,534	$42.69	58.1%
Total Reimbursements	35,104,199	23,802,491	25,870,805	28,065,713	26,816,583	26,220,282	24.63	33.5
Temporary Tenants	4,396,324	2,837,003	4,433,113	4,598,726	4,329,039	4,329,039	4.07	5.5
Other Rents	236,767	176,161	230,481	219,885	275,155	275,155	0.26	0.4
Media Income	1,309,770	709,843	1,251,746	1,471,910	1,480,496	1,480,496	1.39	1.9
Lease Settlement Income	472,562	909,740	1,585,822	1,797,721	304,962	0	0.00	0.0
Deferred Rent	485,119	12,837	0	170,470	0	0	0.00	0.0
Other Income	617,296	533,957	348,322	391,178	428,248	428,248	0.40	0.5
Net Rental Income	$85,053,759	$67,737,790	$73,703,131	$74,865,600	$72,418,187	$78,176,753	$73.43	100.0%
(Vacancy/Credit Loss)(5)	0	0	0	0	0	(3,245,048)	(3.05)	(4.2)
Effective Gross Income	$85,053,759	$67,737,790	$73,703,131	$74,865,600	$72,418,187	$74,931,706	$70.39	95.8%
Total Expenses(6)	34,048,763	40,191,262	36,473,501	38,359,447	35,940,556	32,816,238	30.83	43.8
Net Operating Income	$51,004,996	$27,546,528	$37,229,630	$36,506,153	$36,477,631	$42,115,468	$39.56	56.2%
Capital Expenditures	0	0	0	0	0	195,077	0.18	0.3
TI/LC	0	0	0	0	0	864,590	0.81	1.2
Net Cash Flow	$51,004,996	$27,546,528	$37,229,630	$36,506,153	$36,477,631	$41,055,801	$38.56	54.8%
(1)	10/31/2023 TTM reflects the trailing 12-month period ending October 31, 2023. Contractual rent steps are through November 2024.
(2)	Per Square Foot is calculated using the Total Collateral NRA.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(5)	The underwritten economic occupancy is 95.5%. The Woodfield Mall Property was 96.1% leased based on the November 14, 2023 underwritten rent roll, including leases executed by the origination date.
(6)	The management fee is underwritten to reflect 4.00% of below market rate, temporary and overage rents, capped at $1,000,000. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Woodfield Mall Property (including the Nordstrom Parcel), inclusive of any tax reimbursements.

The Market. The Woodfield Mall Property is located in Schaumburg, Illinois, within the Chicago-Naperville-Elgin, IL-IN-WI core-based statistical area (the “Chicago CBSA”). Chicago is a major Great Lakes port and is considered the commercial, financial, industrial and cultural center of the midwestern United States. The region surrounding Chicago is a major warehouse and distribution hub, supported by its comprehensive network of highway, water, rail and air routes. The trade, transportation and utilities sector dominates Chicago CBSA as the largest employment sector with roughly 20.5% of the regional workforce.

The Woodfield Mall Property is easily accessible from both Chicago and its surrounding suburbs. The Woodfield Mall Property is situated in the northwest Chicago suburb and is considered a desirable position within the Chicago MSA due to its proximity to the densely populated residential areas that surround the area and its easy access to both I-90 and I-290. Land uses in the immediate area generally include a mixture of commercial, residential, hotel, and office. The Woodfield Mall Property is located approximately 27 miles from the central business district of Chicago. The O'Hare International Airport is located approximately 13 miles away from the Woodfield Mall Property. Public transit options are also readily available, with the Schaumburg Metra station providing a convenient train connection to Chicago. Additionally, Pace buses service the area, ensuring accessibility for those without personal vehicles.

Schaumburg is home to 10 industrial parks (including 13.2 million square feet of space in over 400 facilities), 67 shopping centers totaling more than 9.5 million square feet of space and 12.1 million square feet of office space spread throughout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

more than 90 buildings. Additional economic activity is generated by the Renaissance Schaumburg Hotel & Convention Center and an additional 25 hotels supporting the community. The area is also home to numerous office complexes, including Two Century Centre, an office complex north of the Woodfield Mall Property, past Golf Road (Illinois Route 58), and east of N. Roosevelt Boulevard. In addition, the neighborhood contains several car dealerships, fast food chains and gas stations.

According to the appraisal, the 2022 population within a 5-, 10- and 15-mile radius of the Woodfield Mall Property was 270,430, 949,592 and 2,109,255, respectively. Additionally, for the same time period, the average household income within the same radii was $119,090, $119,024 and $124,631, respectively.

According to the appraisal, the Woodfield Mall Property is located within the Chicago retail market and the Far Northwest retail submarket. As of the second quarter of 2023, the Chicago retail market contains 106,053,000 square feet of space and the overall vacancy rate was 12.7%, which is a decrease from 12.8% in 2018. As of the second quarter of 2023, the Far Northwest retail submarket contained approximately 6.9 million square feet of retail space inventory with a vacancy rate of 11.5% and an average asking rental rate of $18.20 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to comparable retail centers for the Woodfield Mall Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Woodfield Mall 5 Woodfield Mall Schaumburg, IL	1971, 1995 / 2015, 2016, 2018	1,064,590(2)(3)	96.1%(3)	NAP	$730(3)(4)	Macy’s J.C. Penney Nordstrom Sears Lord & Taylor Primark Level 257
Streets of Woodfield 601 N Martingale Road Schaumburg, IL	1991, 1993, 1997, 2009 / 2000	692,549	96.0%	0.6 miles	NAV	Dick’s Sporting Goods RH Outlet AMC Loews (20 Screens) Whole Foods Crate & Barrel
The Arboretum of South Barrington 100 W Higgins Road South Barrington, IL	2007-2008 / 2016, 2018, 2019, 2022	484,409	83.0%	8.1 miles	NAV	L.L. Bean Star Cinema Grill Pinstripes DSW Arhaus
Fashion Outlets of Chicago 5220 Fashion Outlets Way Rosemont, IL	2013 / NAP	538,735	99.0%	12.9 miles	$1,036	Forever 21 Nike Nordstrom rack Polo Ralph Lauren Bloomingdale’s Outlet Saks Fifth Avenue Off 5th
Oakbrook Center 100 Oakbrook Center Oak Brook, IL	1962 / 2014, 2016, 2017, 2021	1,886,885	92.0%	15.3 miles	$1,326; $1,129 (Ex-Apple)	Macy’s Nordstrom Neiman Marcus AMC Theater (12 Screens) Crate & Barrel
Westfield Old Orchard 4905 Old Orchard Center Skokie, IL	1956 / 2022-2023	1,508,431	91.0%	15.5 miles	$902; $830 (Ex-Apple)	Macy’s Nordstrom Bloomingdale’s Cinemax Crate & Barrel
Northbrook Court 1515 Lake Cook Road Northbrook, IL	1976 / 1996	1,014,506	92.0%	19.2 miles	$833; $705 (Ex-Apple)	Neiman Marcus AMC (14 Screens) Crate & Barrel Forever 21 Gap
Chicago Ridge Mall 444 Ridgeland Avenue Chicago Ridge, IL	1981 / 2004	832,350	73.0%	30.3 miles	$629	Kohl’s Dick’s Sporting Goods AMC Theater (6 Screens) Michaels ALDI Old Navy Forever 21
(1)	Source: Appraisal, unless stated otherwise.
(2)	Total NRA (SF) includes only the Total Collateral NRA.
(3)	Based on the underwritten rent roll dated November 14, 2023.
(4)	Represents sales per square foot as of the 12 months ended September 2023 for in-line tenants (excluding Apple).

The Borrower. The borrower for the Woodfield Mall Whole Loan is Woodfield Mall LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodfield Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors are Institutional Mall Investors LLC (“IMI”) and Simon. Simon is also the non-recourse carveout guarantor of the Woodfield Mall Whole Loan. The Woodfield Mall Property ownership is a joint venture between IMI and Simon, with each owning 50%.

Property Management. The Woodfield Mall Property is managed by Simon Management Associates, LLC, an affiliate of Simon.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $6,460,707 for outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) approximately $838,789 for a gap rent reserve.

Tax Escrows – During the continuance of a Lockbox Event, the borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

Insurance Escrows – During the continuance of a Lockbox Event, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Woodfield Mall Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Lockbox Event).

Replacement Reserves – During the continuance of a Lockbox Event, the borrower is required to escrow $15,000 per month.

Rollover Reserve – During the continuance of a Lockbox Event, the borrower is required to escrow an amount equal to $73,000 for lease rollover reserves.

Lockbox / Cash Management. The Woodfield Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. So long as no Lockbox Event has occurred and is continuing, the borrower will have access to the funds in the lockbox account and may use the lockbox account as an operating account. During the continuance of a Lockbox Event, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) deposited into an excess cash flow reserve account held by the lender as cash collateral for the Woodfield Mall Whole Loan, or if (ii) no Lockbox Event is continuing, disbursed to the borrower.

A “Lockbox Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or affiliated manager, or (iii) a Debt Yield Trigger Event (as defined below). A Lockbox Event will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if the applicable property manager is replaced within 60 days or the bankruptcy action is dismissed within 90 days without any adverse consequences to the Woodfield Mall Property, or (c) with respect to matters described in clause (iii) above, a Debt Yield Trigger Event Cure occurs. A Lockbox Event may not be cured more than five times during the term of the Woodfield Mall Whole Loan.

A “Debt Yield Trigger Event” will occur if as of any date of determination, the debt yield based on the trailing four calendar quarters period is less than 10.0% for two consecutive calendar quarters and will be cured upon the occurrence of a Debt Yield Trigger Event Cure (as defined below).

“Debt Yield Trigger Event Cure” means the occurrence of any of the following: (a) the achievement of a 10.0% or greater debt yield for two consecutive calendar quarters, (b) the borrower prepays a portion of the Woodfield Mall Whole Loan in an amount sufficient such that the debt yield is no less than 10.0%, or (c) the borrower delivers to the lender (i) cash, (ii) U.S. obligations, (iii) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received or (iv) a letter of credit, in each case in an amount equal to the Debt Yield Cure Collateral amount (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the Woodfield Mall Whole Loan and will be returned to the borrower upon the earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (a) or (b) above (provided that no other Lockbox Event is then in effect), and (y) the repayment or defeasance of the debt in full.

Subordinate and Mezzanine Debt. The Woodfield Mall Property also secures the Woodfield Mall Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $30,000,000. The Woodfield Mall Subordinate Companion Loan accrues interest at 10.01625% per annum, resulting in a blended rate for the Woodfield Mall Whole Loan of approximately 6.7110% per annum. The Woodfield Mall Senior Loan is senior in right of payment to the Woodfield Mall Subordinate Companion Loan. The Woodfield Mall Subordinate Companion Loan was contributed to the BMO 2023-C7 securitization trust. Payments allocated to the Woodfield Mall Subordinate Companion Loan will be paid only to the holders

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 1 – Woodfield Mall

of the Woodfield Mall Subordinate Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan ” in the Preliminary Prospectus.

Additionally, the borrower is permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $5 million subject to lender’s approval.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype(4):	Various - Various
% of IPB:	9.4%	Net Rentable Area (SF)(5):	1,100,563
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy(5):	94.8%
Interest Rate:	6.93200%	Occupancy Date(5):	Various
Note Date:	12/19/2023	4th Most Recent NOI (As of)(6)(7)(8)(9):	$5,766,630 (12/31/2020)
Maturity Date:	1/6/2034	3rd Most Recent NOI (As of)(6)(8)(9)(10):	$7,093,480 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6)(8)(10)(11):	$8,768,474 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(6)(8)(11)(12):	$10,761,492 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	92.8%
Amortization Type:	Interest Only	UW Revenues(13):	$22,679,232
Call Protection:	L(24),YM1(89),O(7)	UW Expenses(13):	$7,590,897
Lockbox / Cash Management:	Soft / Springing	UW NOI(12) (13):	$15,088,334
Additional Debt(1):	Yes	UW NCF(13):	$14,026,111
Additional Debt Balance(1):	$72,150,000	Appraised Value / Per SF(5)(14):	$220,113,997 / $200
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$404,449	$201,224	N/A	Maturity Date Loan / SF SSFSF:	$125
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserve:	$0	$18,407	N/A	Maturity Date LTV:	62.3%
TI/LC:	$0	$61,203	$2,203,325	UW NCF DSCR:	1.46x
Deferred Maintenance:	$107,625	$0	N/A	UW NOI Debt Yield:	11.0%
Upfront TI/LC:	$11,354,360	$0	N/A
Free Rent:	$2,414,574	$0	N/A
Static Insurance:	$512,570	$0	N/A
Trader Joe’s Earnout Reserve:	$1,300,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$137,150,000	98.9%	Loan Payoff	$118,577,299	85.5%
Borrower Sponsor Equity	1,477,131	1.1	Reserves	16,093,577	11.6
			Closing Costs	3,956,255	2.9
Total Sources	$138,627,131	100.0%	Total Uses	$138,627,131	100.0%
(1)	The Rhino Portfolio 3 Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $137.15 million (the “Rhino Portfolio 3 Whole Loan”). The Rhino Portfolio 3 Whole Loan includes $1,300,000 attributed to the Trader Joe’s earnout reserve that is contingent upon Trader Joe’s taking occupancy at The Summit mortgaged property, among other conditions described in the “Escrows and Reserves” section. The Financial Information in the chart reflects the metrics of the Rhino Portfolio 3 Whole Loan and the underwritten rent attributed to Trader Joe’s.
(2)	The borrowers of the Rhino Portfolio 3 Whole Loan are Rhino Holdings Arlington, LLC, Rhino Holdings Boulevard, LLC, Rhino Holdings Shayden Summit, LLC, Rhino Holdings Houma, LLC, Rhino Holdings Jackson Crossing, LLC, Rhino Holdings Haymarket, LLC and Rhino Holdings North Aurora, LLC.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Rhino Portfolio 3 Whole Loan is secured by six retail properties and one multifamily property.
(5)	Net rentable area and occupancy take into account the net rentable area of the Blvd 2500 mortgaged property multifamily space. The Blvd 2500 mortgaged property contains 296 multifamily units, which are being treated as 121,308 square feet to calculate total square feet and occupancy throughout the whole portfolio. Based on the Blvd 2500 mortgaged property’s multifamily units, it has an occupancy rate of 89.5% as of November 24, 2023. Included in occupancy are 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy. The conditions of the earnout are described in the Escrows and Reserves section. Occupancy dates for the Rhino Portfolio 3 Properties (as defined below) are as of November 24, 2023 through December 19, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Rhino Portfolio 3
(6)	Historical cash flows include a 35,000 square foot box formerly leased to UFC Gym, who was paying approximately $37,203 in monthly base rent, at the North Aurora mortgaged property that is no longer included in the collateral. The 35,000 square foot box has been vacant since 2021 and represents 3.2% of the total portfolio net rentable area.
(7)	4th Most Recent NOI excludes the Blvd 2500 mortgaged property as the property was converted to multifamily usage in phases beginning in 2020 and the development was still ongoing.
(8)	The At Home – Arlington and Houma mortgaged properties were purchased in 2023. The At Home – Arlington mortgaged property cash flows are excluded from 4th Most Recent, 3rd Most Recent and 2nd Most Recent NOI. The Houma mortgaged property historical cash flows are excluded from all historical cash flows.
(9)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is driven primarily by the inclusion of the Blvd 2500 mortgaged property.
(10)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is driven primarily by increased rental income at the Blvd 2500 mortgaged property as the property reached stabilization.
(11)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributed to recent leasing at The Summit mortgaged property. The leases primarily driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet).
(12)	The increase from Most Recent NOI to Underwritten NOI is primarily attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet; The Summit mortgaged property), Burlington ($249,550 of underwritten base rent; expected occupancy date of July 2024; 21,700 square feet; the Jackson mortgaged property), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet; The Summit mortgaged property), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of April 2024; 10,004 square feet; the North Aurora mortgaged property), Golf X ($172,632 of underwritten base rent; expected occupancy date of February 2024; 7,193 square feet; The Summit mortgaged property) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet; The Summit mortgaged property).
(13)	Underwritten cash flows include underwritten rent attributed to Trader Joe’s, which has been underwritten in occupancy. Trader Joe’s is expected to take occupancy in November 2024.
(14)	The Appraised Value represents the “As-Is with Escrow Reserve” value, which includes the extraordinary assumption that certain escrows have been reserved for tenant improvements and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,863,997. At origination of the related Whole Loan, the borrowers deposited with the lender approximately (i) $11,354,360 for outstanding tenant improvement work and leasing commission obligations, (ii) $2,278,509 for gap rent, (iii) $136,064 for free rent and (iv) $1,300,000 for an earnout reserve related to the Trader Joe’s lease.

The Loan. The Rhino Portfolio 3 mortgage loan (the “Rhino Portfolio 3 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 1,100,563 square foot, seven-property portfolio located in Nevada, New Mexico, Michigan, Iowa, Illinois and Louisiana (each, a “Rhino Portfolio 3 Property”, and collectively, the “Rhino Portfolio 3 Properties”). The Rhino Portfolio 3 Whole Loan consists of seven pari passu notes and accrues interest at a rate of 6.93200% per annum. The Rhino Portfolio 3 Whole Loan has a 10-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The Rhino Portfolio 3 Whole Loan was co-originated on December 19, 2023 by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The controlling Note A-1 and non-controlling Notes A-3, A-4 and A-5, with an aggregate original principal balance and Cut-off Date Balance of $65,000,000, will be contributed by Barclays to the BBCMS 2024-C24 securitization trust. The remaining notes are currently held by Barclays or its affiliates and BANA and are expected to be contributed to one or more future securitization trust(s). The Rhino Portfolio 3 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C24 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2024-C24	Yes
A-2(1)	35,000,000	35,000,000	Barclays or an affiliate	No
A-3	10,000,000	10,000,000	BBCMS 2024-C24	No
A-4	10,000,000	10,000,000	BBCMS 2024-C24	No
A-5	5,000,000	5,000,000	BBCMS 2024-C24	No
A-6(1)	20,000,000	20,000,000	BANA	No
A-7(1)	17,150,000	17,150,000	BANA	No
Whole Loan	$137,150,000	$137,150,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Rhino Portfolio 3 Properties consist of three anchored retail centers (79.1% of the Rhino Portfolio 3 Whole Loan amount (“ALA”)), one shadow anchored retail center (4.2% of ALA), two single tenant retail properties (4.3% of ALA) and one low rise multifamily property (12.4% of ALA). Retail space throughout the Rhino Portfolio 3 Properties was 95.3% occupied as of November 24, 2023 through December 19, 2023. The Blvd 2500 mortgaged property is the only multifamily property and was 89.5% occupied by units as of November 24, 2023. In total, including the net rentable area of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

the multifamily space at the Blvd 2500 mortgaged property, the Rhino Portfolio 3 Properties were 94.8% occupied as of November 24, 2023 through December 19, 2023.

The Summit mortgaged property (64.6% of ALA) is an anchored retail center located in Reno, Nevada. The Summit mortgaged property is anchored by Century Theatres, Old Navy, Petco and Apple. The Summit mortgaged property is also shadow anchored by Dillard’s. Additionally, Trader Joe’s is expected to take occupancy in November 2024 and will be an anchor at The Summit mortgaged property.

The Blvd 2500 mortgaged property (12.4% of ALA) is a low rise multifamily property located in Albuquerque, New Mexico. The Blvd 2500 mortgaged property has maintained occupancy above 92.0% since 2021.

The Jackson mortgaged property (7.4% of ALA) is an anchored retail center located in Jackson, Michigan. The Jackson mortgaged property is anchored by Hobby Lobby and Planet Fitness, which have both recently executed 10-year leases in 2022. Additionally, Burlington is expected to take occupancy in July 2024.

The Haymarket mortgaged property (7.1% of ALA) is an anchored retail center located in Des Moines, Iowa. The Haymarket mortgaged property is anchored by Burlington and Hobby Lobby, who have been at the Haymarket mortgaged property since 1994 and 1999, respectively.

The North Aurora mortgaged property (4.2% of ALA) is a shadow anchored retail center located in North Aurora, Illinois. The North Aurora mortgaged property is shadow anchored by Target.

The At Home – Arlington mortgaged property (3.5% of ALA) is a single tenant retail property located in Arlington Heights, Illinois. The sole tenant, At Home, executed a lease in 2022 that will expire in June 2033.

The Houma mortgaged property (0.8% of ALA) is a single tenant retail property located in Houma, Louisiana. The sole tenant, Big Lots, has been at the Houma mortgaged property since 1997 and recently extended their lease which commenced in February 2023 and has a lease expiration date in January 2028.

The following table presents certain information relating to the Rhino Portfolio 3 Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
The Summit	Reno, NV	2005, 2006, 2007 / NAP	391,416	96.5%	$88,550,000	64.6%	$138,713,944	63.0%
Blvd 2500 (Multifamily)	Albuquerque, NM	1970 / 2020	128,922(2)	92.0%(3)	17,000,000	12.4%	$34,218,251	15.5%
Jackson	Jackson, MI	1966 / 2023	138,513	96.7%	10,200,000	7.4%	$14,287,158	6.5%
Haymarket	Des Moines, IA	1973 / 1994	229,413	92.6%	9,700,000	7.1%	$13,683,212	6.2%
North Aurora	North Aurora, IL	2006 / NAP	85,758	86.8%	5,800,000	4.2%	$9,511,432	4.3%
At Home – Arlington	Arlington Heights, IL	1989 / 2022	100,501	100.0%	4,800,000	3.5%	$7,800,000	3.5%
Houma	Houma, LA	1973 / 1997	26,040	100.0%	1,100,000	0.8%	$1,900,000	0.9%
Total / Wtd. Avg.			1,100,563	94.8%	$137,150,000	100.0%	$220,113,997	100.0%
(1)	Occ. % is as of November 24, 2023 through December 19, 2023. The Summit occupancy is as of December 12, 2023, Blvd 2500 occupancy is as of November 24, 2023, Jackson occupancy is as of December 11, 2023, Haymarket occupancy is as of December 11, 2023, North Aurora occupancy is as of December 11, 2023, At Home – Arlington occupancy is as of December 19, 2023 and Houma occupancy is as of December 19, 2023.
(2)	Included in occupancy are 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy. The conditions of the earnout are described in the Escrows and Reserves section.
(3)	Based on the aggregate net rentable area attributed to both the multifamily and retail space at the Blvd 2500 mortgaged property. Based on the multifamily component of the Blvd 2500 mortgaged property, there are 296 units which were 89.5% occupied as of November 24, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

Portfolio Major Tenants.

Hobby Lobby Stores, Inc. (123,934 square feet; 12.7% of portfolio NRA; 5.5% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1970 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.9 billion in 2023, which was an approximately 2.6% year-over-year increase from 2022. Hobby Lobby also occupies 67,594 square feet at the Haymarket mortgaged property with a current lease expiration date of December 2027 and two, five-year renewal options remaining. Hobby Lobby occupies 56,340 square feet at the Jackson mortgaged property with a current lease expiration date in May 2032 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Burlington Coat Factory (112,961 square feet; 11.5% of portfolio NRA; 5.4% of portfolio underwritten base rent). Burlington Coat Factory (“Burlington”) is a Fortune 500 company founded in 1972 and headquartered in Burlington, New Jersey. Burlington (S&P: BB+) is a nationally recognized off-price retailer including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington, as of the end of the third quarter of 2023, operated 977 stores spanning across 46 states and Puerto Rico. Burlington had fiscal year 2022 sales of approximately $8.7 billion. Burlington also reported third quarter of 2023 total sales of approximately $2.3 billion, which was a 12% increase compared to the third quarter of 2022. Burlington operates 91,261 square feet at the Haymarket mortgaged property with a lease expiration date of June 2030. Burlington has been at the Haymarket mortgaged property since 1994. Additionally, Burlington is expected to take occupancy of 21,700 square feet at the Jackson mortgaged property in July 2024. The lease is expected to expire in February 2035 and has four, five-year renewal options remaining. Burlington has no termination options.

At Home (100,501 square feet; 10.3% of portfolio NRA; 4.9% of portfolio underwritten base rent). At Home (Moody’s/S&P: C/CCC), formerly, Garden Ridge, opened its first mega-store in Houston, Texas in 1992. Currently, At Home is headquartered in Dallas, Texas and operates 262 stores through 40 states. At Home offers up to 45,000 home products including furniture, mirrors, housewares and patio and seasonal décor. Garden Ridge was officially rebranded to At Home in 2014 and in 2016 At Home was named a Top 100 retailer. 70 million people visit At Home stores each year. At Home is the sole tenant at the At Home – Arlington mortgaged property and has a current lease expiration of June 2033. At Home took occupancy in December 2022 on a 10-year lease with three, five-year renewal options remaining. At Home has no termination options.

Environmental. According to the Phase I environmental reports dated between October 12, 2023 and November 8, 2023, there were no recognized environmental conditions at the Rhino Portfolio 3 Properties.

Historical and Current Occupancy(1)
2019(2)	2020	2021	2022(3)	Current(3)(4)
72.2%	70.2%	71.0%	78.3%	94.8%
(1)	Historical occupancy is as of December 31 of each respective year. Historical occupancy is from a third party source.
(2)	2019 occupancy excludes the Blvd 2500 mortgaged property as extensive renovations commenced in 2020 to convert the mortgaged property to multifamily usage.
(3)	The increase from 2022 occupancy to current occupancy is attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet), Trader Joe’s ($356,400 of underwritten base rent; expected occupancy date of November 2024; 14,850 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet), Burlington ($249,550 of underwritten base rent; expected occupancy date of July 2024; 21,700 square feet), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of April 2024; 10,004 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(4)	Current Occupancy is as of November 24, 2023 through December 19, 2023 and includes 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

Top Ten Tenant Summary(1)(2)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date	Renewal Options
Hobby Lobby	Various(5)	NR / NR / NR	123,934	12.7%	$6.30	$780,210	5.5%	Various(5)	Various(5)
Burlington	Various(6)	NR / BB+ / NR	112,961	11.5	$6.79	$766,954	5.4	Various(6)	Various(6)
At Home	At Home - Arlington	C / CCC / NR	100,501	10.3	$7.00	$703,507	4.9	6/30/2033	3, 5-year
Century Theatres	The Summit	NR / NR / NR	49,605	5.1	$16.39	$812,830	5.7	5/31/2027	5, 5-year
Planet Fitness	Jackson	NR / NR / NR	30,000	3.1	$8.25	$247,500	1.7	7/31/2032	3, 5-year
Petco	Various(7)	NR / B+ / NR	29,041	3.0	$12.80	$371,862	2.6	Various(7)	Various(7)
Big Lots	Houma	NR / NR / NR	26,040	2.7	$6.15	$160,116	1.1	1/31/2028	1, 5-year
Harbor Freight Tools	Haymarket	NR / BB- / NR	23,921	2.4	$9.17	$219,272	1.5	12/31/2032	4, 5-year
Michael's	North Aurora	Caa2 / CCC+ / NR	21,730	2.2	$2.70	$58,671	0.4	2/28/2027	None
Dave and Busters	The Summit	NR / B / NR	20,156	2.1	$23.50	$473,666	3.3	1/31/2040	3, 5-year
Top Ten Tenants			537,889	54.9%	$8.54	$4,594,588	32.2%

Remaining Tenants			394,879	40.3%	$24.45	$9,654,196	67.8%

Occupied Collateral Total / Wtd. Avg.			932,768	95.3%	$15.28	$14,248,784	100.0%

Vacant Space			46,487	4.7%

Collateral Total			979,255	100.0%

(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023. The information in this table does not include multifamily space at the Blvd 2500 mortgaged property. The information in this table includes 14 tenants totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space.
(2)	The Rhino Portfolio 3 portfolio major tenants in the Top Ten Tenant Summary table are not required to report sales, with the exception of Century Theatres and Big Lots. Century Theatres reported TTM gross sales as of June 2023 of $6,320,332, sales per screen of $395,021 and an occupancy cost of 18.9%. Big Lots reported TTM gross sales as of October 2023 of $2,723,430, sales per square foot of $105 and an occupancy cost of 6.3%.
(3)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	Includes $386,520 of percentage rent. $12,469 of percentage rent is attributed to Big Lots, while the rest is attributed to remaining tenants.
(5)	Hobby Lobby occupies 56,340 square feet at the Jackson mortgaged property with a lease expiration date of May 31, 2032 and 67,594 square feet at the Haymarket mortgaged property with a lease expiration date of December 31, 2027. Hobby Lobby has three, five-year renewal options at the Jackson mortgaged property and two, five-year renewals at the Haymarket mortgaged property.
(6)	Burlington occupies 91,261 square feet at the Haymarket mortgaged property with a lease expiration date of June 30, 2030 and 21,700 square feet at the Jackson mortgaged property with a lease expiration date of February 28, 2035. Burlington has no renewal options at the Haymarket mortgaged property and four, five-year renewal options at the Jackson mortgaged property.
(7)	Petco occupies 15,555 square feet at the North Aurora mortgaged property with a lease expiration date of April 30, 2027 and 13,486 square feet at The Summit mortgaged property with a lease expiration date of June 30, 2034. Petco has two, five-year renewal options at the North Aurora mortgaged property and five, five-year renewal options at The Summit mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The Blvd 2500 Property – Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	249	84.1%	218	87.6%	342	$773	$2.26
One Bedroom	43	14.5%	43	100.0%	741	$1,113	$1.50
Two Bedroom	3	1.0%	3	100.0%	958	$1,343	$1.40
Three Bedroom	1	0.3%	1	100.0%	1,385	$2,025	$1.46
Total/Wtd. Avg.	296	100.0%	265	89.5%	410	$840	$2.05
(1)	Based on the underwritten rent roll dated November 24, 2023.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	46,487	4.7%	NAP	NA	P	46,487	4.7%	NAP	NAP
2024 & MTM	4	6,273	0.6%	$112,088	0.8%		52,760	5.4%	$112,088	0.8%
2025	14	48,492	5.0%	1,147,479	8.1		101,252	10.3%	$1,259,566	8.8%
2026	10	47,100	4.8%	736,066	5.2		148,352	15.1%	$1,995,632	14.0%
2027	9	170,957	17.5%	1,838,265	12.9		319,309	32.6%	$3,833,898	26.9%
2028	14	81,355	8.3%	1,521,874	10.7		400,664	40.9%	$5,355,772	37.6%
2029	14	73,546	7.5%	1,811,630	12.7		474,210	48.4%	$7,167,402	50.3%
2030	5	102,040	10.4%	852,110	6.0		576,250	58.8%	$8,019,512	56.3%
2031	2	5,625	0.6%	144,150	1.0		581,875	59.4%	$8,163,662	57.3%
2032	8	138,499	14.1%	1,598,985	11.2		720,374	73.6%	$9,762,647	68.5%
2033	9	119,581	12.2%	1,644,540	11.5		839,955	85.8%	$11,407,188	80.1%
2034	14	94,244	9.6%	2,066,900	14.5		934,199	95.4%	$13,474,088	94.6%
2035 & Beyond	4	45,056	4.6%	774,696	5.4		979,255	100.0%	$14,248,784	100.0%
Total	107	979,255	100.0%	$14,248,784	100.0%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023. The information in this table does not include multifamily space at the Blvd 2500 mortgaged property. Includes 14 tenants totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include $386,520 of percentage rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

Operating History and Underwritten Net Cash Flow(1)
	2019(2)(3)(4)(5)	2020(2)(4)(5)(6)	2021(2)(5)(6)	2022(2)(5)(6)(7)	TTM(2)(5)(7)(8)(9)	Underwritten(9)(10)	Per SF	%(11)
Base Rent(12)	$7,201,962	$6,686,184	$8,829,116	$10,736,878	$12,497,389	$16,532,473	$15.02	69.0%
Vacancy Gross Up	0	0	0	(129,222)	(121,122)	1,124,185	1.02	4.7
Percentage Rent	932,589	816,552	1,090,781	1,097,276	911,033	386,520	0.35	1.6
Gross Potential Income	$8,134,551	$7,502,736	$9,919,897	$11,704,932	$13,287,299	$18,043,178	$16.39	75.3%
Reimbursements	2,625,722	2,745,862	2,630,876	2,613,090	3,477,130	5,085,127	4.62	21.2
Other Income	450,847	410,563	663,751	885,147	826,299	844,539	0.77	3.5
Net Rental Income	$11,211,120	$10,659,161	$13,214,523	$15,203,169	$17,590,728	$23,972,845	$21.78	100.0%
(Vacancy/Credit Loss)	0	0	(15,461)	(17,821)	(31,172)	(1,293,613)	(1.18)	(5.4)
Effective Gross Income	$11,211,120	$10,659,161	$13,199,062	$15,185,348	$17,559,556	$22,679,232	$20.61	94.6%
Taxes	1,631,953	1,878,898	1,759,616	1,873,437	1,827,842	2,418,126	2.20	10.7
Insurance	128,124	195,115	269,696	360,089	474,087	683,427	0.62	3.0
Repairs and Maintenance	1,691,427	1,435,037	1,893,006	2,146,971	2,259,882	2,648,712	2.41	11.7
Management Fee	336,334	319,775	395,972	455,560	526,787	667,385	0.61	2.9
Other Expenses	1,088,265	1,063,706	1,787,293	1,580,817	1,709,467	1,173,248	1.07	5.2
Total Expenses	$4,876,104	$4,892,530	$6,105,582	$6,416,874	$6,798,064	$7,590,897	$6.90	33.5%
Net Operating Income	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$15,088,334	$13.71	66.5%
TI/LC	0	0	0	0	0	841,335	0.76	3.7
Cap Ex	0	0	0	0	0	220,888	0.20	1.0
Net Cash Flow	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$14,026,111	$12.74	61.8%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(2)	Historical cash flows include a 35,000 square foot box that was formerly leased to UFC Gym, who was paying approximately $37,203 in monthly base rent, at the North Aurora mortgaged property and is no longer part of the collateral. The 35,000 square foot box has been vacant since 2021 and represents 3.2% of the total portfolio net rentable area.
(3)	2019 cash flows exclude the Jackson mortgaged property. The sponsor acquired the property in 2019 and such information was not available.
(4)	2019 and 2020 cash flows exclude the Blvd 2500 mortgaged property as the property was converted to multifamily usage in phases beginning in 2020.
(5)	The At Home - Arlington and Houma mortgaged properties were purchased in 2023. At Home – Arlington mortgaged property historical cash flows are unavailable prior to the TTM period. Houma mortgaged property historical cash flows are unavailable.
(6)	The increase from 2020 Net Operating Income to 2021 Net Operating Income is primarily driven by the inclusion of the Blvd 2500 mortgaged property cash flows. The increase from 2021 to 2022 cash flows is driven by increases in rental income at the Blvd 2500 mortgaged property as the property was reaching stabilization.
(7)	The increase from 2022 Net Operating Income to TTM Net Operating Income is primarily attributed to recent leasing at The Summit mortgaged property. The primary leases driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet).
(8)	TTM reflects the trailing 12 months ending in various dates from August 30, 2023 through September 30, 2023.
(9)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet), Burlington ($249,550 of underwritten base rent; expected occupancy date of July 2024; 21,700 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of April 2024; 10,004 square feet), Golf X ($172,632 of underwritten base rent; expected occupancy date of February 2024; 7,193 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(10)	The underwritten cash flow includes 14 tenants in occupancy totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space.
(11)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(12)	Includes rent steps through January 2025 and average straight line rent for investment-grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The following table presents a breakdown of underwritten net cash flow relating to the Rhino Portfolio 3 Properties:

Underwritten Net Cash Flow Summary(1)
Property Name	2019	2020	2021	2022(2)	TTM 2023(2)	Underwritten(2)	% of Total Underwritten NCF
The Summit(3)	$4,622,571	$3,957,407	$5,004,189	$5,721,082	$6,537,018	$8,830,330	63.0%
Blvd 2500 (Multifamily) (4)	NAV	NAV	$636,836	$1,673,009	$1,605,054	$1,630,567	11.6%
Haymarket(5)	$1,291,770	$1,242,194	$1,178,083	$609,834	$1,209,712	$1,132,297	8.1%
Jackson(6)	NAV	($99,178)	($161,973)	$128,103	$553,642	$1,125,894	8.0%
North Aurora	$420,675	$666,207	$436,345	$636,447	$731,772	$588,601	4.2%
At Home – Arlington(7)	NAV	NAV	NAV	NAV	$124,294	$579,921	4.1%
Houma(8)	NAV	NAV	NAV	NAV	NAV	$138,502	1.0%
Total	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$14,026,112	100.0%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(2)	TTM 2023 reflects the trailing 12 months ending in various dates from August 30, 2023 through September 30, 2023.
(3)	The increase from 2022 to TTM 2023 NCF is primarily attributed to recent leasing. The primary leases driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet). The increase from TTM 2023 NCF to Underwritten NCF is primarily attributed to recent leasing which includes 9 tenants totaling 69,763 square feet accounting for approximately $1.9 million in base rent that have signed leases but have not yet occupied their space. Included in the signed but not occupied tenants are Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(4)	2019 and 2020 cash flows are unavailable as the Blvd 2500 mortgaged property was converted to multifamily usage in phases beginning in 2020. The increases in historical NCF are due to lease-up and rent growth. Occupancy increased from 71.0% in 2020 to 92.0% as of November 24, 2023. The 92.0% occupancy is based on total square feet at the property since Mattress Firm executed a 10-year lease and is expected to take occupancy in March 2024. Mattress Firm has a net rentable area of 7,614 square feet and $85,658 of underwritten rent. Based on multifamily units, occupancy was 89.5% occupied as of November 24, 2023.
(5)	The 2022 NCF being lower than all other years was driven by (i) incomplete financial statements as the borrower sponsor confirmed financials provided by the seller of the Haymarket mortgaged property excluded March 2022 and part of April 2022, and (ii) according to the borrower sponsor, certain tenants were charged for reimbursements annually in 2022 and payment ($314,563) was not received until 2023, and thus not reflected in 2022 financial statements.
(6)	The increases in historical NCF at the Jackson mortgaged property is lease-up after the property was fully vacant at acquisition in December 2019.
(7)	2019 through 2022 NCF is unavailable at the At Home – Arlington mortgaged property since it was acquired by the borrower sponsor in October 2023. In December 2022 the sole tenant, At Home, executed a 10.5-year lease through June 2033. The increase from TTM 2023 NCF to Underwritten NCF is primarily due to At Home having free rent for the first six months of the lease term.
(8)	2019 through TTM 2023 NCF is unavailable at the Houma mortgaged property since it was acquired by the borrower sponsor in September 2023. The sole tenant, Big Lots, renewed its lease for an additional 5-year term in February 2023 and has one, five-year renewal option remaining.

The Market. The Rhino Portfolio 3 Properties consist of seven properties located across six different states and seven different submarkets. The Rhino Portfolio 3 Properties are located in submarkets with vacancy rates ranging from 2.00% to 7.70% and average market retail market rents per square foot ranging from $6.00 to $35.05.

The following table presents certain market information relating to the Rhino Portfolio 3 Properties:

Market Summary(1)
Property Name	Location	Market	Submarket	UW Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
The Summit	Reno, NV	Reno/Sparks	South Reno	$25.03	$35.05	2.80%
Blvd 2500	Albuquerque, NM	Albuquerque	East Albuquerque	$840(3)	$814(3)	7.70%
Jackson	Jackson, MI	West Michigan	Jackson County	$9.86	$10.65	3.80%
Haymarket	Des Moines, IA	Des Moines	Western Suburbs	$6.76	$7.02	3.70%
North Aurora	North Aurora, IL	Chicago	Western East/West Corridor	$9.60	$11.52	6.50%
At Home – Arlington	Arlington Heights, IL	Chicago	Schaumburg Area	$7.00	$7.00	5.70%
Houma	Houma, LA	Houma-Thibodaux MSA	City of Houma	$5.67	$6.00	2.00%
(1)	Source: Appraisals dated from October 5, 2023 through October 27, 2023.
(2)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(3)	Calculated based on multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The Summit

The Property. The Summit mortgaged property is a 391,416 square foot anchored retail shopping center in Reno, Nevada. The Summit mortgaged property represents 64.6% of the ALA of the Rhino Portfolio 3 Whole Loan and 58.1% of the underwritten base rent of the Rhino Portfolio 3 Properties. The Summit mortgaged property was 96.5% leased to 76 unique tenants as of December 12, 2023 and has a weighted average lease term remaining of approximately 6.3 years based on square feet. The Summit mortgaged property spans across 14 existing buildings with an additional two buildings that are expected to be completed in 2024. Dave and Busters (20,156 square feet) and Starbucks (2,465 square feet) both have executed leases and are expected to take occupancy in May 2024 and June 2024, respectively.

The Summit mortgaged property is anchored by Century Theatres, Old Navy, Petco and Apple. Additionally, Trader Joe’s executed a lease at The Summit mortgaged property consisting of 14,850 square feet and is expected to take occupancy in November 2024. The lease has a 10-year term along with four, five-year renewal options. Rent will be fixed at $24.00 per square foot for the first five years of the lease, followed by escalations based on the Consumer Price Index during the initial five-year period subject to a cap of 10%. At origination, $1,300,000 was reserved upfront as a holdback contingent on Trader Joe’s taking occupancy at The Summit mortgaged property, among other conditions described in the “Escrows and Reserves” section.

The following tables present sales information relating to The Summit mortgaged property:

The Summit Sales(1)
	2020	2021	2022	TTM(2)
Gross Sales	$68,639,265	$107,347,668	$120,781,983	$120,356,495
Gross Sales (Ex-Apple)(3)	$47,769,767	$68,235,754	$77,401,472	$76,126,593
Sales PSF (Inline < 10,000 SF)	$491	$774	$813	$877
Sales PSF (Inline < 10,000 SF, Ex-Apple)	$344	$487	$515	$549
Occupancy Cost (Inline < 10,000 SF)	7.2%	4.6%	4.4%	4.2%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	10.1%	7.1%	6.8%	6.5%
(1)	Excludes certain tenants at The Summit mortgaged property that are either vacant or not reporting sales for a given period.
(2)	TTM reporting periods range from the period ending June through December 2023.

The Summit Major Tenant Sales(1)
Tenant Name	Net Rentable Area (SF)	2020	2021	2022	TTM 2023(2)	TTM 2023 Sales PSF(2)	Occ. Cost%
Century Theatres	49,605	$1,984,765	$4,084,290	$6,049,681	$6,320,332	$395,021(3)	18.9%
Old Navy	17,046	$3,288,765	$3,882,430	$2,776,275	$2,911,392	$171	10.4%
Pottery Barn	11,597	$3,368,575	$4,777,101	$5,351,891	$5,110,816	$441	5.8%
Apple	8,325	$20,869,498	$39,111,914	$43,380,511	$44,229,902	$5,313	0.9%
Lululemon Athletica	6,249	$4,976,192	$6,315,146	$8,662,650	$9,519,904	$1,523	2.6%
Victoria’s Secret	6,034	$1,670,778	$2,424,557	$2,190,352	$2,124,442	$352	8.4%
Reno Running Company	5,648	$1,347,456	$1,785,016	$2,156,896	$1,848,922	$327	8.8%
Williams-Sonoma	5,537	$2,044,068	$3,194,455	$3,375,589	$3,419,926	$618	5.2%
Land Ocean	5,154	$3,056,017	$4,612,620	$5,281,065	$5,432,479	$1,054	3.3%
Sephora	4,803	$2,479,560	$3,375,681	$4,963,863	$5,645,430	$1,175	3.7%
(1)	All sales information is based upon information provided by the borrower sponsor. This table represents the largest tenants by square feet among tenants who report sales at The Summit mortgaged property.
(2)	TTM 2023 sales are as of various dates from June through December 2023.
(3)	TTM 2023 Sales PSF for Century Theatres is calculated based on the number of screens. There are 16 screens total.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The following table presents information relating to the largest tenants at The Summit mortgaged property:

The Summit Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Century Theatres	NR / NR / NR	49,605	12.7%	$16.39	$812,830	8.3%	5/31/2027
Dave and Busters	NR / B / NR	20,156	5.1	$23.50	$473,666	4.8	1/31/2040
Old Navy	NR / NR / NR	17,046	4.4	$10.00	$170,460	1.7	4/30/2029
Trader Joe's	NR / NR / NR	14,850	3.8	$24.00	$356,400	3.6	11/14/2034
Petco	NR / B+ / NR	13,486	3.4	$19.50	$262,977	2.7	6/30/2034
Pottery Barn	NR / NR / NR	11,597	3.0	$18.30	$212,257	2.2	1/31/2025
Columbia	NR / NR / NR	11,232	2.9	$28.34	$318,270	3.2	11/30/2032
Ulta	NR / NR / NR	11,183	2.9	$22.00	$246,026	2.5	7/31/2029
Mount Rose Medical Group	NR / NR / NR	9,712	2.5	$22.59	$219,394	2.2	1/31/2029
Five Below	NR / NR / NR	9,054	2.3	$17.00	$153,918	1.6	7/31/2032
Major Tenants		167,921	42.9%	$19.21	$3,226,198	32.8%
Other Tenants		209,766	53.6%	$31.46	$6,600,015	67.2%
Occupied Collateral Total		377,687	96.5%	$26.02	$9,826,212	100.0%
Vacant Space		13,729	3.5%
Collateral Total		391,416	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2023. Information in this table includes underwritten rent attributed to 9 tenants totaling 69,763 square feet representing approximately $1.9 million of underwritten base rent which have executed leases but have not yet taken occupancy of their space. Included among those tenants are Dave and Busters, Trader Joe’s and Petco.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes $374,052 of percentage rent which is attributed to DeVon’s Jewelers ($180,000), Land Ocean ($91,264), Sephora ($50,940), Lululemon ($40,000), Aveda/Tangerine Salon Spa ($9,508) and Burger Me ($1,980).

The Market. The Summit mortgaged property, representing 64.6% of the ALA of the Rhino Portfolio 3 Whole Loan, is located in Reno, Nevada. Additionally, The Summit mortgaged property is located in the South Reno submarket which is within the greater Reno/Sparks market. In the past decade, the local population in the market grew at more than double the US average rate. Reno has experienced increased demand in the tech sector in recent years. In 2020, Google announced its plans to invest $600 million in a data center in Reno. In 2023, Tesla revealed its plans of investing more than $3.6 billion into its Reno, Nevada gigafactory. In addition, Reno’s geographical position allows for travel to 11 different states within one day via ground transportation. This has fueled warehouse and distribution job growth which has coincided with a shift towards e-commerce. The Summit mortgaged property is an approximately 15 to 20 minute drive from both the Reno central business district and the Reno-Tahoe International Airport.

The vacancy rate in the Reno/Sparks retail market is 4.9% while rents have grown by 5.0% which is well above the national average of 3.4%. Asking rent per square foot in the Reno/Sparks market has increased from $17.08 to $18.73 from the first quarter of 2021 to the third quarter of 2023. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of The Summit mortgaged property was 7,623, 49,715 and 72,376, respectively. The 2023 average household income within the same radii was $130,006, $148,721 and $151,830, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The following table presents information relating to the appraisal’s market rent conclusion for The Summit mortgaged property:

Market Rent Summary(1)
Category	Net Rentable Area (SF)	Market Rent (PSF)	Lease Type (Reimbursements)	Rent Increase Projection	Lease Term	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Shops Space	205,816	$38.00	Modified Gross	3.0% per year	5 years	$20.00 / $5.00	6.0% / 3.0%
Premium Shops Space	42,603	$49.00	Modified Gross	3.0% per year	5 years	$40.00 / $5.00	6.0% / 3.0%
Small Major Space	52,778	$26.00	Modified Gross	10.0% every 5 years	10 years	$15.00 / $5.00	6.0% / 3.0%
Major Space	37,202	$24.00	Modified Gross	10.0% every 5 years	10 years	$10.00 / $5.00	6.0% / 3.0%
Theater Space	49,605	$28.00	Modified Gross	10.0% every 5 years	10 years	$20.00 / $5.00	6.0% / 3.0%
Pad Restaurant Space	2,465	$50.00	Modified Gross	3.0% per year	10 years	$40.00 / $5.00	6.0% / 3.0%
(1)	Source: Appraisal unless otherwise noted.

The Borrowers. The borrowers are Rhino Holdings Arlington, LLC, Rhino Holdings Boulevard, LLC, Rhino Holdings Shayden Summit, LLC, Rhino Holdings Houma, LLC, Rhino Holdings Jackson Crossing, LLC, Rhino Holdings Haymarket, LLC and Rhino Holdings North Aurora, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Portfolio 3 Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor of the Rhino Portfolio 3 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over five million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Rhino Portfolio 3 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $11,354,360 for upfront TI/LCs, (ii) approximately $2,278,509 for gap rent, (iii) $136,064 for free rent, (iv) $1,300,000 for a Trader Joe’s Earnout Reserve, (v) $512,570 for static insurance, (vi) $404,449 for taxes and (vii) $107,625 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $201,224.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $18,407 ($0.15 per square foot) for replacement reserves.

TI/LC Reserves – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $61,203 ($0.75 per square foot) subject to a cap of approximately $2,203,325 (three years of collections).

Trader Joe’s Earnout Reserve – The borrowers deposited $1,300,000 at origination of the Rhino Portfolio 3 Whole Loan into an earnout reserve. The lender will disburse the upfront reserve deposit upon satisfaction of the following conditions: (i) no event of default, (ii) a Trader Joe’s Holdback Satisfaction Event (as defined below) has occurred and (iii) the borrowers deliver to the lender evidence of the Trader Joe’s Satisfaction Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Rhino Portfolio 3

A “Trader Joe’s Satisfaction Event” means each of the following has occurred: (i) the primary term of the Trader Joe’s lease has commenced and the lease is in full force and effect, (ii) Trader Joe’s is open for business, (iii) the borrowers have performed and paid for all tenant improvement obligations with respect to the Trader Joe’s lease, (iv) Trader Joe’s is paying full, unabated rent under the Trader Joe’s lease, (v) the borrowers deliver to the lender an estoppel from Trader Joe’s and (vi) the net cash flow debt yield is equal to or greater than 10.0%.

Lockbox / Cash Management. The Rhino Portfolio 3 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrower or property manager will be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrowers are required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Portfolio 3 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Portfolio 3 Whole Loan documents.

A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) the net cash flow debt service coverage ratio (“DSCR”) being less than 1.10x, based on a 30 year amortization schedule, and will expire upon (x) with regard to clause (i), the cure of such event of default, and (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30 year amortization schedule.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted provided that each of the following conditions, among others as described in the Rhino Portfolio 3 Whole Loan documents, are satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 61.7%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 10.0%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (iv) the combined debt service coverage ratio is equal to or greater than 1.26x, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date.

Partial Release. Provided that no event of default exists, after January 6, 2026, the borrowers may obtain the release of the Houma mortgaged property, the At Home - Arlington mortgaged property and/or the North Aurora mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in July 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio, based on a 30 year amortization schedule is equal to or greater than (a) 1.26x, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the DSCR for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 61.7%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 10.0%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of two designated outparcels consisting of (A) of unimproved land (“BLVD 2500 Tract 1”) and (B) a 47-space surface parking lot (“BLVD 2500 Tract 3”) located at the Blvd 2500 mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) in connection with a release of BLVD Tract 3, payment of a release price in connection with BLVD 2500 Tract 3 equal to the greater of (a) 100% of the appraised value of BLVD 2500 Tract 3 and (b) 100% of the net sales proceeds of BLVD 2500

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Rhino Portfolio 3

Tract 3, together with the payment of the applicable yield maintenance premium (provided that no payment is required in connection with a release of BLVD Tract 1); and (ii) after giving effect to such release, (x) the net cash flow debt yield is greater than or equal to (1) 10.0%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the net cash flow debt yield immediately preceding such release, (y) the DSCR based on a 30 year amortization schedule is greater than or equal to (1) 1.26x, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the DSCR immediately preceding such release, and (z) the loan-to-value ratio is less than or equal to (1) 61.7%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the loan-to-value ratio immediately preceding such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 3 – Arundel Mills and Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 3 – Arundel Mills and Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 3 – Arundel Mills and Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace
Mortgage Loan Information		Property Information
Loan Seller:	SGFC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.6%	Net Rentable Area (SF)(8):	1,938,983
Loan Purpose:	Refinance	Location:	Hanover, MD
Borrowers:	Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership	Year Built / Renovated:	2000, 2002, 2012 / NAP
Borrower Sponsor(2):	Simon Property Group, L.P.	Occupancy(9):	98.3%
Interest Rate:	7.70100%	Occupancy Date:	6/15/2023
Note Date:	10/5/2023	4th Most Recent NOI (As of)(10):	$42,286,167 (12/31/2020)
Maturity Date:	11/1/2033	3rd Most Recent NOI (As of)(10):	$52,018,087 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$52,750,256 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(11):	$51,525,734 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	98.1%
Amortization Type:	Interest Only	UW Revenues:	$74,354,670
Call Protection(3):	L(27),D(87),O(6)	UW Expenses:	$16,415,944
Lockbox / Cash Management:	Hard / Springing	UW NOI(11):	$57,938,726
Additional Debt(1)(4)(5):	Yes	UW NCF:	$55,557,554
Additional Debt Balance(1)(4)(5):	$300,000,000	Appraised Value / Per SF(8):	$870,600,000 / $449
Additional Debt Type(1)(4)(5):	Pari Passu	Appraisal Date:	9/1/2023

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$186
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$186
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	41.4%
TI/LC:	$0	$231,942	$5,566,608	Maturity Date LTV:	41.4%
Deferred Maintenance:	$0	$0	N/A	UW NCF DSCR:	1.98x
Other(7):	$4,384,369	$0	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	91.8%	Loan Payoff	$384,870,923	98.1%
Sponsor Equity	32,236,503	8.2	Upfront Reserves	4,384,369	1.1
			Closing Costs	2,981,210	0.8
Total Sources	$392,236,503	100.0%	Total Uses	$392,236,503	100.0%
(1)	The Arundel Mills and Marketplace Mortgage Loan (as defined below) is part of a whole loan evidenced by 16 pari passu promissory notes with an aggregate original principal balance of $360,000,000 (the “Arundel Mills and Marketplace Whole Loan”). The financial information presented in the chart above shows the Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield based on the Arundel Mills and Marketplace Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the Woodfield Mall mortgage loan.
(3)	Defeasance of the Arundel Mills and Marketplace Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace Whole Loan to be securitized and (b) December 1, 2026. The assumed defeasance lockout period of 27 payments is based on the closing date of the BBCMS 2024-C24 transaction in February 2024. The actual defeasance lockout period may be longer. After December 1, 2026, if any pari passu note has not been contributed to a securitization with a REMIC startup date at least two years prior to December 1, 2026, in connection with the defeasance of all other notes, the borrowers may prepay any note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount or (ii) the yield maintenance basis. In addition, the Arundel Mills and Marketplace Whole Loan may be prepaid or defeased in connection with a partial release, as described under “Partial Release” below.
(4)	See “The Loan” section below for further discussion of additional mortgage debt.
(5)	The Arundel Mills and Marketplace Property (as defined below) is subject to an existing property assessed clean energy ("PACE”) loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company to the borrowers. The PACE loan has a term of approximately 17 years with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, as of October 2023, including all interest and administrative expenses was $1,633,579.73. Payments and any accrued interest are collected on the tax bill for the Arundel Mills and Marketplace Property and constitute a first lien on the Arundel Mills and Marketplace Property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.
(6)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(7)	Other Initial Escrows and Reserves consist of (i) $3,796,478 for an outstanding tenant improvements and leasing commissions reserve, and (ii) $587,891 for an upfront gap rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace
(8)	The Arundel Mills and Marketplace Property includes a larger mall and lifestyle center, which consists of 1,391,652 square feet of owned improvements and 547,331 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / SF are based on the total square feet of 1,938,983. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF based on the Owned SF (as defined below) of 1,391,652 is $258.69, $258.69, and $625.59, respectively.
(9)	Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel (as defined below), and temporary tenants and is based on the Owned SF totaling 1,391,652. Occupancy including Live Casino Hotel is 98.8%.
(10)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(11)	The increase from the Most Recent NOI to UW NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of square feet and 8.3% of underwritten rent) and rent steps of $604,665.

The Loan. The Arundel Mills and Marketplace mortgage loan (the “Arundel Mills and Marketplace Mortgage Loan”) is part of a fixed rate whole loan evidenced by 16 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360,000,000. The Arundel Mills and Marketplace Whole Loan is secured by the borrowers’ fee interest in a 1,837,764 square foot super regional mall (“Arundel Mills”) and a 101,219 square foot lifestyle center (“Arundel Marketplace”) totaling 1,938,983 square feet located in Hanover, Maryland (the “Arundel Mills and Marketplace Property”). The Arundel Mills and Marketplace Mortgage Loan is evidenced by the non-controlling Note A-2-2, Note A-3-3 and Note A-3-4 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Arundel Mills and Marketplace Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Societe Generale Financial Corporation (“SGFC”), DBR Investments Co. Limited (“DBRI”) and Citi Real Estate Funding Inc. (“CREFI”) on October 5, 2023. The Arundel Mills and Marketplace Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. The relationship between the holders of the Arundel Mills and Marketplace Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	MSWF 2023-2	Yes
A-1-2	$30,000,000	$30,000,000	MSWF 2023-2	No
A-1-3(1)	$15,000,000	$15,000,000	WFB	No
A-1-4	$10,000,000	$10,000,000	MSWF 2023-2	No
A-2-1(1)	$40,000,000	$40,000,000	SGFC	No
A-2-2	$30,000,000	$30,000,000	BBCMS 2024-C24	No
A-2-3(1)	$10,000,000	$10,000,000	SGFC	No
A-2-4(1)	$5,000,000	$5,000,000	SGFC	No
A-3-1(1)	$25,000,000	$25,000,000	DBRI	No
A-3-2(1)	$20,000,000	$20,000,000	DBRI	No
A-3-3	$15,000,000	$15,000,000	BBCMS 2024-C24	No
A-3-4	$15,000,000	$15,000,000	BBCMS 2024-C24	No
A-3-5(1)	$10,000,000	$10,000,000	DBRI	No
A-4-1	$40,000,000	$40,000,000	BMO 2023-C7	No
A-4-2	$25,000,000	$25,000,000	Benchmark 2023-B40	No
A-4-3	$20,000,000	$20,000,000	BMO 2023-C7	No
Whole Loan	$360,000,000	$360,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Arundel Mills and Marketplace Property comprises Arundel Mills, a 1,837,764 square foot super regional mall, which includes 1,290,433 of owned square feet and 547,331 of leased fee square feet, and Arundel Marketplace, a 101,219 owned square foot lifestyle center, together totaling 1,938,983 square feet located in Hanover, Maryland. In total, the Owned SF comprises 1,391,652 square feet (the “Owned SF”). Arundel Mills is anchored by Live Casino Hotel Maryland (“Live Casino Hotel”), which owns its improvements and ground leases the underlying land from the borrowers, Bass Pro Shops Outdoor (“Bass Pro”), Burlington, Dave & Buster’s, Medieval Times and Cinemark Theatres (“Cinemark”). Arundel Mills is an enclosed mall with multiple wings and entrances, containing a food court and anchor tenants. Arundel Marketplace is leased to major tenants including Aldi, Michael’s, Staples and PetSmart. Built between 2000, 2002 and 2012 the Arundel Mills and Marketplace Property is situated on a 208.08-acre parcel and contains 6,207 parking spaces (4.5/1,000 Owned SF), which excludes the spaces within the casino parking structure. The collateral tenancy, outside of the anchors, is granular with no other tenant making up more than 3.3% of the Owned SF. Notable tenants include T.J. Maxx, Saks Fifth Avenue Off 5th, Old Navy, Polo Ralph Lauren, Ulta Beauty, Nike Factory Store, The North Face, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 3 – Arundel Mills and Marketplace

Victoria’s Secret. As of June 15, 2023, the Arundel Mills and Marketplace Property was 98.3% leased based on Owned SF and 98.8% leased based on total square feet by 177 tenants.

The trailing 12-month in-line sales per square foot as of July 31, 2023 are $559 per square foot, representing a 10.0% increase over 2019. As of the trailing 12-month period as of July 31, 2023, the in-line occupancy cost ratio is 13.0%. The table below provides an overview of sales by inline tenants with less than 10,000 square feet.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	TTM 7/31/2023 Sales PSF
Inline Sales (< 10,000 SF)	$508	$394	$568	$562	$559
Occupancy Cost	13.8%	17.6%	12.9%	12.7%	13.0%
(1)	Information obtained from the borrowers.

Major Tenants. The three largest tenants based on underwritten base rent are Cinemark, Live Casino Hotel and Dave & Buster’s.

Cinemark (107,190 square feet; 5.5% of net rentable area (“NRA”); 9.1% of underwritten base rent). Founded in 1984 and headquartered in Plano, Texas, Cinemark is the third-largest movie theater chain in the United States, operating 5,812 screens across 514 theaters in the US and Latin America as of June 30, 2023. Cinemark operates 24 screens at the Arundel Mills and Marketplace Property and, according to the appraisal, this is the strongest performing theater in a 15-mile radius with 1.2 million visitors during the trailing 12-month period ending in August 2023. Cinemark has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration of December 2025. The tenant has three, five-year extension options and no termination options.

Live Casino Hotel (547,331 square feet; 28.2% of NRA; 5.5% of underwritten base rent). Live Casino Hotel is owned by The Cordish Companies, which started in 1910 and is a real estate developer and owner operator of multiple businesses in the entertainment industry. Live Casino Hotel offers a wide range of gaming and entertainment options with approximately 206 tables, 310 hotel rooms, a spa, and 75,000 square feet of event space. Live Casino Hotel attracts more than 10 million visitors annually and features the largest gambling floor of any casino in the country. Live Casino Hotel has been a tenant at the Arundel Mills and Marketplace Property since June 2012. Live Casino Hotel owns its improvements and leases the underlying land from the borrowers pursuant to a ground lease expiring in July 2115. Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter with 365 days’ notice. In addition to base rent, Live Casino Hotel pays percentage rent equal to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.

Dave & Buster’s (63,631 square feet; 3.3% of NRA; 4.5% of underwritten base rent). Founded in 1982 in Dallas, Texas, Dave & Buster’s is an entertainment venue including an arcade, sports bar and restaurant. Today, there are over 150 locations across North America with a total of over 20 million visitors annually. Dave & Buster’s has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration in May 2026. The tenant has two, five-year extension options and no termination options.

The following table presents certain information relating to the historical occupancy of the Arundel Mills and Marketplace Property:

Historical and Current Occupancy(1)(2)(3)
2019	2020	2021	2022	Current(4)
98.2%	94.2%	93.2%	97.2%	98.3%
(1)	Historical Information obtained from the Arundel Mills and Marketplace borrowers.
(2)	Occupancy represents the occupancy excluding the square footage from the leased fee tenant, Live Casino Hotel, and is based on the Owned SF. Occupancy as of June 15, 2023 based on the total square feet is 98.8%.
(3)	Historical and Current Occupancy figures exclude temporary tenants at the Arundel Mills and Marketplace Property.
(4)	Current Occupancy is based on the underwritten rent roll dated as of June 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Arundel Mills and Marketplace Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)		U/W Base Rent(3)(4)		% of Total UW Base Rent	Lease Expiration Date
Anchor Tenant (leased fee)(5)
Live Casino Hotel(6)(7)	NR/NR/NR	547,331	28.2%	$4.08		$2,231,337	(8)	5.5%	7/13/2115
Total/Wtd. Avg.		547,331	28.2%	$4.08		$2,231,337		5.5%

Major Tenants
Cinemark	B+/NR/B+	107,190	5.5%	$34.00		$3,644,460		9.1%	12/31/2025
Dave & Buster's	NR/NR/NR	63,631	3.3	$28.60		1,819,847		4.5	5/31/2026
Primark	NR/NR/A	46,143	2.4	$25.16		1,161,117		2.9	8/31/2033
Forever 21	NR/NR/NR	25,211	1.3	$41.72		1,051,790	(8)	2.6	1/31/2026
Bass Pro	NR/NR/NR	127,672	6.6	$7.01		895,134	(8)	2.2	10/3/2026
The Children’s Place	NR/NR/NR	20,816	1.1	$36.02		749,792		1.9	4/30/2025
Old Navy	NR/Ba3/BB	26,044	1.3	$28.64		745,958		1.9	1/31/2027
Michael Kors	BBB-/NR/BBB-	6,861	0.4	$95.52		655,363		1.6	4/30/2028
H&M	NR/NR/BBB	20,296	1.0	$27.71		562,336	(8)	1.4	1/31/2028
Off Broadway Shoes	NR/NR/NR	21,526	1.1	$23.91		514,691		1.3	1/31/2026
Medieval Times	NR/NR/NR	66,244	3.4	$7.50		496,680		1.2	8/31/2033
Total/Wtd. Avg.		531,634	27.4%	$23.13		$12,297,168		30.6%

Non-Major Tenants(9)		835,783	43.1%	$30.73		$25,684,060		63.9%

Occupied Collateral Total		1,914,748	98.8%	$27.78	(10)	$40,212,565		100.0%
Vacant Space		24,235	1.2%
Total/Wtd. Avg.		1,938,983	100.0%
(1)	Based on the underwritten rent roll dated as of June 15, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and U/W Base Rent includes percentage in-lieu of rents totaling $3,023,713.
(4)	U/W Base Rent and UW Base Rent PSF includes $604,665 of rent steps through September 2024.
(5)	Live Casino Hotel owns its own improvements and ground leases the land from the borrowers.
(6)	Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter.
(7)	Live Casino Hotel also pays percentage rent, which equates to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales and not included in the UW Base Rent.
(8)	Forever 21, Bass Pro and H&M UW Base Rent PSF and UW Base Rent represent percentage in-lieu of rent based on the tenants’ TTM 7/31/2023 sales.
(9)	Non-Major Tenants includes three tenants, The North Face, Brooks Brothers, and True Religion, totaling 15,717 square feet (1.1% of Owned SF), with lease start dates in June 2024, May 2024, and February 2024, respectively.
(10)	Occupied Collateral Total UW Base Rent PSF are based on the Owned SF and excludes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenant, Live Casino Hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

The following table presents a summary of sales for certain tenants at the Arundel Mills and Marketplace Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 7/31/2023 Sales (PSF)
Live Casino Hotel(2)	$643,538,000	$463,348,000	$723,949,000	$785,282,000	$782,430,000
Cinemark(3)	$756,958	$146,750	$382,500	$588,875	$690,661
Dave & Buster’s	$233.44	$108.61	$223.33	$251.94	$258.58
Primark	NAV	NAV	NAV	NAV	NAV
Forever 21	$189.96	$116.30	$243.82	$209.63	$185.42
Bass Pro	$280.45	$322.68	$347.17	$346.38	$350.56
The Children’s Place	$201.58	$99.44	$209.50	$180.49	$175.94
Old Navy	$281.56	$157.54	$286.94	$257.30	$257.59
Michael Kors	$974.64	$569.01	$787.20	$895.93	$816.75
H&M	$279.71	$185.50	$315.68	$309.37	$291.65
Off Broadway Shoes	$216.62	$124.50	$222.15	$229.26	$212.70
Medieval Times	$159.17	$29.30	$73.71	$154.85	$177.06
(1)	Information obtained from the borrowers.
(2)	Live Casino Hotel is the ground lessee and owns its improvements. Historical sales are shown on an annual basis above. Sales at Live Casino Hotel only represent retail and gaming sales.
(3)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills and Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	24,235	1.2%	NAP	NAP	24,235	1.2%	NAP	NAP
2024 & MTM	53	171,618	8.9	$6,763,143	16.8%	195,853	10.1%	$6,763,143	16.8%
2025	26	249,150	12.8	7,710,372	19.2	445,003	23.0%	$14,473,515	36.0%
2026	23	418,423	21.6	7,077,611	17.6	863,426	44.5%	$21,551,126	53.6%
2027	24	103,687	5.3	4,697,690	11.7	967,113	49.9%	$26,248,816	65.3%
2028	16	113,056	5.8	3,708,472	9.2	1,080,169	55.7%	$29,957,288	74.5%
2029	14	56,297	2.9	2,542,768	6.3	1,136,466	58.6%	$32,500,056	80.8%
2030	6	21,905	1.1	931,272	2.3	1,158,371	59.7%	$33,431,328	83.1%
2031	2	6,199	0.3	265,149	0.7	1,164,570	60.1%	$33,696,477	83.8%
2032	1	30,641	1.6	300,000	0.7	1,195,211	61.6%	$33,996,477	84.5%
2033	9	182,701	9.4	3,399,377	8.5	1,377,912	71.1%	$37,395,854	93.0%
2034	2	13,740	0.7	585,374	1.5	1,391,652	71.8%	$37,981,228	94.5%
2035 & Beyond	1	547,331	28.2	2,231,337	5.5	1,938,983	100.0%	$40,212,565	100.0%
Total	177	1,938,983	100.0%	$40,212,565	100.0%
(1)	Based on the underwritten rent roll dated June 15, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage in-lieu of rent totaling $3,023,713 and rent steps totaling $604,665 through September 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the Arundel Mills and Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM August 2023(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$36,140,448	$33,938,041	$33,271,004	$32,940,359	$34,871,979	$36,584,187	$18.87	48.5%
Contractual Rent Steps(3)	0	0	0	0	0	604,665	0.31	0.8
Potential Income from Vacant Space	0	0	0	0	0	1,028,517	0.53	1.4
Percentage in Lieu(4)	2,164,224	2,365,569	4,167,022	3,784,601	2,469,932	3,023,713	1.56	4.0
Gross Potential Rent	$38,304,672	$36,303,610	$37,438,026	$36,724,960	$37,341,911	$41,241,082	$21.27	54.7%

Percentage Rent(5)	5,808,460	3,354,054	7,437,689	8,482,789	8,559,268	8,491,820	4.38	11.3
Temp Tenant Income	3,342,965	2,264,738	3,091,587	3,631,703	3,339,445	3,339,445	1.72	4.4
Reimbursement Revenue	22,032,762	21,644,732	21,147,941	20,262,474	20,258,479	21,856,710	11.27	29.0
Other Revenue(6)	582,524	112,149	367,765	406,519	454,130	454,130	0.23	0.6
Net Rental Income	$70,071,383	$63,679,283	$69,483,008	$69,508,445	$69,953,233	$75,383,187	$38.88	100.0%
Less Free Rent & Credit Loss	(226,840)	(6,402,854)	(81,074)	475,767	(228,717)	0	0.00	0.0
Less Vacancy	0	0	0	0	0	(1,028,517)	(0.53)	(2.5) (7)
Effective Gross Income	$69,844,543	$57,276,429	$69,401,934	$69,984,212	$69,724,516	$74,354,670	$38.35	98.6%

Real Estate Taxes	5,088,710	5,406,023	5,550,627	3,310,098	5,186,899	5,186,899	2.68	7.0
Insurance	506,729	593,510	625,192	703,339	759,782	759,782	0.39	1.0
Management Fee(8)	2,849,028	2,385,373	2,769,663	2,901,210	2,782,838	1,000,000	0.52	1.3
Other Expenses	9,351,475	6,605,356	8,438,365	10,319,309	9,469,263	9,469,263	4.88	12.7
Total Expenses	17,795,942	$14,990,262	$17,383,847	$17,233,956	$18,198,782	$16,415,944	$8.47	22.1%

Net Operating Income	$52,048,601	$42,286,167(9)	$52,018,087(9)	$52,750,256	$51,525,734(10)	$57,938,726(10)	$29.88	77.9%
TI/LC	0	0	0	0	0	2,102,842	1.08	2.8
Capital Expenditures	0	0	0	0	0	278,330	0.14	0.4
Net Cash Flow	$52,048,601	$42,286,167	$52,018,087	$52,750,256	$51,525,734	$55,557,554	$28.65	74.7%

(1)	TTM August 2023 reflects the trailing 12-month period ending August 31, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through September 2024.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 7/31/2023 sales.
(5)	Primarily comprised of percentage rent paid by Live Casino Hotel, which equates to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.
(6)	Other Revenue includes revenue from tenant services, media and telecom.
(7)	Represents the underwritten economic vacancy %. The Arundel Mills and Marketplace Property was 98.3% occupied based on the Owned SF as of June 15, 2023.
(8)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.
(9)	The increase in 2020 Net Operating Income to 2021 Net Operating Income was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(10)	The increase from the TTM August 2023 Net Operating Income to the Underwritten Net Operating Income is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of Owned SF and 8.3% of underwritten rent) and underwritten rent steps of $604,665.

Environmental. According to the Phase I environmental site assessments dated September 25, 2023 and September 29, 2023, there was no evidence of any recognized environmental conditions at the Arundel Mills and Marketplace Property.

The Market. The Arundel Mills and Marketplace Property is located in Hanover, Maryland, approximately 13.0 miles southwest of Baltimore and 28.9 miles northeast of Washington, D.C. According to the appraisal, the neighborhood is primarily comprised of retail and residential uses with the Arundel Mills and Marketplace Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Highway 100, which is adjacent to the Arundel Mills and Marketplace Property and had a traffic count of approximately 74,222 vehicles per day, and Interstate 295, which is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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approximately two miles from the Arundel Mills and Marketplace Property. According to the appraisal, the top five employers in the surrounding area are Fort Meade, Johns Hopkins University, Johns Hopkins Hospital, University of Maryland Medical Systems and University System of Maryland.

Within a one-, three- and five-mile radius of the Arundel Mills and Marketplace Property, the 2022 average household income was approximately $148,021, $145,352 and $145,096, respectively; and within the same radii, the 2022 estimated population was 9,168, 53,846 and 155,847, respectively.

According to a third-party market research report, the Arundel Mills and Marketplace Property is situated within the BWI/Anne Arundel retail submarket of the Baltimore retail market. As of November 2023, the submarket reported total inventory of approximately 4.4 million square feet with a 1.1% vacancy rate and average rents of $27.55 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arundel Mills and Marketplace Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Less Than <1,000 SF	$85.00	7	3.0% annually	$65.00
1,000-2,499 SF	$44.00	7	3.0% annually	$65.00
2,500-4,999 SF	$32.50	7	3.0% annually	$65.00
5,000-9,999 SF	$37.50	7	3.0% annually	$65.00
Over 10,000 SF	$36.50	7	3.0% annually	$65.00
Jewelry	$91.00	7	3.0% annually	$65.00
Food Court	$202.50	7	3.0% annually	$65.00
Restaurant	$39.00	7	3.0% annually	$150.00
Kiosk	$385.00	7	3.0% annually	$0.00
Jr. Anchor	$21.50	10	10.0% Mid-Term	$100.00
Major	$22.50	10	10.0% Mid-Term	$100.00
Anchor	$7.25	10	10.0% Mid-Term	$0.00
Movie Theater	$31.00	10	10.0% Mid-Term	$65.00
Grocery Anchor(2)	$15.00	20	10.0% every 5 years	$15.00
Junior Anchor(2)	$17.00	10	10.0% Mid-Term	$15.00
Large Inline(2)	$40.00	5	3.0% annually	$20.00
(1)	Source: Appraisal.
(2)	Market rent conclusions for Arundel Marketplace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

The table below presents certain information relating to comparable retail centers pertaining to the Arundel Mills and Marketplace Property identified by the appraiser:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Arundel Mills and Marketplace Property
Arundel Mills and Marketplace	2000, 2002, 2012/NAP	1,938,983	98.3%	(2)	Live Casino Hotel, Bass Pro, Burlington, Dave & Buster’s, Medieval Times and Cinemark	NAP
Marley Station	1987/2006	1,086,384	55.7%		Macy’s, JCPenney	9.0 miles
Waugh Chapel Towne Centre	2012/NAP	662,717	97.1%		Wegmans, Target, Dick’s Sporting Goods, Regal Waugh Chapel	13.0 miles
The Mall in Columbia	1971/2018	1,439,872	91.7%		Macy’s, JCPenney, Nordstrom, AMC Columbia 14, Lidl	13.2 miles
Security Square Mall	1900/1998	1,345,170	97.8%		Macy’s, Burlington, AMC Security Square 8	16.2 miles
The Gallery at Harborplace	1980/2019	327,774	50.4%		NAV	12.5 miles
Westfield Wheaton	1958/2016	1,522,828	97.2%		Macy’s, Target, Costco Wholesale, JCPenney	27.6 miles
Weighted Average			89.3%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of June 15, 2023. Total Occupancy based on total square feet is 98.8%

The Borrowers. The borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership with two independent directors. The borrowers are each joint ventures between Simon Property Group, L.P. (59.3%) and Kan Am Group (40.7%). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Arundel Mills and Marketplace Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Arundel Mills and Marketplace Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Simon Property Group, Inc. owned an approximately 87.0% ownership interest in Simon as of September 30, 2023, and has exclusive control of Simon’s day-to-day management. Pursuant to the Arundel Mills and Marketplace Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty is limited to 20.0% of the original principal balance of the Arundel Mills and Marketplace Whole Loan (i.e., $72,000,000) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to the Arundel Mills and Marketplace Whole Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

Property Management. The Arundel Mills and Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Arundel Mills and Marketplace Whole Loan, the borrowers deposited approximately (i) $587,891 into a reserve account for gap rent and (ii) $3,796,478 into a reserve account for outstanding TI/LC.

Tax Reserve – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrowers prior to the assessment of a penalty, or (y) upon request of the lender, the borrowers fail to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Arundel Mills and Marketplace Whole Loan documents require the borrowers to make monthly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrowers have not provided satisfactory evidence to the lender that the Arundel Mills and Marketplace Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arundel Mills and Marketplace Whole Loan documents require the borrowers to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Arundel Mills and Marketplace Whole Loan documents require springing ongoing monthly deposits of $39,430 for replacement reserves.

TI / LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require ongoing monthly deposits of $231,942 for tenant improvements and leasing commissions reserves, subject to a cap of $5,566,608, provided that no such cap will apply during a Lockbox Event Period.

Gap Rent Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $587,891 for gap and free rent related to Kids Empire, Brooks Brothers, and Komma Tea.

Outstanding TI/LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $3,796,478 for outstanding tenant improvements and leasing commissions related to Primark, Under Armour, Kids Empire, Adidas, The North Face, Brooks Brothers, Vera Bradley, Spencer’s, and Movado Company Store.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrowers or not controlling the borrowers.

Lockbox / Cash Management. The Arundel Mills and Marketplace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers weekly. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Arundel Mills and Marketplace Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrowers;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrowers, and provided the manager is not replaced within 60 days with a qualified manager;
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 10.5%, for two consecutive calendar quarters; or
(v)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan;
●	with regard to clause (iv), the NOI DY being 10.5% or greater for two consecutive calendar quarters; or
●	with regard to clause (v), so long as only one Major Tenant Trigger Event exists, the earlier to occur of (x) the date on which the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account or (y) a Major Tenant Trigger Event Cure (as defined below) has occurred; provided, however,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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that, the expiration or termination of the Lockbox Event Period is subject to the following conditions, among others set forth in the Arundel Mills and Marketplace Whole Loan documents: (i) no other Lockbox Event has occurred and is continuing, (ii) no other event of default has occurred and is continuing and (iii) the borrowers may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Loan or (y) triggered by a bankruptcy action of the borrowers.

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following: (i) a bankruptcy action of Bass Pro Shops, Cinemark, Live Casino Hotel or any replacement tenant occupying at least 50% of the space (each, a “Major Tenant”); (ii) a Major Tenant going dark or vacating, on a permanent basis (other than temporary closures due to renovation, closures less than 90 days or closures mandated by law or related to COVID stay-at-home orders); or (iii) a Major Tenant failing to give notice to renew its lease by the earlier of (a) the date required under the lease or (b) the date that is 6 months prior to the lease expiration date.

A “Major Tenant Threshold Amount” means, with respect to (i) the space occupied by Bass Pro, the amount of $6,383,600, (ii) with respect to the space occupied by Cinemark, the amount of $5,359,500 and (iii) with respect to the space occupied by Live Casino Hotel, the amount of $13,037,450.

An “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following: (A) with regard to clause (i) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant has assumed and any applicable bankruptcy court has affirmed such assumption of the Major Tenant lease, and the applicable Major Tenant is in occupancy of its full space or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount, (B) with regard to clause (ii) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant continuously operates its business for at least 30 consecutive days during normal business hours and is paying full rent as is required under the lease or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount and (C) with regard to clause (iii) of the definition of Major Tenant Trigger Event, (a) the date on which Major Tenant renews and/or extends its lease, (b) at least 50% of the applicable Major Tenant space has been leased to one or more new tenants, (c) the applicable Major Tenant Threshold Amount has been deposited in the excess cash reserve account or (d) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026, and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of Arundel Marketplace, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium), as applicable, of 100% of such allocated loan amount of $11,000,000, provided the following conditions, among others, are satisfied: (i) (a) the lender’s determination that the post-release debt yield for Arundel Mills is equal to or greater than the pre-release debt yield for the mortgaged property or (b) the borrowers’ partial defeasance or partial prepayment of the Arundel Mills and Marketplace Mortgage Whole Loan in an amount that would result in the post-release debt yield for Arundel Mills being equal to or greater than the pre-release debt yield for the mortgaged property; (ii) an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if Arundel Marketplace is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of Arundel Marketplace will not be exclusively for retail, (b) any tenants being relocated to Arundel Marketplace from Arundel Mills have been replaced with comparable tenants on comparable rental terms, (c) the release will not have a material adverse effect on Arundel Mills and (d) a rent roll and leasing plan for the Arundel Mills and Arundel Marketplace.

Additionally, the borrowers own a non-income producing 24.21-acre parcel of vacant forestry land at the Arundel Mills and Marketplace Property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the Arundel Mills and Marketplace Property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Arundel Mills and Marketplace Whole Loan documents, the borrowers may obtain a release from the lien of the mortgage of, for no additional consideration, the Contested Portion, or such substantially similar tract of land the borrowers are required to convey in connection with the adverse possession suit (or reasonably agrees to convey in order to settle the suit).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – RTL Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SGFC, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$55,333,333	Title:	Fee
Cut-off Date Principal Balance(1):	$55,333,333	Property Type – Subtype:	Retail – Various
% of IPB:	8.0%	Net Rentable Area (SF):	3,117,102
Loan Purpose:	Recapitalization	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Global Net Lease, Inc.	Occupancy:	95.3%
Interest Rate:	6.44575%	Occupancy Date:	9/1/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	$27,051,928 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$33,695,199 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$53,888,610
Call Protection(3):	L(12),YM1(17),DorYM1(84),O(7)	UW Expenses:	$17,916,793
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$35,971,817
Additional Debt(1):	Yes	UW NCF:	$33,409,746
Additional Debt Balance(1):	$204,666,667	Appraised Value / Per SF(7):	$508,200,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	7/31/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$4,174,654	$596,379	N/A	Maturity Date Loan / SF:	$83
Insurance:	$5,240	$1,310	N/A	Cut-off Date LTV(7):	51.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	51.2%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.97x
Immediate Repairs:	$1,027,622	$0	N/A	UW NOI Debt Yield:	13.8%
Environmental Reserve:	$977,500	$0	N/A
Outstanding TI / LC:	$9,576,923	$0	N/A
Outstanding Free Rent:	$311,601	$0	N/A
Outstanding Gap Rent:	$241,832	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	16,315,372	6.3
			Closing Costs	5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $260.0 million (the “RTL Retail Portfolio Whole Loan”). The Financial Information in the chart above reflects the RTL Retail Portfolio Whole Loan.
(2)	The borrowers are 29 Delaware limited liability companies and special purpose entities that are subsidiaries of The Necessity Retail REIT Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2024-C24 securitization trust in February 2024. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Historical cash flows prior to 2022 are unavailable as 24 of the 29 RTL Retail Portfolio Properties were acquired in 2022 and such information is not available.
(6)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.
(7)	The Appraised Value represents the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as is” values are both 52.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – RTL Retail Portfolio

The Loan. The RTL Retail Portfolio mortgage loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 3,117,102 square foot retail portfolio comprised of 29 properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays, BMO, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 17 pari passu notes and accrues interest at a rate of 6.44575% per annum. The RTL Retail Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-5, A-6 and A-7 being contributed by SGFC and non-controlling Note A-10 being contributed by BMO, respectively, with an aggregate Cut-off Date Balance of $55,333,333, will be included in the BBCMS 2024-C24 securitization trust. The RTL Retail Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C22 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BBCMS 2023-C22	Yes
A-2	32,500,000	32,500,000	BBCMS 2023-C21	No
A-3	30,000,000	30,000,000	MSWF 2023-2	No
A-4	15,000,000	15,000,000	BBCMS 2023-C22	No
A-5	18,800,000	18,800,000	BBCMS 2024-C24	No
A-6	12,500,000	12,500,000	BBCMS 2024-C24	No
A-7	10,033,333	10,033,333	BBCMS 2024-C24	No
A-8	7,000,000	7,000,000	BBCMS 2023-C22	No
A-9	30,000,000	30,000,000	BBCMS 2023-C21	No
A-10	14,000,000	14,000,000	BBCMS 2024-C24	No
A-11	5,333,334	5,333,334	BBCMS 2023-C22	No
A-12	15,000,000	15,000,000	BMO 2023-C7	No
A-13	11,000,000	11,000,000	BMO 2023-C7	No
A-14	10,000,000	10,000,000	BMO 2023-C7	No
A-15	8,000,000	8,000,000	BBCMS 2023-C22	No
A-16(1)	7,333,333	7,333,333	KeyBank	No
A-17	5,000,000	5,000,000	BBCMS 2023-C22	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. 27 of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties were 95.3% occupied by 188 unique tenants as of September 1, 2023. The borrower sponsor acquired five of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. Eight of the RTL Retail Portfolio Properties are anchored or shadow anchored by 11 tenants (the “Non-Collateral Tenants”), and the space occupied by the Non-Collateral Tenants is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties in this term sheet does not include any space occupied by the Non-Collateral Tenants, unless otherwise expressly stated herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – RTL Retail Portfolio

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(2)	$17,210,000	6.6%	$36,800,000	7.2%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Waterford Park South	Clarksville, IN	2005, 2006 / 2008	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
Fresh Thyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Total			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(3)	100.0%
(1)	Information is based on the underwritten rent roll as of dated September 1, 2023.
(2)	Occupancy excludes 11 non-collateral tenants at The Centrum mortgaged property, including Home Depot and Best Buy.
(3)	The Total Appraised Value represents the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as is” appraised values on a stand-alone basis is $498,190,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – RTL Retail Portfolio

Major Tenants.

Hobby Lobby Stores, Inc. (277,512 square feet; 8.9% of portfolio NRA; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.9 billion in 2023, which was an approximately 2.60% year-over-year increase from 2022. Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030, and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030, and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio NRA; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the United States. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports has plans to expand by opening 120 to 140 stores by the end of 2027. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio NRA; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the United States, operating 1,704 stores in 40 different states, the District of Columbia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026, and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027, and has four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – RTL Retail Portfolio

Environmental. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition (a “REC”) was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio NRA) in connection with dry cleaning operations at the mortgaged property that included the use of Perchloroethylene, which impacted the soil and groundwater, from 1973 until approximately 2005. A subsurface investigation was recommended at the Terrell Mill Village mortgaged property in connection with the REC. Environmental insurance was obtained at origination of the RTL Retail Portfolio Whole Loan, with an expiration date of February 11, 2032, that will cover such contamination. At origination, the borrowers reserved $977,500 to cover the cost of further testing to determine certain vapor intrusion conditions exist and to mitigate any such intrusion, as described in the RTL Retail Portfolio Whole Loan documents. The pilot testing has been contracted for and is expected to occur in January 2024, the result of which will determine and install SSDS system at the Terrell Mill Village mortgaged property. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio NRA) in connection with the former use as a golf course, which contained an underground storage tank (a “UST”) that caused a release into the soil. The UST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial and commercial purposes. Based on report remediation activities, locations of the affected areas relative to the mortgaged property and confirmation soil analytical results from a 2012 report, historical uses of the Evergreen Marketplace mortgaged property are considered a CREC and the ESA recommends continued compliance with the use restriction. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the RTL Retail Portfolio Properties:

Historical and Current Occupancy(1)
2020(2)(3)	2021(2)	2022	Current(4)
76.5%	90.7%	94.1%	95.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(3)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property, which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(4)	Current Occupancy is as of September 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants based on net rentable area at the RTL Retail Portfolio Properties:

Top Ten Tenant Summary(1)
Tenant	Property / Property Count	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Hobby Lobby	5(5)	NR / NR / NR	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	NAV	NAV
Academy Sports	3(6)	NR / BB / NR	182,928	5.9	$11.27	$2,060,914	5.2%	Various(6)	NAV	NAV
Ross	6(7)	A2 / BBB+ / NR	167,328	5.4	$11.48	$1,921,113	4.8%	Various(7)	$552.59(8)	3.2%(8)
PetSmart	9(9)	B3 / B+ / NR	158,353	5.1	$15.38	$2,434,699	6.1%	Various(9)	NAV	NAV
Best Buy	4(10)	A3 / BBB+ / NR	150,981	4.8	$9.77	$1,475,221	3.7%	Various(10)	NAV	NAV
Kohls Corporation	2(11)	Ba2 / BB+ / BBB-	137,062	4.4	$6.89	$943,882	2.4%	1/31/2029	NAV	NAV
TJ Maxx	5(12)	A2 / A / NR	123,913	4.0	$10.11	$1,252,852	3.1%	Various(12)	$447.52(13)	3.8%(13)
Super G Mart	The Centrum	NR / NR / NR	108,714	3.5	$6.00	$652,284	1.6%	5/31/2042	NAV	NAV
Michaels	4(14)	Caa2 / CCC+ / NR	88,275	2.8	$12.11	$1,069,053	2.7%	Various(14)	$151.34(15)	10.5%(15)
Five Below	9(16)	NR / NR / NR	79,239	2.5	$16.75	$1,326,940	3.3%	Various(16)	NAV	NAV
Top Ten Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non Top Ten Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%

Occupied Collateral Total / Wtd. Avg.			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Based on the underwritten rent roll dated as of September 1, 2023, with rent steps through August 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2027, 20,087 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Quail Springs mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based on sales at the Parkway Centre South mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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January 31, 2032, 10,000 square feet at the Houma Crossing mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.

The following table presents certain information relating to the tenant lease expirations at the RTL Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	146,380	4.7%	NAP	NA	P	146,380	4.7%	NAP	NAP
2024 & MTM	41	208,242	6.7	$3,661,154	9.2		354,662	11.4%	$3,661,154	9.2%
2025	29	181,893	5.8	2,744,328	6.9		536,515	17.2%	$6,405,482	16.1%
2026	48	477,019	15.3	6,521,264	16.4		1,013,534	32.5%	$12,926,746	32.5%
2027	36	235,924	7.6	3,980,423	10.0		1,249,458	40.1%	$16,907,168	42.5%
2028	38	454,788	14.6	5,930,282	14.9		1,704,246	54.7%	$22,837,450	57.4%
2029	17	284,055	9.1	3,430,732	8.6		1,988,301	63.8%	$26,268,182	66.0%
2030	15	256,766	8.2	3,666,652	9.2		2,245,067	72.0%	$29,934,834	75.2%
2031	9	147,450	4.7	1,424,004	3.6		2,392,517	76.8%	$31,358,838	78.8%
2032	16	200,157	6.4	2,600,853	6.5		2,592,674	83.2%	$33,959,692	85.3%
2033	14	182,187	5.8	2,484,082	6.2		2,774,861	89.0%	$36,443,774	91.6%
2034	4	48,004	1.5	718,542	1.8		2,822,865	90.6%	$37,162,316	93.4%
2035 & Beyond	6	294,237	9.4	2,643,685	6.6		3,117,102	100.0%	$39,806,001	100.0%
Total	273	3,117,102	100.0%	$39,806,001	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2023, with rent steps through August 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the RTL Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per Square Foot	% (3)
Rents in Place(4)	$30,907,670	$37,311,334	$39,378,579	$12.63	69.4%
Rent Steps(5)	0	0	326,233	$0.10	0.6
Straight Line Rent	0	0	7,000	$0.00	0.0
Percentage Rent	0	155,969	101,189	$0.03	0.2
Vacancy Gross Up	0	0	2,763,888	$0.89	4.9
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	$13.66	75.1%
Total Reimbursements	10,208,401	11,658,704	14,147,963	$4.54	24.9
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	$18.20	100.0%
Other Income	0	68,582	0	$0.00	0.0
(Vacancy/Credit Loss)	0	0	(2,836,243)	($0.91)	(5.0)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	$17.29	95.0%

Taxes	5,916,899	6,767,608	6,913,585	$2.22	12.8
Insurance	1,195,587	1,243,194	2,053,265	$0.66	3.8
Maintenance	4,012,845	3,848,515	4,836,221	$1.55	9.0
Management Fee	1,550,658	1,956,924	1,886,101	$0.61	3.5
Other Expenses	1,388,155	1,683,149	2,227,621	$0.71	4.1
Total Expenses	$14,064,144	$15,499,390	$17,916,793	$5.75	33.2%

Net Operating Income	$27,051,928	$33,695,199	$35,971,817	$11.54	66.8%

TI/LC	0	0	2,040,576	$0.65	3.8
Cap Ex	0	0	521,495	$0.17	1.0

Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	$10.72	62.0%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	TTM reflects the trailing 12 months ending June 30, 2023.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Since July 1, 2022, there has been 539,910 square feet (17.3% of portfolio NRA) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place).
(5)	Includes contractual rent steps through August 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Markets. The RTL Retail Portfolio Properties consist of 29 properties located across 19 different states. The RTL Retail Portfolio Properties are located in submarkets with average vacancy rates ranging from 0.6% to 7.5%. Market rent rate per square foot ranges from $5.48 to $34.98.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Market Summary(1)
	Location	Market	Submarket	UW Rental Rate PSF(2)(3)	Market Rent Rate PSF	Average Submarket Vacancy
Northwoods Marketplace	North Charleston, SC	Charleston	North Charleston	$14.01	$13.87	4.60%
The Centrum	Pineville, NC	Charlotte	Outer Southeast	$10.27	$11.57	3.00%
Southway Shopping Center	Houston, TX	Houston	Southwest	$14.20	$14.08	3.80%
Parkway Centre South	Grove City, OH	Columbus	Southwest	$16.67	$15.71	5.10%
Lawton Marketplace	Lawton, OK	Lawton MSA	Lawton	$14.07	$14.50	7.50%
Owensboro Town Center	Owensboro, KY	Owensboro MSA	Daviess County	$12.77	$12.68	4.10%
Carlisle Crossing	Carlisle, PA	Harrisburg	Harrisburg West	$16.34	$16.87	4.40%
North Lake Square	Gainesville, GA	Atlanta	Gainesville/Hall County	$13.11	$13.97	3.50%
Liberty Crossing	Rowlett, TX	Dallas-Fort Worth	Sachse/Rowlett	$17.69	$18.65	3.40%
Lord Salisbury Center	Salisbury, MD	Salisbury MSA	Wicomico County	$14.20	$13.34	5.50%
Ventura Place	Albuquerque, NM	Albuquerque	Far Northeast Heights	$16.59	$16.06	2.90%
Houma Crossing	Houma, LA	Houma-Thibodaux MSA	Houma	$11.52	$12.77	2.10%
Terrell Mill Village	Marietta, GA	Atlanta	Cumberland/Galleria	$19.19	$18.15	4.20%
Harbor Town Center	Manitowoc, WI	Green Bay MSA	Manitowoc County	$10.30	$10.24	2.50%
The Ridge at Turtle Creek	Hattiesburg, MS	Hattiesburg	Hattiesburg/South Area	$13.12	$13.33	2.30%
Waterford Park South	Clarksville, IN	Louisville MSA	South Clark County	$12.95	$15.60	3.70%
Nordstrom Rack	Tampa, FL	Hillsborough County	Central Tampa Submarket	$23.24	$23.23	1.80%
Wallace Commons	Salisbury, NC	Charlotte	Rowan County	$10.20	$10.46	2.00%
Quail Springs	Oklahoma City, OK	Oklahoma County	North Oklahoma City	$9.76	$11.00	5.10%
Evergreen Marketplace	Evergreen Park, IL	Chicago	Near South Cook	$16.85	$16.03	6.20%
Derby Marketplace	Derby, KS	Wichita	Derby-Haysville-Mulvane	$8.28	$10.79	2.30%
Fresh Thyme & DSW	Fort Wayne, IN	Fort Wayne MSA	North Fort Wayne	$13.31	$12.56	5.30%
Tellico Village	Loudon, TN	Knoxville	Loudon County	$12.64	$12.72	0.60%
Sutters Creek	Rocky Mount, NC	Nash, Wake, Franklin, Warren, Halifax, Edgecombe, Wilson, Johnston counties	Nash County	$6.13	$5.48	6.90%
PetSmart & Old Navy	Reynoldsburg, OH	Columbus	Fairfield County	$16.47	$16.50	4.40%
Stoneridge Village	Jefferson City, MO	Jefferson City	NAV	$15.52	$13.00	NAV
Walmart Neighborhood Market	Summerville, SC	Charleston	Dorchester County	$8.98	$9.55	6.40%
Mattress Firm & Panera Bread	Elyria, OH	Cleveland	Lorain County	$36.35	$34.98	3.00%
Crossroads Annex	Lafayette, LA	Lafayette MSA	Greater Lafayette	$16.39	$16.00	1.40%
Weighted Average				$13.40	$13.63	3.9%
(1)	Source: Appraisals dated between July 7, 2023 and July 25, 2023.
(2)	Based on the underwritten rent roll dated September 1, 2023.
(3)	Includes $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent across the portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrowers. The borrowers are 29 Delaware limited liability companies and special purpose entities, each with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor was The Necessity Retail REIT Operating Partnership, L.P. (NASDAQ: RTL) prior to the completion of the Global Net Lease Merger (as defined below). At completion of the Global Net Lease Merger, Global Net Lease, Inc. became, and is currently, the borrower sponsor and non-recourse carveout guarantor. The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) is a publicly traded real estate investment with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the United States. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9 weighted average lease term remaining as of June 30, 2023. 66% and 37% of annualized straight-line rent in RTL’s single-tenant portfolio and from multi-tenant anchor tenants, respectively, was attributed to investment grade, or implied investment grade, tenants as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. completed a merger on September 12, 2023 (such merger of RTL Parent with Global Net Lease, Inc., the “Global Net Lease Merger”). RTL had been externally managed by AR Global Investments, LLC. However, the combined entity is now internally managed. Global Net Lease, Inc. is a publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets. Prior to the Global Net Lease Merger, as of September 30, 2023, Global Net Lease, Inc. had a portfolio consisting of 1,304 properties totaling approximately 66.8 million square feet. As of September 30, 2023, Global Net Lease, Inc.’s portfolio was 96% leased with a weighted average remaining lease term of 6.9 years.

Property Management. The RTL Retail Portfolio Properties are currently managed by Necessity Retail Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $4,174,654 for real estate taxes, (ii) $5,240 for insurance premiums, (iii) $1,027,622 for deferred maintenance, (iv) $9,576,923 for outstanding TI/LCs, (v) $977,500 for the environmental reserve fund, (vi) $311,601 for outstanding free rent and (vii) $241,832 for gap rent.

Tax Escrow – On a monthly basis, the borrowers are required to escrow approximately $596,379 for real estate taxes. The borrowers are not required to make monthly tax deposits for an individual mortgaged property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Insurance Escrow – On a monthly basis, the borrowers are required to escrow approximately $1,310 for insurance premiums. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual mortgaged property, if (i) no event of default has occurred and is continuing, (ii) the applicable mortgaged property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Replacement Reserves – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below) and will terminate upon the cure of such Cash Sweep Event.

Lockbox / Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end upon, with respect to clause (i), a cure of such event of default, with respect to clause (ii), (a) achieving a net cash flow debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lender of the Debt Yield Cure – Letter of Credit (as defined below) or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), or with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

A “Debt Yield Trigger Event” will commence upon (i) the net operating income debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lender, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure – Letter of Credit or complete the applicable Debt Yield Cure – Partial Prepayment.

A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a net cash flow debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lender with (a) reasonably satisfactory evidence that the assets of Hobby Lobby, its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lender confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lender an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lender a Hobby Lobby letter of credit, which is an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lender with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lender executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender, unless the Hobby Lobby replacement lease is fully subordinate to the loan by its terms, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant and (e) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following (a) the payment date in September 2024 (with payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may obtain the release of any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged property will be no less than the debt yield immediately prior to the partial release; and (v) payment of the release amount equal to 115% of the allocated loan amount for such individual property (including any applicable yield maintenance premium).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	6.1%	Net Rentable Area (SF):	205,956
Loan Purpose:	Refinance	Location:	Fort Lauderdale, FL
Borrower:	200 Brickell, Ltd.	Year Built / Renovated:	2007 / NAP
Borrower Sponsor:	Stiles Properties and Investments, Ltd.	Occupancy:	92.5%
Interest Rate:	8.25000%	Occupancy Date:	10/31/2023
Note Date:	12/1/2023	4th Most Recent NOI (As of)(4):	$4,989,494 (12/31/2020)
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of)(4):	$5,890,421 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,200,009 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,980,505 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	91.4%
Amortization Type:	Interest Only	UW Revenues:	$11,258,615
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$4,817,557
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,441,058
Additional Debt:	Yes	UW NCF:	$6,098,368
Additional Debt Balance(1):	$13,000,000	Appraised Value / Per SF:	$102,500,000 / $498
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/15/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$267
Taxes:	$0	$117,194	N/A	Maturity Date Loan / SF:	$267
Insurance:	$132,172	$44,057	N/A	Cut-off Date LTV:	53.7%
Replacement Reserves:	$0	$4,806	N/A	Maturity Date LTV:	53.7%
TI/LC Reserves:	$2,000,000	$0	N/A	UW NCF DSCR:	1.33x
Outstanding TI Reserve:	$120,550	$0	N/A	UW NOI Debt Yield:	11.7%
AutoNation Renewal Reserve:	$0	Springing	$3,028,848
AutoNation Rollover Reserve:	$0	$25,745	N/A
Free Rent Reserve:	$8,925	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,000,000	93.2%	Loan Payoff	$53,037,468	89.9%
Borrower Equity(5)	3,994,806	6.8	Closing Costs(6)	3,695,692	6.3
			Upfront Reserves	2,261,647	3.8
Total Sources	$58,994,806	100.0%	Total Uses	$58,994,806	100.0%
(1)	The AutoNation Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $55.0 million (the “AutoNation Whole Loan”). The Financial Information in the chart above reflects the AutoNation Whole Loan.
(2)	Defeasance of the AutoNation Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing of the securitization that includes the last note to be securitized and (ii) December 1, 2026. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-C24 securitization trust in February 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily driven by an increase in parking income.
(5)	Borrower Equity includes approximately $242,637 of proceeds from a cash account that was contributed towards the payoff of the prior mortgage loan.
(6)	Closing Costs include an interest rate buy-down credit of $2,475,000.

The Loan. The AutoNation mortgage loan (the “AutoNation Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an office building consisting of 205,956 square feet located in Fort Lauderdale, Florida (the “AutoNation Property”). The AutoNation Whole Loan has a five-year interest only term and accrues interest at a rate of 8.25000% per annum. The AutoNation Whole Loan was co-originated on December 1, 2023 by Barclays Capital Real Estate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Inc. (“Barclays”) and Argentic Real Estate Finance 2 LLC (“AREF2”). The controlling Note A-1-1 (contributed by Barclays) and non-controlling Note A-2-1 (contributed by AREF2), with an aggregate original principal balance of $42,000,000, will be included in the BBCMS 2024-C24 securitization trust. The remaining notes are currently held by Barclays or its affiliates and AREF2 and are expected to be contributed to one or more future securitization trust(s). The AutoNation Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C24 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$22,900,000	$22,900,000	BBCMS 2024-C24	Yes
A-1-2(1)	7,100,000	7,100,000	Barclays or an affiliate	No
A-2-1	19,100,000	19,100,000	BBCMS 2024-C24	No
A-2-2(1)	5,900,000	5,900,000	AREF2	No
Whole Loan	$55,000,000	$55,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The AutoNation Property is comprised of a 17-story, Class A central business district (“CBD”) office building located in downtown Fort Lauderdale, Florida. The AutoNation Property was built on a 1.02-acre site, consists of 205,956 square feet of net rentable area and includes 536 covered parking spaces. The AutoNation Property is a LEED-Gold certified building that serves as the headquarters for AutoNation.

The largest tenant at the AutoNation Property, AutoNation, which represents 78.8% of the net rentable area, has been at the property since 2009 and has gradually expanded its footprint since. AutoNation originally occupied 101,192 square feet in 2009 and has increased its space to 162,255 square feet (inclusive of a 3,363 square foot sublease from Kittelson & Associates, Inc.), with the most recent expansion occurring in September 2023. Additionally, per AutoNation it has invested approximately $3.1 million into improving its space since 2018. The improvements consist of finishes and refreshments of the 10th and 16th floors, an executive corner on the 17th floor, buildout of a ground floor conference room center, a refresh of the ground floor gym and addition of an adjacent executive gym and a generator upgrade. In total, including the AutoNation upgrades, there has been approximately $5.2 million spent on upgrading the AutoNation Property from 2018 to 2023.

As of October 31, 2023, the AutoNation Property was 92.5% leased to 10 unique tenants from various industries including finance, law, consulting, and one restaurant tenant. Occupancy has remained above 93.3% each year dating back to 2019.

Major Tenant.

AutoNation (162,255 square feet; 78.8% of NRA; 82.8% of underwritten rent; Moody’s/S&P/Fitch: Baa3/BBB-/BBB-): AutoNation is an automotive retailer based in Fort Lauderdale, Florida. The AutoNation Property serves as its headquarters. AutoNation was founded by Wayne Huizenga in 1996. Today, there are over 22,000 employees and more than 315 locations throughout the United States. In 2022, AutoNation invested over $325 million to enhance and expand its footprint throughout the country. As of the third quarter of 2023, new vehicle revenue improved by 11% to $3.2 billion. Total revenue was approximately $6.9 billion in the third quarter of 2023, a 3% year over year increase, and total revenue was approximately $27.0 billion in the 2022 fiscal year, which was a 4.4% increase from 2021.

AutoNation has been in occupancy at the AutoNation Property since 2009. AutoNation’s current lease has an expiration in December 2029, with two, five-year renewal options remaining. AutoNation subleases a portion of its space (3,363 square feet) from Kittelson & Associates, Inc., with an expiration in May 2024. There are no renewal options for the sublease space and AutoNation has no existing contraction or termination options.

Environmental. According to the Phase I environmental report dated May 3, 2023, there was no evidence of any recognized environmental conditions at the AutoNation Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
95.5%	97.5%	93.4%	93.3%	92.5%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of October 31, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
AutoNation(3)	Baa3/BBB-/BBB-	162,255	78.8%	$27.25	$4,421,550	82.8%	Various(4)
Janney Montgomery Scott, LLC	NR/NR/NR	5,982	2.9	$30.90	184,844	3.5	12/31/2027
Callahan & Fusco	NR/NR/NR	4,975	2.4	$31.04	154,433	2.9	5/31/2028
Palisades Hudson Financial Group	NR/NR/NR	3,970	1.9	$30.90	122,673	2.3	1/31/2029
SRS National Net Lease Group	NR/NR/NR	3,409	1.7	$29.50	100,578	1.9	9/30/2025

Major Tenants		180,591	87.7%	$27.60	$4,984,078	93.4%

Other Tenants		9,830	4.8%	$35.90	$352,895	6.6%

Occupied Collateral Total		190,421	92.5%	$28.03	$5,336,972	100.0%

Vacant Space		15,535	7.5%

Collateral Total		205,956	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2023, inclusive of rent steps through December 2024 and straight-line rent steps attributed to AutoNation totaling $386,645.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	AutoNation subleases a portion of its space (3,363 square feet) from Kittelson & Associates, Inc. AutoNation Net Rentable Area, % of Total NRA, UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include the space that AutoNation is subleasing from Kittelson and Associates, Inc.
(4)	The 3,363 square feet of space that Kittelson and Associates, Inc. is subleasing to AutoNation expires on May 31, 2024 and the remainder of AutoNation’s space (158,892 square feet) expires on December 31, 2029. AutoNation has two, five-year renewal options remaining except for the sublease space, which does not have any renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	15,535	7.5%	NAP	NAP	15,535	7.5%	NAP	NAP
2024 & MTM	1	3,363	1.6%	$104,090	2.0%	18,898	9.2%	$104,090	2.0%
2025	3	8,226	4.0%	270,587	5.1	27,124	13.2%	$374,677	7.0%
2026	0	0	0.0%	0	0.0	27,124	13.2%	$374,677	7.0%
2027	2	8,169	4.0%	252,083	4.7	35,293	17.1%	$626,760	11.7%
2028	2	6,251	3.0%	193,862	3.6	41,544	20.2%	$820,622	15.4%
2029	2	162,862	79.1%	4,440,133	83.2	204,406	99.2%	$5,260,755	98.6%
2030	0	0	0.0%	0	0.0	204,406	99.2%	$5,260,755	98.6%
2031	0	0	0.0%	0	0.0	204,406	99.2%	$5,260,755	98.6%
2032	1	1,550	0.8%	76,218	1.4	205,956	100.0%	$5,336,972	100.0%
2033	0	0	0.0%	0	0.0	205,956	100.0%	$5,336,972	100.0%
2034	0	0	0.0%	0	0.0	205,956	100.0%	$5,336,972	100.0%
2035 & Beyond	0	0	0.0%	0	0.0	205,956	100.0%	$5,336,972	100.0%
Total	11	205,956	100.0%	$5,336,972	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes rent steps through December 2024 and straight-line rent steps attributed to AutoNation totaling $386,645.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022	T-12 9/30/2023	Underwritten	Per Square Foot	%(3)
In-Place Rent	$4,254,244	$4,649,474	$4,699,387	$4,912,831	$4,971,585	$4,950,327	$24.04	42.1%
Rent Steps and SL Rent(4)	0	0	0	0	0	386,645	1.88	3.3
Gross-Up Vacant Rent	0	0	0	0	0	504,888	2.45	4.3
Expense Recoveries	2,939,910	3,158,799	3,287,149	3,633,241	3,861,692	4,213,626	20.46	35.8
Gross Potential Rent	$7,194,154	$7,808,273	$7,986,536	$8,546,072	$8,833,277	$10,055,486	$48.82	85.5%
Parking Income	1,099,443	897,204	1,628,397	1,757,137	1,707,657	1,707,657	8.29	14.5
Other Income	91,738	50,768	28,271	49,604	360	360	0.00	0.0
Net Rental Income	$8,385,335	$8,756,245	$9,643,204	$10,352,813	$10,541,294	$11,763,503	$57.12	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	(504,888)	(2.45)	(4.3)
Free Rent Adjustment	0	(155,389)	(49,575)	(9,003)	(66,555)	0	0.00	0.0
Effective Gross Income	$8,385,335	$8,600,856	$9,593,629	$10,343,810	$10,474,739	$11,258,615	$54.67	95.7%

Taxes	857,566	1,009,446	1,112,235	1,226,222	1,404,356	1,436,197	6.97	12.8
Insurance	272,117	346,653	345,220	410,602	545,073	812,938	3.95	7.2
Repairs and Maintenance	987,095	922,665	926,178	951,780	960,331	960,331	4.66	8.5
Other Expenses	1,286,572	1,332,598	1,319,575	1,555,197	1,584,474	1,608,091	7.81	14.3
Total Expenses	$3,403,350	$3,611,362	$3,703,208	$4,143,801	$4,494,234	$4,817,557	$23.39	42.8%

Net Operating Income	$4,981,985	$4,989,494	$5,890,421	$6,200,009	$5,980,505	$6,441,058	$31.27	57.2%

Capital Expenditures	0	0	0	0	0	57,668	0.28	0.5
TI/LC	0	0	0	0	0	285,022	1.38	2.5

Net Cash Flow	$4,981,985	$4,989,494	$5,890,421	$6,200,009	$5,980,505	$6,098,368	$29.61	54.2%
(1)	Based on the underwritten rent roll dated October 31, 2023.
(2)	The Net Operating Income increase from 2020 to 2021 is primarily driven by an increase in parking income.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes rent steps through December 2024 and straight-line rent steps attributed to AutoNation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

The Market. The AutoNation Property is located in Fort Lauderdale, Florida. The AutoNation Property is situated within the financial district area of the Fort Lauderdale CBD which is part of the greater Broward County Office market. The Fort Lauderdale CBD is in the southeast area of Broward County, which is 25 miles north of the Miami CBD and 35 miles south of the West Palm Beach CBD. The Fort Lauderdale CBD is located within three miles of the Fort Lauderdale/Hollywood airport, the Atlantic Ocean, Interstate Highway 95 and Interstate Highway 595. The AutoNation Property is located along W Las Olas Boulevard, which is, according to the appraisal, the premier street in the financial district of the Fort Lauderdale CBD.

According to the appraisal, historically, land use in the financial district of Fort Lauderdale has predominantly been offices. Recently the majority of development has been for residential use. Las Olas Boulevard has undergone extensive upgrades that have developed Las Olas Boulevard into a 24-hour center for entertainment. Las Olas Boulevard offers an array of boutiques, outdoor restaurants, nightclubs and high-end retailers. Within the last decade, there have been over 3,000 residential units added to the Fort Lauderdale CBD. Additionally, Brightline, a $1.5 billion private high-speed rail system project, is ongoing and is expected to operate from Miami to Tampa. Brightline is currently operational between Fort Lauderdale and Miami, and takes approximately 38 minutes each way. Brightline also has stops in Orlando, West Palm Beach, Boca Raton and Aventura. The Brightline station in Fort Lauderdale is located two blocks from the AutoNation Property.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the AutoNation Property was 33,648, 151,755 and 306,477, respectively. The 2023 average household income within the same radii was $143,198, $116,718 and $103,967, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the AutoNation Property:

Market Rent(1)
Category	Subject NRA	Market Rent (PSF)	Lease Term (Yrs)
Office	49,043	$32.50	5.0
Large Office	139,380	$30.00	10.0
Retail	17,533	$40.00	5.0
(1)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents recent leasing data at comparable properties to the AutoNation Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
AutoNation Fort Lauderdale, FL	2007 / NAP	92.5%(2)	205,956(2)	AutoNation(2)(3)	Various / Various(2)(3)	162,255(2)(3)	$27.25(2)(3)	NNN
Bank of America Plaza at Las Olas City Centre Fort Lauderdale, FL	2002 / NAP	90.0%	408,079	Fleet Advantage	Oct-22 / 5.6	8,064	$43.00	NNN
110 Tower Fort Lauderdale, FL	1988 / NAP	85.0%	394,830	Edward Asset Management	Sep-22 / 10.9	8,615	$35.00	NNN
				Southeastern Management Group	Aug-22 / 10.9	9,942	$32.00	NNN
200 E. Las Olas Blvd Fort Lauderdale, FL	1990 / NAP	83.0%	286,472	Industrious	May-23 / 10.0	43,070	$35.00	NNN
				Berkowitz Pollack Brant Advisors	Sep-23 / 10.0	21,471	$35.00	NNN
Las Olas Square Fort Lauderdale, FL	1991 / NAP	94.0%	266,743	Radiology Partners	May-22 / 5.0	2,058	$37.00	NNN
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated October 31, 2023.
(3)	Includes the space that AutoNation subleased from Kittelson & Associates, Inc (3,363 square feet).

The Borrower. The borrower is 200 Brickell, Ltd., a special purpose, bankruptcy-remote entity and a Florida limited partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AutoNation Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the AutoNation Whole Loan is Stiles Properties and Investments, Ltd. (“Stiles”).

Stiles was founded in 1951 and is headquartered in Fort Lauderdale, Florida. Stiles is a family-owned, full-service commercial real estate firm with services including development, construction, tenant project management, brokerage, property management, architecture, asset management, acquisitions and financing. Stiles has developed more than 52 million square feet of office, industrial, mixed-use and residential projects throughout the southeast region of the United States.

Stiles has played a major role in the development of downtown Fort Lauderdale. Some of the Stiles’ key developments in downtown Fort Lauderdale include Novo Las Olas, a 1.4 million mixed use community located between East Las Olas Boulevard and SE 2nd Street, The Main Las Olas, a 1.4 million mixed-use development on East Las Olas Boulevard and Alluvion Las Olas, a 380-unit, 43-story luxury high-rise building located adjacent to East Las Olas Boulevard.

Property Management. The AutoNation Property is managed by Stiles Corporation d/b/a Stiles Property Management Co., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $2,000,000 for tenant improvements and leasing commissions, (ii) $120,550 for outstanding free rent and gap rent obligations, (iii) $132,172 for insurance and (iv) $8,925 for free rent.

Tax Escrows – On each monthly payment date the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $117,194.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently $44,057.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,806 for replacement reserves.

AutoNation Rollover Reserve – On each monthly payment date, until the Major Tenant Renewal Criteria (as defined below) are satisfied with respect to the AutoNation lease, the borrower is required to escrow approximately $25,745.

AutoNation Renewal Reserve – On each monthly payment date that is 24 months prior to the AutoNation Whole Loan maturity date, until the Major Tenant Renewal Criteria are satisfied with respect to the AutoNation lease, the borrower is required to escrow $126,202 subject to a cap of $3,028,848.

A “Major Tenant Renewal Criteria” means the lender will have received (i) evidence satisfactory to the lender that the Major Tenant (as defined below) has renewed the Major Tenant lease on terms acceptable to the lender and (ii) an updated tenant estoppel certificate from the Major Tenant confirming, among other things, (A) the renewal and the terms of such renewal, (B) the Major Tenant lease is in full force and effect, (C) the Major Tenant is in physical occupancy of at least 75% of the premises demised pursuant to the Major Tenant lease, open for business and paying full contractual rent for the entirety of the premises (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower (unless the entire amount of any such offset, free rent credit, outstanding tenant improvement and/or leasing commission obligation, in each case, is on reserve with the lender)) and (D) there is no default by either party under the Major Tenant lease.

A “Major Tenant” means AutoNation or, if applicable, a Major Tenant Replacement Tenant (as defined below).

A “Major Tenant Replacement Tenant” means a new tenant or tenants at the AutoNation Property approved by the lender and leasing all or part of the space presently occupied by the Major Tenant pursuant to the Major Tenant lease.

Lockbox / Cash Management. The AutoNation Whole Loan documents require a hard lockbox with springing cash management. All rents from the AutoNation Property are required to be deposited directly to the lockbox account by tenants and, so long as a Trigger Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. During a Trigger Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the AutoNation Whole Loan documents.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) a net cash flow debt service coverage ratio (“NCF DSCR”), based on the greater of (1) interest-only monthly debt service payments and (2) fully amortizing monthly debt service payments, of less than 1.15x and (iii) the occurrence of a Major Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i), the cure of such event of default, (y) with regard to clause (ii), the date that the NCF DSCR is greater than or equal to 1.20x for two consecutive calendar quarters and (z) with regard clause (iii), the occurrence of a Major Tenant Trigger Period Cure.

A “Major Tenant Trigger Period” means the (i) Major Tenant gives written notice of its intention to terminate or not renew its lease, (ii) Major Tenant goes dark or announces its intention to vacate the premises, (iii) Major Tenant or its parent company or guarantor become insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court and (iv) Major Tenant defaults under the terms of the Major Tenant lease.

A “Major Tenant Trigger Period Cure” means:

(i)	with regard to a Major Tenant Trigger Event solely in connection with clause (i) above, either the satisfaction of the (a) Major Tenant Renewal Criteria or (b) Major Tenant Replacement Lease Criteria (as defined below);

(ii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (ii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria, or (B) the Major Tenant resumes occupancy in the majority of its premises and the lender receives an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, (1) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – AutoNation

Major Tenant lease is in full force and effect and (2) the Major Tenant is, and has been for a period of no less than 30 consecutive days, in physical occupancy of all of the space covered by the Major Tenant lease and paying full contractual rent;

(iii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides the lender with (1) reasonably satisfactory evidence that the assets of the Major Tenant or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant lease or its guaranty has been affirmed and is in full force and effect and (3) an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent, the Major Tenant affirms the Major Tenant lease and there is no default by either party;

(iv)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iv) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides evidence reasonably satisfactory to the lender that the Major Tenant has cured the default under the Major Tenant lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to the lender, confirming, among other things, (1) the Major Tenant lease is in full force and effect, (2) the Major Tenant is in physical occupancy of a majority or more of the space covered by the Major Tenant lease and paying full contractual rent and (3) there is no default by either party under the Major Tenant lease.

A “Major Tenant Replacement Lease Criteria” means:

(i)	the borrower will have entered into one or more Major Tenant replacement leases;

(ii)	each Major Tenant Replacement Tenant is in physical occupancy of the entirety of the premises demised by the applicable Major Tenant replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower (unless the entire amount of any such offset, free rent credit, outstanding tenant improvement and/or leasing commission obligation, in each case, is on reserve with the lender)); and

(iii)	the borrower will provide the lender with (A) a copy of the executed Major Tenant replacement lease, (B) a tenant estoppel certificate executed by each Major Tenant Replacement Tenant confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent and there is no default under any Major Tenant replacement lease, (C) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the lender executed by each Major Tenant Replacement Tenant and the lender, (D) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such Major Tenant Replacement Tenant and that there are no unpaid leasing commissions associated with such Major Tenant Replacement Tenant and (E) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

George Bush Intctl. Airport 24 miles
Tanner Rd
Eldridge Pkwy
Fairbanks
Hempstead Hwy
Northwest Marketplace
Forrest Lake
Tidwell Rd
Northwest Frwy
Rosslyn Park
Galen College of Nursing - Houston
Brittmoore Clay Industrial Park
Brittmoore Rd
Sam Houston Tollway
Gessner Dr
Blalock Rd
Exile Tech.
Ricoh USA
HARRIS COUNTY
Westbranch
Clay Rd
Kempwood
Bear Creek Park
Northwest Houston
La Primavera
10000 Hammerly Boulevard
Houston, TX 77080
Kempwood Dr
Bingle Crossing Shopping Center
HOUSTON
Houston Christian High School
Hammerly Plaza
Northbrook High School
Westview
Hammerly Blvd
Bingle Square
Spring Woods High School
Timber Oaks
Spring Village Shopping Center
Oak Village
Long Point Rd
Pecan Lane Center
Bingle Rd
Westview Dr
Wirt Rd
Antoine Dr
Shell Oil Company
Houston Comm. College - Spring Branch Campus
Memorial City
Blalock Shopping Center
Spring Valley
Hilshire Village
Downtown Houston 9 miles
Katy Frwy
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village
Hunters Creek Village
Darrell Tully Stadium
HOUSTON
George Bush Intctl. Airport 28 miles
Houston Comm. Coll. - Spring Branch
Memorial City
Spring Valley
Hilshire Village
Downtown Houston 10 miles
Katy Frwy
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village Shopping Center
Hedwig Village
Town & Country Village
Memorial
Hunters Creek Village
Chimney Rock Rd
N. Kirkwood Rd
Memorial Dr
Bunker Hill Village
Piney Point Village
Lakeside CC
Buffalo Bayou
Houston CC
Memorial Park
Gessner Rd
Piney Point Rd
Memorial Dr
Woodway Dr
HARRIS COUNTY
Uptown Park
Briar Forest Dr
Briarforest
San Felipe St
Post Oak Plaza
Tanglewood Court
BMC
HOUSTON
Uptown
West Loop
Wilcrest Dr
Phillips 66 Corp. Office
Voss Rd
Woodlake Square
Westheimer Rd
Galleria Park
The Galleria
Williams Tower
Houston Comm. College - Alief Hayes Campus
Cameron LNG Headquarters
Waterwall Park
Richmond Ave
Richmond Ave
Wisdom High School
Westpark Dr
Fondren Rd
Westpark Tollway
Hillcroft Shopping Ctr.
Harwin Dr
Gulfton
Bellaire
BLE Portfolio
1 Lakeside Forest Houston, TX
2 The Establishment Houston, TX
3 Barcelona Houston, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2, Barclays	Single Asset / Portfolio:	Crossed Portfolio
Original Principal Balance(1):	$40,150,000	Title(7):	Leasehold
Cut-off Date Principal Balance(1):	$40,150,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	5.8%	Net Rentable Area (Units):	1,008
Loan Purpose:	Refinance	Location:	Houston, TX
Borrowers:	Barcelona Apartments, LLC, The Establishment, LLC, Lakeside Forest, LLC and Hunters Chase, LLC	Year Built / Renovated:	Various / 2019-2020
Borrower Sponsor(2):	Swapnil Agarwal	Occupancy(8):	90.1%
Interest Rate(3):	Various	Occupancy Date(8):	Various
Note Date(3):	Various	4th Most Recent NOI (As of):	$4,583,469 (12/31/2020)
Maturity Date(3):	Various	3rd Most Recent NOI (As of):	$4,973,181 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,947,590 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(9)(10):	$4,812,799 (Various)
Original Amortization:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$12,604,597
Call Protection(4):	Various	UW Expenses:	$4,982,591
Lockbox / Cash Management(5):	Soft / In Place	UW NOI(10):	$7,622,006
Additional Debt(1):	Yes	UW NCF:	$7,286,389
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per Unit(11):	$136,300,000 / $135,218
Additional Debt Type(1):	Pari Passu	Appraisal Date(11):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$79,514
Taxes:	$1,480,172	Springing	N/A	Maturity Date Loan / Unit:	$79,514
Insurance:	$334,134	$59,395	N/A	Cut-off Date LTV:	58.8%
Replacement Reserves:	$515,000	$27,968	N/A	Maturity Date LTV:	58.8%
Immediate Repairs:	$444,720	$0	N/A	UW NCF DSCR:	1.22x
PFC Payments Reserves:	$0	Springing	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
BLE Portfolio Whole Loan	$54,650,000	61.8%	Loan Payoff	$71,744,821	81.1%
La Primavera Whole Loan	25,500,000	28.8	Closing Costs(12)	13,898,760	15.7
Borrower Equity Contribution	8,267,607	9.4	Upfront Reserves	2,774,026	3.1

Total Sources	$88,417,607	100.0%	Total Uses	$88,417,607	100.0%
(1)	The BLE Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,650,000 (the “BLE Portfolio Whole Loan”). The La Primavera Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $25,500,000 (the “La Primavera Whole Loan”). The BLE Portfolio Whole Loan and the La Primavera Whole Loan are cross-collateralized and cross-defaulted with one another. All information herein presents the BLE Portfolio and La Primavera Crossed Whole Loans (as defined below) as one whole loan, except as otherwise specified. The information presented above, including the applicable debt service coverage ratios, debt yields, and loan-to-value ratios, is based upon the indebtedness evidenced by both whole loans. On an individual basis, without regard to the cross-collateralization feature, a whole loan may have a lower debt service coverage ratio, lower debt yield and/or higher loan-to-value ratio, than is presented in the table above.
(2)	The borrower sponsor is also the borrower sponsor for The Muse & Eden Pointe mortgage loan.
(3)	The BLE Portfolio Whole Loan has an Interest Rate of 7.26400% per annum, a Note Date of October 5, 2023, and a Maturity Date of October 6, 2033. The La Primavera Whole Loan has an Interest Rate of 7.53200% per annum, a Note Date of October 23, 2023, and a Maturity Date of November 6, 2033.
(4)	The Call Protection for the BLE Portfolio Whole Loan is L(28),D(88),O(4). The Call Protection for the La Primavera Whole Loan is L(27),D(89),O(4).
(5)	The BLE Portfolio and La Primavera Crossed Whole Loans are structured with in-place cash management and provide full recourse to the guarantor until the Tax Exemption (as defined below) under the Public Facility Corporation Program (“PFC Program”) is granted for the BLE Portfolio and La Primavera Properties (as defined below). See “Lockbox / Cash Management” below for further information.
(6)	The amounts shown represent the combined amounts for the BLE Portfolio Whole Loan and the La Primavera Whole Loan. See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	Each of the BLE Portfolio Properties (as defined below) and the La Primavera Property (as defined below) are encumbered by separate 99-year ground leases as part of the PFC Program. The lenders have a lien on both the leasehold interest held by the applicable borrower in each of the BLE Portfolio Properties and the La Primavera Property as well as the fee interest in each mortgaged property held by the Texas Essential Housing Public Facility Corporation (“TEHPFC”). See “The Properties” below

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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for further information.

(8)	Occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(9)	Most Recent NOI is as of the trailing 12-months dated July 31, 2023 for the BLE Portfolio Properties and as of the trailing 12-months dated August 31, 2023 for the La Primavera Property.
(10)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.
(11)	The Appraised Value and Appraised Value Per Unit shown represent the combined “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties as of October 1, 2023 for the Lakeside Forest Property (as defined below) and the La Primavera Property and July 19, 2023 for The Establishment Property (as defined below) and the Barcelona Property (as defined below), which assumes the BLE Portfolio and La Primavera Properties are encumbered by ground leases as part of the PFC Program and that the Tax Savings Payment (as defined below) is subordinate to the BLE Portfolio Whole Loan and the La Primavera Whole Loan. The “As Encumbered” values for the BLE Portfolio Properties and the La Primavera Property are $92,000,000 and $44,300,000, respectively. The market-based “As Is” appraised values, which assume no Tax Exemptions for the BLE Portfolio and La Primavera Properties, are $68,400,000 and $32,700,000, respectively. See “The Properties” below for further information.
(12)	Closing Costs include approximately $4.0 million in origination fees and approximately $4.1 million in upfront fees and related legal fee reimbursement paid to the TEHPFC as a condition for admission into the PFC Program.

The Loans. The BLE Portfolio and the La Primavera mortgage loans (individually, the “BLE Portfolio Mortgage Loan” and the “La Primavera Mortgage Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Mortgage Loans”) are part of two fixed rate whole loans (individually, the “BLE Portfolio Whole Loan” and the “La Primavera Whole Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Whole Loans”) that are cross-collateralized and cross-defaulted with one another and are not permitted to be uncrossed by the borrowers, except in connection with the release of an individual property securing the BLE Portfolio Whole Loan as described under “Partial Release” below.

The BLE Portfolio Mortgage Loan is part of the BLE Portfolio Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,650,000. The BLE Portfolio Whole Loan is secured by the applicable borrowers’ leasehold interests in three garden-style multifamily properties located in Houston, Texas (the “Barcelona Property”, the “Lakeside Forest Property” and “The Establishment Property”, and collectively, the “BLE Portfolio Properties”) and the fee interest in the BLE Portfolio Properties held by the TEHPFC. The BLE Portfolio Mortgage Loan is evidenced by the non-controlling Note A-1-2 and the non-controlling Note A-2-1, with an aggregate principal balance as of the Cut-off Date of $27,350,000. The BLE Portfolio Whole Loan was co-originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Barclays Capital Real Estate Inc. (“Barclays”). The controlling Note A-1-1 and non-controlling Note A-2-2 were contributed to the MSWF 2023-2 securitization trust. The BLE Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The La Primavera Mortgage Loan is part of the La Primavera Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $25,500,000. The La Primavera Whole Loan is secured by the applicable borrower’s leasehold interest in a garden-style multifamily property located in Houston, Texas (the “La Primavera Property” and, together with the BLE Portfolio Properties, the “BLE Portfolio and La Primavera Properties”) and the fee interest in the La Primavera Property held by the TEHPFC. The La Primavera Mortgage Loan is evidenced by the non-controlling Note A-1-2 and the non-controlling Note A-2-2, with an aggregate principal balance as of the Cut-off Date of $12,800,000. The La Primavera Whole Loan was co-originated by AREF2 and Barclays. The controlling Note A-1-1 and non-controlling Note A-2-1 were contributed to the MSWF 2023-2 securitization trust. The La Primavera Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

BLE Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$19,110,000	$19,110,000	MSWF 2023-2	Yes
A-1-2	13,680,000	13,680,000	BBCMS 2024-C24	No
A-2-1	13,670,000	13,670,000	BBCMS 2024-C24	No
A-2-2	8,190,000	8,190,000	MSWF 2023-2	No
Whole Loan	$54,650,000	$54,650,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group
La Primavera Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$8,890,000	$8,890,000	MSWF 2023-2	Yes
A-1-2	6,410,000	6,410,000	BBCMS 2024-C24	No
A-2-1	3,810,000	3,810,000	MSWF 2023-2	No
A-2-2	6,390,000	6,390,000	BBCMS 2024-C24	No
Whole Loan	$25,500,000	$25,500,000

The Properties. The BLE Portfolio and La Primavera Properties comprise four garden-style multifamily properties totaling 1,008 units located in Houston, Texas. The following table presents certain information relating to the BLE Portfolio and La Primavera Properties:

Crossed Portfolio Summary
Property Name	Location	Year Built / Renovated	Number of Units	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value(2)	U/W Net Cash Flow	% of U/W Net Cash Flow
Lakeside Forest	Houston, TX	1975 / 2019-2020	240	87.5%	$25,614,000	$32,900,000	$1,812,281	24.9%
The Establishment	Houston, TX	1971 / 2019-2020	313	90.1%	$20,670,000	$44,800,000	$2,342,366	32.1%
Barcelona	Houston, TX	1963 / 2019-2020	127	91.3%	$8,366,000	$14,300,000	$725,821	10.0%
BLE Portfolio Total/Wtd. Avg.			680	89.4%	$54,650,000	$92,000,000	$4,880,469	67.0%
La Primavera	Houston, TX	1974 / 2019-2020	328	91.5%	$25,500,000	$44,300,000	$2,405,920	33.0%
Crossed Portfolio Total/Wtd. Avg.			1,008	90.1%	$80,150,000	$136,300,000	$7,286,389	100.0%
(1)	Occ. % is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(2)	The Appraised Values shown represent the “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties, which assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan.

Lakeside Forest. The Lakeside Forest Property is a 240-unit garden-style multifamily property in Houston, Texas, located approximately 14 miles west of downtown Houston. Constructed in 1975 and most recently renovated in 2019-2020, the Lakeside Forest Property consists of 23 two-story buildings situated on an approximately 10.11-acre site. Since the Lakeside Forest Property was acquired in May 2018, the borrower sponsor has invested approximately $1.9 million in various renovation projects. The Lakeside Forest Property offers amenities such as a fitness center, playground, two laundry facilities and two swimming pools. The unit mix includes 84 one-bedroom, 101 two-bedroom, 51 three-bedroom and four four-bedroom floorplans, with an average unit size of 1,051 square feet. Unit amenities include a balcony/patio, ceiling fans, dishwasher and laundry connections in select units. The Lakeside Forest Property features 395 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Lakeside Forest Property was 87.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

The following table presents a summary regarding the unit mix of the Lakeside Forest Property:

Lakeside Forest Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	84	35.0%	74	88.1%	721	$894	$835-$930
Two Bedroom	101	42.1%	85	84.2%	1,158	$1,169	$925-$1,375
Three Bedroom	51	21.3%	48	94.1%	1,347	$1,463	$1,360-$1,550
Four Bedroom	4	1.7%	3	75.0%	1,500	$1,609	$1,590
Total/Wtd. Avg.	240	100.0%	210	87.5%	1,051	$1,146	$1,148
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

The Establishment. The Establishment Property is a 313-unit garden-style multifamily property in Houston, Texas, located approximately 10 miles west of downtown Houston. Constructed in 1971 and most recently renovated in 2019-2020, The Establishment Property consists of 13 two-story buildings situated on an approximately 9.65-acre site. Since The Establishment Property was acquired in February 2018, the borrower sponsor has invested approximately $1.3 million in various renovation projects. The Establishment Property offers amenities such as a fitness center, six laundry facilities and three swimming pools. The unit mix includes 177 one-bedroom, 103 two-bedroom and 33 three-bedroom floorplans, with an average unit size of 892 square feet. Unit amenities include a balcony/patio, ceiling fans, stainless steel or black appliances and granite or resurfaced countertops. The Establishment Property features 523 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. As of August 15, 2023, The Establishment Property was 90.1% occupied.

The following table presents a summary regarding the unit mix of The Establishment Property:

The Establishment Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	177	56.5%	157	88.7%	685	$864	$925-$1,150
Two Bedroom	103	32.9%	93	90.3%	1,109	$1,096	$1,085-$1,250
Three Bedroom	33	10.5%	32	97.0%	1,321	$1,372	$1,325-$1,650
Total/Wtd. Avg.	313	100.0%	282	90.1%	892	$998	$1,083
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

Barcelona. The Barcelona Property is a 127-unit garden-style multifamily property in Houston, Texas, located approximately nine miles west of downtown Houston. Constructed in 1963 and most recently renovated in 2019-2020, the Barcelona Property consists of 16 two-story buildings situated on an approximately 4.17-acre site. Since the Barcelona Property was acquired in June 2018, the borrower sponsor has invested approximately $925,000 in various renovation projects. The Barcelona Property offers amenities such as a swimming pool, two laundry facilities, sundeck and reserved parking. The unit mix includes 60 one-bedroom, 62 two-bedroom and five three-bedroom floorplans, with an average unit size of 915 square feet. Unit amenities include stainless steel or black appliances, a balcony/patio, ceiling fans and dishwashers. The Barcelona Property features 200 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Barcelona Property was 91.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents a summary regarding the unit mix of the Barcelona Property:

Barcelona Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	60	47.2%	53	88.3%	770	$825	$800-$855
Two Bedroom	62	48.8%	58	93.5%	1,018	$1,032	$1,025-$1,300
Three Bedroom	5	3.9%	5	100.0%	1,377	$1,462	$1,500-$1,700
Total/Wtd. Avg.	127	100.0%	116	91.3%	915	$956	$1,015
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

La Primavera. The La Primavera Property is a 328-unit garden-style multifamily property in Houston, Texas, located approximately 14 miles northwest of downtown Houston. Constructed in 1974 and most recently renovated in 2019-2020, the La Primavera Property consists of 23 two-story buildings situated on an approximately 9.73-acre site. Since the La Primavera Property was acquired in December 2017, the borrower sponsor has invested approximately $1.4 million in various renovation projects. The La Primavera Property offers amenities such as controlled access, three laundry facilities and two swimming pools. The unit mix includes 168 one-bedroom, 112 two-bedroom and 48 three-bedroom floorplans, with an average unit size of 786 square feet. Unit amenities include a balcony/patio, ceiling fans, dishwasher and laundry connections in select units. The La Primavera Property features 432 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per unit. As of October 17, 2023, the La Primavera Property was 91.5% occupied.

The following table presents a summary regarding the unit mix of the La Primavera Property:

La Primavera Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	168	51.2%	146	86.9%	605	$789	$810-$875
Two Bedroom	112	34.1%	107	95.5%	877	$1,012	$950-$1,125
Three Bedroom	48	14.6%	47	97.9%	1,205	$1,323	$1,285-$1,380
Total/Wtd. Avg.	328	100.0%	300	91.5%	786	$952	$976
(1)	Based on the applicable borrower’s rent roll dated October 17, 2023.
(2)	Based on the appraiser’s concluded market rents.

Pursuant to the State of Texas PFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. In order to receive the Tax Exemption, each of the BLE Portfolio and La Primavera Properties are required to set aside or rent at least 50% of the units to tenants earning less than 80% of the area median income (“AMI”) established by the Department of Housing and Urban Development for the applicable metropolitan area (the "Affordable Units"), with at least 3% of the Affordable Units reserved for individuals and families earning no more than 30% of the applicable AMI (the “30% Units”) and at least 10% of the Affordable Units reserved for individuals and families earning no more than 60% of the applicable AMI, inclusive of the 30% Units. Furthermore, the monthly rents for the Affordable Units cannot exceed 35% of the stated percentage multiplied by the AMI, divided by 12. The income and rent limits are not required to be adjusted for family size and the Affordable Units can be allocated among the various unit types within an individual property and as selected by the applicable borrower(s). Currently, with the exception of a small percentage of units, the in-place rents at each of the BLE Portfolio and La Primavera Properties generally comply with the rent limits under the PFC Program. The appraiser

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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concluded the rental rates are currently below maximum allowable rental rates for most units. The borrowers have entered into 99-year ground leases between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee (see “Ground Lease” below).

Rent Restrictions Summary(1)
Property	30% of AMI	60% of AMI	80% of AMI	Average In-Place Monthly Rental Rate(2)
Lakeside Forest	$816	$1,631	$2,175	$1,146
The Establishment	$816	$1,631	$2,175	$998
Barcelona	$816	$1,631	$2,175	$956
La Primavera	$816	$1,631	$2,175	$952
(1)	Information obtained from the appraisals.
(2)	Information obtained from the underwritten rent rolls.

All of the BLE Portfolio and La Primavera Properties have entered into the PFC Program. The Barcelona Property and The Establishment Property entered into the PFC Program in May 2023 while the Lakeside Forest Property and the La Primavera Property entered into the PFC Program in October 2023. The Tax Exemption has been granted for the Barcelona Property and The Establishment Property but has not yet been granted for the Lakeside Forest Property and the La Primavera Property. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions after properties have formally entered the PFC Program have historically ranged from three to six months. Each of the BLE Portfolio and La Primavera Crossed Whole Loans are structured with in-place cash management and provides full recourse to the guarantor until such time as the Tax Exemption is approved and made effective with the applicable central appraisal district for, in relation to the BLE Portfolio Whole Loan, the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, the La Primavera Property. The Tax Exemption for the Barcelona Property and The Establishment Property is retroactive to, and the Tax Exemption once issued for the Lakeside Forest Property and the La Primavera Property is expected to be retroactive to, the date fee ownership in the applicable property was transferred by the applicable borrower to the TEHPFC (May 31, 2023 for The Establishment Property and the Barcelona Property, October 5, 2023 for the Lakeside Forest Property, and October 23, 2023 for the La Primavera Property) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program.

The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the applicable whole loan within 30 days in the amount necessary for the applicable properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio Properties and 1.24x with respect to the La Primavera Property and a debt yield of 8.93% with respect to the BLE Portfolio Properties and 9.43% with respect to the La Primavera Property (“PFC Termination Prepayment”), if in relation to any of the BLE Portfolio and La Primavera Properties, either (i) the Tax Exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio Properties and (y) October 23, 2024 with respect to the La Primavera Property or (ii) the PFC Program documents applicable to such property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

Counsel for the TEHPFC issued a legal opinion for the benefit of the borrowers and lenders opining that the BLE Portfolio and La Primavera Properties (including both the fee and leasehold interest therein) should be held by the Chief Appraiser for Harris County to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained for the Lakeside Forest Property and La Primavera Property as expected or at all. At loan origination, 10 months of unabated real estate taxes for the La Primavera Property, 9.5 months of unabated real estate taxes for the Lakeside Forest Property, and five months of unabated real estate taxes for each of the Barcelona Property and The Establishment Property were deposited into the applicable real estate tax reserve.

Environmental. According to Phase I environmental site assessments dated July 26, 2023, there was no evidence of any recognized environmental conditions at the BLE Portfolio and La Primavera Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical and Current Occupancy
	2020(1)(2)	2021(1)(2)	2022(1)(2)	Current(3)(4)
Lakeside Forest	90.1%	90.8%	91.2%	87.5%
The Establishment	89.4%	91.5%	91.0%	90.1%
Barcelona	87.7%	91.9%	92.7%	91.3%
BLE Portfolio Wtd Avg.	89.3%	91.3%	91.4%	89.4%
La Primavera	88.4%	91.8%	95.0%	91.5%
Crossed Portfolio Wtd. Avg.	89.0%	91.5%	92.5%	90.1%
(1)	Represents the average occupancy for the BLE Portfolio and La Primavera Properties during the trailing-12 month period.
(2)	Information obtained from the borrowers.
(3)	Information obtained from the underwritten rent rolls.
(4)	Current occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Unit	%(3)
Rents In-Place	$9,901,419	$10,091,318	$10,733,533	$10,739,216	$11,024,430	$10,937	103.8%
Vacant Rent	0	0	0	0	1,201,800	1,192	11.3
Gross Potential Rent	$9,901,419	$10,091,318	$10,733,533	$10,739,216	$12,226,230	$12,129	115.1%
(Vacancy/Concessions/Credit Loss)	(648,717)	(473,061)	(407,296)	(406,433)	(1,608,233)	(1,595)	(15.1)
Net Rental Income	$9,252,702	$9,618,257	$10,326,237	$10,332,783	$10,617,997	$10,534	100.0%
Total Reimbursements	949,387	995,199	1,086,067	1,158,559	1,158,559	1,149	10.9
Other Income(4)	514,522	552,773	675,021	828,041	828,041	821	7.8
Effective Gross Income	$10,716,612	$11,166,230	$12,087,325	$12,319,382	$12,604,597	$12,505	118.7%

Total Expenses	$6,133,143	$6,193,049	$7,139,735	$7,506,584	$4,982,591	$4,943	39.5%

Net Operating Income(5)	$4,583,469	$4,973,181	$4,947,590	$4,812,799	$7,622,006	$7,562	60.5%

Total TI/LC, Capex/RR	0	0	0	0	335,617	333	2.7

Net Cash Flow	$4,583,469	$4,973,181	$4,947,590	$4,812,799	$7,286,389	$7,229	57.8%
(1)	Represents the combined cash flows of the BLE Portfolio and La Primavera Properties.
(2)	TTM is as of July 31, 2023 for the BLE Portfolio Properties and as of August 31, 2023 for the La Primavera Property.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(4)	Other Income is comprised of late fees, termination fees, and other miscellaneous fees.
(5)	The increase in U/W Net Operating Income from TTM Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.

The Markets. The BLE Portfolio and La Primavera Properties are located in the Houston multifamily market and are located within 9 to 14 miles of downtown Houston. As of the first quarter of 2023, the Houston multifamily market had an inventory of 679,912 units with a vacancy rate of 9.7%. The average rental rate in the Houston multifamily market was $1,312 per unit and there were 34,834 units under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain market information relating to the BLE Portfolio and La Primavera Properties:

Market Summary(1)
Property Name	Location	Submarket	Submarket Inventory (Units)	Submarket Rental Rate Per Month	Average Submarket Vacancy
Lakeside Forest	Houston, TX	Westchase/Woodlake	41,075	$1,223	11.6%
The Establishment	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
Barcelona	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
La Primavera	Houston, TX	Spring Branch	21,951	$1,173	9.3%
(1)	Information obtained from the appraisals. Information is as of the first quarter of 2023.

Lakeside Forest. The Lakeside Forest Property is located approximately 14 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 24,949, 185,328 and 469,685, respectively. Additionally, for the same period, the average household income within the same radii was $104,527, $105,204 and $94,298, respectively.

The Establishment. The Establishment Property is located approximately 10 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 33,794, 210,494 and 512,224, respectively. Additionally, for the same period, the average household income within the same radii was $104,446, $107,363 and $118,319, respectively.

Barcelona. The Barcelona Property is located approximately nine miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Interstate 10, Sam Houston Tollway, Interstate 610, Westpark Tollway and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 37,740, 215,458 and 515,032, respectively. Additionally, for the same period, the average household income within the same radii was $97,330, $105,427 and $118,780, respectively.

La Primavera. The La Primavera Property is located approximately 14 miles northwest of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, US 290, Interstate 10 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 21,275, 120,061 and 283,136, respectively. Additionally, for the same period, the average household income within the same radii was $90,854, $104,163 and $121,066, respectively.

The Borrowers. The borrowers with respect to the BLE Portfolio Whole Loan are Barcelona Apartments, LLC, The Establishment, LLC, and Lakeside Forest, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. The borrower with respect to the La Primavera Whole Loan is Hunters Chase, LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the BLE Portfolio and La Primavera Crossed Whole Loans.

The Borrower Sponsor. The borrower sponsor and guarantor is Swapnil Agarwal. Swapnil Agarwal is the founder and managing principal of Nitya Capital. Nitya Capital, based in Houston, Texas, is a real estate investment firm that owns and manages approximately $2 billion in real estate assets across the United States. Since inception in 2013, Nitya Capital has acquired over 20,000 multifamily units, 627 student housing units, 1.0 million square feet of office and approximately 300,000 square feet of retail/mixed-use space. Nitya Capital currently owns 78 properties, totaling approximately 18 million square feet.

Property Management. The BLE Portfolio and La Primavera Properties are managed by KPM Property Management, LLC, an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At loan origination, the borrowers deposited approximately $1,480,172 into reserves for real estate taxes (approximately $914,165 with respect to the BLE Portfolio Whole Loan and approximately $566,007 with respect to the La Primavera Whole Loan), approximately $334,134 into reserves for insurance premiums (approximately $204,079 with respect to the BLE Portfolio Whole Loan and approximately $130,056 with respect to the La Primavera Whole Loan), $444,720 into reserves for the completion of deferred maintenance ($398,145 with respect to the BLE Portfolio Whole Loan and $46,575 with respect to the La Primavera Whole Loan) and $515,000 with respect to the La Primavera Whole Loan into a replacement reserve.

Real Estate Taxes – On a monthly basis, the applicable borrower(s) are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption) that the lenders estimate will be payable during the next 12 months, provided the applicable borrower(s) will not be required to make the monthly escrow for the BLE Portfolio Properties or La Primavera Property as described herein if the Tax Exemption is in effect or otherwise until the earlier to occur of the following in relation to such property: (A) the Tax Exemption is not formally granted by the applicable central appraisal district or (B) there is a PFC Termination Prepayment as a result of the failure to timely obtain the Tax Exemption.

Insurance – On a monthly basis, the applicable borrower(s) are required to deposit approximately $40,816 with respect to the BLE Portfolio Whole Loan and approximately $18,579 with respect to the La Primavera Whole Loan into insurance reserves.

Replacement Reserves – On a monthly basis, the applicable borrower(s) are required to deposit approximately $18,511 with respect to the BLE Portfolio Whole Loan and approximately $9,457 with respect to the La Primavera Whole Loan into a replacement reserve.

PFC Payments Reserves – The lenders are required to maintain subaccounts (the “PFC Payments Subaccounts”) as a reserve for the PFC Payments (as defined below). The applicable borrower(s) are not required to make monthly deposits in the related PFC Payments Subaccount in respect of PFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower(s) deliver evidence reasonably acceptable to the lenders that the PFC Payments due under the PFC documents are paid on or prior to the applicable due date in accordance with the PFC Program documents. To the extent deposits are required, the applicable borrower(s) are required to pay to the lenders an amount that is estimated by the lenders to be sufficient to pay the next monthly or annual installment of PFC Payments due under the PFC Program documents, and the lenders will transfer such amounts to the related PFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lenders will apply the funds in the PFC Payments Subaccount to payments of PFC Payments required to be made by the applicable borrower(s) under the PFC Program documents.

Lockbox / Cash Management. Each of the BLE Portfolio and La Primavera Crossed Whole Loans is structured with a soft lockbox and in-place cash management until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the applicable borrower(s)’ operating account(s). During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lenders and applied in accordance with the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable.

A “Cash Management Period” commenced at the origination of each of the BLE Portfolio and La Primavera Crossed Whole Loans and will continue until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. Any future Cash Management Periods with respect to one of the applicable whole loans will occur upon the earliest of (i) the occurrence of an event of default under the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio of the BLE Portfolio Properties or La Primavera Property is less than 1.15x based on the trailing 12 months. The calculation of the net cash flow income is required to use operating expenses of no less than $5,295 per unit and annual capital expenditure of $327 per unit with respect to the BLE Portfolio Whole Loan, and operating expenses of no less than $4,208 per unit and annual capital expenditure of $324 per unit with respect to the La Primavera Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A Cash Management Period will end for the applicable whole loan upon, with regard to clause (i), if the related event of default is no longer continuing and no other event of default has occurred and is continuing; or with regard to clause (ii), upon the debt service coverage ratio for the applicable mortgaged property(s) based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. With respect to the BLE Portfolio Whole Loan, after the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026, the applicable borrowers may obtain the release of any individual property which comprises the BLE Portfolio Properties upon a bona fide third-party sale upon satisfaction of certain conditions in the BLE Portfolio Whole Loan documents, including among other things: (i) no event of default, (ii) the applicable borrowers partially defease the BLE Portfolio Whole Loan in the amount equal to the greater of (x) 100% of the net sales proceeds from such individual property, (y) 110% of the allocated loan amount of such individual property and (z) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining properties is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%, (iii) the net operating income debt yield following the release is no less than the greater of (x) 8.93% and (y) the net operating income debt yield immediately preceding such release (provided, however, if the foregoing debt yield test is not satisfied, the applicable borrowers may, at their option, increase the defeased amount of the principal of the BLE Portfolio Whole Loan (and the amount in clause (ii) above will be increased) by such amount as may be necessary to satisfy such debt yield test) and (iv) satisfaction of all REMIC requirements.

Ground Lease. Each of the BLE Portfolio and La Primavera Properties are encumbered by separate ground leases between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease, which each has a scheduled lease expiration ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay the TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC entered into a fee agreement agreeing that all fees required under the PFC Program documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera Crossed Whole Loans and operating expenses due and owing. The lenders maintain the PFC Payments Subaccount for the PFC Payments as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	4.3%	Net Rentable Area (Units):	716
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	AH Axis Erie, LLC	Year Built / Renovated:	1986 / 2015
Borrower Sponsors:	William O’Kane and Karen O’Kane	Occupancy(5):	92.5%
Interest Rate:	6.88000%	Occupancy Date:	10/20/2023
Note Date:	11/27/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2033	3rd Most Recent NOI (As of):	$8,815,970 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$9,284,565 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(6):	$10,170,700 (TTM 7/31/2023)
Original Amortization:	None	UW Economic Occupancy:	91.7%
Amortization Type:	Interest Only	UW Revenues:	$21,736,552
Call Protection(2):	L(26),YM1(87),O(7)	UW Expenses:	$8,473,297
Lockbox / Cash Management:	Springing	UW NOI(6):	$13,263,255
Additional Debt(1):	Yes	UW NCF:	$13,036,413
Additional Debt Balance(1):	$106,000,000	Appraised Value / Per Unit(7):	$256,800,000 / $358,659
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	5/31/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$189,944
Taxes:	$1,318,059	$329,515	N/A	Maturity Date Loan / Unit:	$189,944
Insurance:	$216,815	$30,974	N/A	Cut-off Date LTV(7):	53.0%
Replacement Reserves:	$0	$15,203	N/A	Maturity Date LTV(7):	53.0%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.37x
Deferred Maintenance:	$106,250	$0	N/A	UW NOI Debt Yield:	9.8%
Other(4):	$6,644,232	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$136,000,000	82.5%	Loan Payoff	$153,800,522	93.3%
Borrower Sponsor Equity	22,164,897	13.4	Upfront Reserves	8,285,356	5.0
Letter of Credit(4)	6,644,232	4.0	Closing Costs	2,723,251	1.7
Total Sources	$164,809,129	100.0%	Total Uses	$164,809,129	100.0%
(1)	The Axis Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $136.0 million (the “Axis Apartments Whole Loan”). The Financial Information in the chart above reflects the Axis Apartments Whole Loan.
(2)	The borrower may prepay the Axis Apartments Whole Loan in whole but not in part, provided no event of default has occurred and is continuing (i) on or after the payment date occurring in June 2033, without the payment of any prepayment premium or (ii) on or after the earlier to occur of (a) two years after the closing date of the securitization that includes the last promissory note to be securitized and (b) November 27, 2027, but not including the payment date occurring in June 2033, with the payment of a yield maintenance premium. The assumed lockout period of 26 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.
(4)	Other reserves include (i) an initial base rent reserve for Sonder Hospitality USA Inc. (“Sonder”) of $3,624,131, which accounts for approximately one year of Sonder’s rent, (ii) an initial Sonder gap rent reserve of $1,812,061 and (iii) a Sonder free rent reserve of $1,208,040, all in the form of a letter of credit. See “Escrows and Reserves” below.
(5)	Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder Lease (as defined below) are 91.2% leased.
(6)	The increase from Most Recent NOI to UW NOI is due to the borrower sponsors converting former vacant commercial space into 101 multifamily units on floors six through 10 of the Axis Apartments Property (as defined below). Sonder is not yet in occupancy of its leased premises nor has it commenced paying rent under its lease. See “The Property” below.
(7)	The Appraised Value, Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the appraiser’s “prospective as complete – proposed” value as of May 31, 2024, which assumes completion of the currently ongoing and planned renovation work for 101 units that are being converted from office space to residential units (see “The Property” below). The appraiser concluded to an “as-is” appraised value of $229,400,000 as of September 29, 2023, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.3% and 59.3%, respectively.

The Loan. The Axis Apartments mortgage loan (the “Axis Apartments Mortgage Loan”) is part of the Axis Apartments Whole Loan secured by the borrower’s fee interest in a Class A, 716 unit, 60-story high rise multifamily property with 17,195

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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square feet of ground floor retail space located in downtown Chicago, Illinois (the “Axis Apartments Property”). The Axis Apartments Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $136,000,000. The Axis Apartments Whole Loan was originated on November 27, 2023 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.88000% per annum. CREFI transferred certain portions of the Axis Apartments Whole Loan to Bank of Montreal (“BMO”) on December 19, 2023. The Axis Apartments Whole Loan has an initial term of 10 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Axis Apartments Whole Loan is December 6, 2033. The Axis Apartments Mortgage Loan is evidenced by the non-controlling Note A-3-1 and Note A-3-2 with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The table below summarizes the promissory notes that comprise the Axis Apartments Whole Loan. The relationship between the holders of the Axis Apartments Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,000,000	$48,000,000	Benchmark 2023-B40	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
A-3-1	$18,000,000	$18,000,000	BBCMS 2024-C24	No
A-3-2	$12,000,000	$12,000,000	BBCMS 2024-C24	No
A-4(1)	$28,000,000	$28,000,000	CREFI	No
Whole Loan	$136,000,000	$136,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The Axis Apartments Property is a Class A, 716 unit, 60-story high rise multifamily property with 17,195 square feet of ground floor retail space located in downtown Chicago, Illinois. The Axis Apartments Property was originally constructed in 1986 and renovated in 2009 and 2015. 101 of the units located on the 6th through 10th floors at the Axis Apartments Property are in the process of being converted from office space to residential units (the “Sonder Units”) which conversion has been divided into two phases. All 101 units have been leased by Sonder on a six-year term with two, three-year renewal options remaining. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options from spacious rooms to fully-equipped suites and apartments and can be found in over 40 markets spanning 10 countries and three continents. The Sonder Lease accounts for 101 units and 19.0% of underwritten base rent. The Axis Apartments Property also features four retail units which are comprised of 17,195 square feet and account for 3.5% of underwritten base rent. As of October 20, 2023, the retail units were 88.7% occupied by SMI Imaging, LLC and Children’s Creative Learning Center, Inc.

Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. Sonder’s lease is expected to commence following completion of the conversion work, as required by that certain lease agreement dated as of March 31, 2021, between the borrower, as landlord, and Sonder, as tenant (the “Sonder Lease”). The budget for the conversion of this space is $28,636,849 with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The borrower delivered a completion guaranty in connection with such obligations, which requires the guarantors to maintain a minimum net worth of $136.0 million and liquid assets of $13.6 million. There can be no assurance that the conversion of this space will be completed in the expected timeframe or at all, and Sonder has the right to terminate the lease if not delivered within the specified timeframe. The Sonder Lease includes four months of free rent, which amount was reserved at origination of the Axis Apartments Whole Loan. The Axis Apartment Whole Loan is structured with a Sonder base rent reserve of $3,624,131, which accounts for approximately one year of Sonder’s rent, a Sonder gap rent reserve of $1,812,061 and a Sonder free rent reserve of $1,208,040, all in the form of a letter of credit.

The unit mix at the Axis Apartments Property consists of 136 convertible units, 170 studio units, 191 one-bedroom units, 47 one-bedroom plus den units, 69 two-bedroom units, two three-bedroom units and the 101 Sonder Units that are comprised of 51 studio units, 21 one-bedroom units, 28 two-bedroom units and one three-bedroom unit. Amenities at the Axis Apartments Property include a 360-degree rooftop sky park, fitness center, sauna, steam room, indoor parking garage,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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business center, rentable storage lockers, community grilling stations, indoor pool, bike racks, 24-hour lobby attendant and laundry facilities.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF(2)
Convertible	136	19.0%	133	97.8%	546	$1,915	$1,930
Studio	170	23.7	167	98.2	471	1,700	1,725
1BR/1BA	173	24.2	139	80.3	920	2,381	2,441
1 BR/1BA-Loft	1	0.1	0	0.0	780	NAP	2,600
1 BR/1.5BA-Loft	17	2.4	15	88.2	1,149	2,874	2,900
1BR/1.5BA+Den	47	6.6	44	93.6	926	2,756	2,765
2BR/1.5BA	44	6.1	42	95.5	930	2,772	2,800
2BR/2BA	13	1.8	13	100.0	1,391	3,721	3,725
2BR/2BA-Loft	12	1.7	8	66.7	1,657	3,874	3,950
3BR/2BA-Loft	2	0.3	0	0.0	1,980	NAP	4,550
Sonder Studio1/2/3 BR(3)	101	14.1	101	100.0	753	2,990	NAP
Total/Wtd. Avg.	716	100.0%	662	92.5%	749	$2,192(4)	$2,257(4)
(1)	Based on the underwritten rent roll dated October 20, 2023.
(2)	Source: Appraisal.
(3)	The Sonder Units are comprised of 51 studio units, 21 one-bedroom units, 28 two-bedroom units and one three-bedroom unit.
(4)	Does not include the 101 Sonder Units, as each unit pays a monthly base rent of $2,990 regardless of the type of unit.

Environmental. According to the Phase I environmental site assessment dated October 6, 2023, there was no evidence of any recognized environmental conditions at the Axis Apartments Property.

Historical and Current Occupancy
	2020(1)	2021(1)	2022(1)	Current(2)
Axis Apartments	69.5%	97.2%	98.7%	92.5%
(1)	Historical occupancies represent the occupancy as of December of each respective year.
(2)	Current occupancy is as of October 20, 2023. Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder Lease are 91.2% leased

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2021	2022	TTM(1)(2)	Underwritten(1)	Per Unit	%(3)
Residential Rents In-Place	$15,244,057	$15,292,584	$15,538,339	$18,381,399	$25,672	78.2%
Commercial Rents In-Place	3,464,089	3,425,895	3,445,151	657,439	918	2.8
Vacant Rent	0	0	0	1,755,531	2,452	7.5
Gross Potential Rent	$18,708,146	$18,718,479	$18,983,490	$20,794,369	$29,042	88.5%
Other Income(4)	2,156,196	2,408,174	2,437,123	2,697,714	3,768	11.5
Net Rental Income	$20,864,342	$21,126,653	$21,420,613	$23,492,083	$32,810	100.0%
(Vacancy/Concessions/Credit Loss)	(3,995,972)	(3,115,816)	(2,884,302)	(1,755,531)	(2,452)	(7.5)
Effective Gross Income	$16,868,370	$18,010,837	$18,536,311	$21,736,552	$30,358	92.5%

Total Expenses(5)	$8,052,400	$8,726,272	$8,365,611	$8,473,297	$11,834	39.0%

Net Operating Income	$8,815,970	$9,284,565	$10,170,700	$13,263,255	$18,524	61.0%

Total TI/LC, Capex/RR	0	0	0	226,842	317	1.0

Net Cash Flow	$8,815,970	$9,284,565	$10,170,700	$13,036,413	$18,207	60.0%
(1)	The increase from TTM Net Operating Income to Underwritten Net Operating Income and TTM Residential Rents In-Place to Underwritten Residential Rents In-Place along with the accompanying decrease from TTM Commercial Rents In-Place to Underwritten Commercial Rents In-Place is primarily attributable to the borrower sponsors converting former vacant commercial space into 101 multifamily units on floors six through 10 of the Axis Apartments Property.
(2)	The TTM column represents the trailing twelve-month period ending July 31, 2023.
(3)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(4)	Other Income consists of parking income, water/sewer usage fees, commission laundry income, trash removal usage fees and other miscellaneous income for the apartments and tenant’s pro-rata obligation for real estate tax expense and CAM expenses for the commercial component.
(5)	Total Expenses consist of repairs and maintenance, utilities, advertising and marketing, general and administrative and non-revenue units.

The Market. The Axis Apartments Property is located at 441 East Erie Street in the Near North neighborhood of Chicago, Illinois, just north of Chicago’s CBD. Primary access to the neighborhood is provided by Chicago Avenue, North Avenue and La Salle Street.

According to the appraisal, the Axis Apartments Property is located in the Streeterville/River North apartment submarket of the Chicago MSA. As of the second quarter of 2023, the Streeterville/River North apartment submarket had a total inventory of 52,058 units, a vacancy rate of 4.9% and effective rent of $2,784 per unit.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Axis Apartments Property was 82,421, 328,425 and 728,820, respectively. The 2023 average household income within the same radii was $185,238, $177,282 and $155,758, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily properties to the Axis Apartments Property:

Multifamily Rent Comparables(1)
Property Name	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size	Average Rent Per Unit
Axis Apartments	–	1986 / 2015	92.5%(2)(3)	716(2)	749 SF(2)	$2,192(2)(4)
The Bernardin	0.5 Miles	2005 / 2023	90.0%	171	1,050 SF	$3,283
One East Delaware	0.7 Miles	1989 / 2019	98.0%	304	768 SF	$2,582
Gold Cost City Club Apartments	0.4 Miles	1962 / 2016	95.0%	145	812 SF	$2,253
1111 N. Dearborn Street	0.9 Miles	1981 / 2020	95.0%	286	744 SF	$2,309
1000 N LaSalle	1.0 Miles	1980 / NAP	96.0%	148	793 SF	$2,213
65 East Scott	0.9 Miles	1975 / NAP	100.0%	230	697 SF	$2,056
The Chicagoan	0.5 Miles	1990 / 2014	95.0%	221	925 SF	$2,749
Arrive Streeterville	0.1 Miles	1972 / 2019	97.0%	1,061	739 SF	$2,232
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 20, 2023.
(3)	Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term. The other 615 units are 91.2% leased.
(4)	Does not include the 101 Sonder Units as each unit pays a monthly base rent of $2,990 regardless of the type of unit.

The Borrower. The borrower is AH Axis Erie, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Axis Apartments Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are William O'Kane and Karen O'Kane. William O’Kane is the founder and head of Group Fox, Inc., a family owned real estate investment firm founded in 1978 that owns and operates over 4,000 apartments in 15 unique neighborhoods in Chicago, Illinois.

Property Management. The Axis Apartments Property is managed by Group Fox, Inc., a borrower affiliated management company.

Escrows and Reserves. At origination of the Axis Apartments Whole Loan, the borrower deposited approximately (i) $1,318,059 into a reserve account for real estate taxes, (ii) $216,815 into a reserve account for insurance premiums, (iii) $106,250 into a reserve account for immediate repairs, (iv) $1,812,061 in the form of a letter of credit into a reserve account for gap rent under the Sonder Lease, (v) $3,624,131 in the form of a letter of credit into a reserve account for one year of base rent under the Sonder Lease and (vi) $1,208,040 in the form of a letter of credit into a reserve account for free rent under the Sonder Lease.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $329,515).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $30,974).

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $15,203 for replacement reserves (approximately $250 per unit annually).

TI / LC Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit into a tenant improvements and leasing commissions reserve account, on a monthly basis, approximately $1,433, for tenant improvements and leasing commissions incurred with respect to non-residential leases other than the Sonder Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lockbox / Cash Management. The Axis Apartments Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants under non-residential leases at the Axis Apartments Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Axis Apartments Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Axis Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Axis Apartments Whole Loan.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Axis Apartments Whole Loan documents, (ii) the debt service coverage ratio being less than 1.05x (provided, however, that no Trigger Period will exist pursuant to this clause (ii) during any period that the DSCR Collateral Cure Conditions (as defined below) are satisfied), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) (provided, however, that no Trigger Period will exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Axis Apartments Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” will be deemed to exist if, within 10 days following the occurrence of the relevant Trigger Period, the borrower deposits into an account with the lender an amount equal to $3,624,120 (in the form of cash or a letter of credit) as additional collateral for the Axis Apartments Whole Loan, and which will only be returned to the borrower upon either (i) satisfaction of the Collateral Cure Release Conditions (as defined below) or (ii) full repayment of the Axis Apartments Whole Loan.

“Collateral Cure Release Conditions” will be deemed satisfied if either: (a) all applicable Trigger Periods for which the Collateral Cure Conditions have been satisfied in order to cause the cessation of such Trigger Period(s) cease to exist pursuant to the other terms and conditions of the definition of Trigger Period (and/or the definition of Specified Tenant Trigger Period, as applicable) without regard to the fact that any collateral has been posted hereunder to satisfy the Collateral Cure Conditions (e.g., (1) in the case of a Specified Tenant (as defined below) being in default under the applicable Specified Tenant lease, the conditions set forth in clause (i) of the definition of Specified Tenant Cure Conditions (as defined below) have been satisfied, or (2) in the case of a Trigger Period due to a low debt service coverage ratio, the conditions set forth in clause (B)(y) of the definition of Trigger Period have been satisfied); or (b)(i) no Trigger Period then exists (or would exist if the collateral posted to satisfy the Collateral Cure Conditions is released to the borrower), (ii) the debt yield equals or exceeds 9.25% and (iii) the Sonder Lease is no longer in place at the Axis Apartments Property and at least 90 of the individual dwelling units intended to be covered by the Sonder Lease as of origination of the Axis Apartments Whole Loan have been leased to other tenants by the borrower pursuant to residential leases.

“DSCR Collateral Cure Conditions” will be deemed to exist if (i) the Collateral Cure Conditions are satisfied and (ii) the debt service coverage ratio would, but for the exclusion of rental income from the Sonder Lease, equal or exceed 1.05x.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease, (ii) a Specified Tenant failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in its Specified Tenant space (or applicable portion thereof), (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect and (vi) any bankruptcy or similar insolvency of a Specified Tenant; and (B) expiring upon the lender’s receipt of evidence reasonably

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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acceptable to the lender of the first to occur of (1) the satisfaction of the applicable Specified Tenant Cure Conditions or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Axis Apartments Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease having expired or been satisfied, each such lease having commenced and the Specified Tenant having commenced paying full unabated rent.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease; (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof); (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect; (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction; and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant” means, as applicable, (i) Sonder, together with any replacement, successor and/or assigns thereof in accordance with the terms of the Axis Apartments Whole Loan documents and (ii) any guarantor of any Specified Tenant lease (including without limitation, Sonder).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee(2)
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Industrial / Other
% of IPB:	2.9%	Net Rentable Area (Acres):	60.65
Loan Purpose:	Refinance	Location:	North Hollywood, CA
Borrowers:	63 LCB Land LLC and 63 LCH Tenant LLC	Year Built / Renovated:	1985 / NAP
Borrower Sponsors:	Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay, and Victoria M. Botsford	Occupancy:	100.0%
Interest Rate:	7.53000%	Occupancy Date:	10/31/2023
Note Date:	12/28/2023	4th Most Recent NOI (As of):	$5,932,867 (12/31/2020)
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of):	$5,780,320 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,277,128 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$6,545,852 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,359,206
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$982,811
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,376,395
Additional Debt:	No	UW NCF:	$6,112,173
Additional Debt Balance:	N/A	Appraised Value / Per Acre:	$116,500,000 / $1,920,857
Additional Debt Type:	N/A	Appraisal Date:	11/3/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Acre:	$329,761
Taxes:	$0	Springing	N/A	Maturity Date Loan / Acre:	$329,761
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	17.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	17.2%
Rollover Reserve:	$0	$0	N/A	UW NCF DSCR:	4.00x
Required Insurance Reserve:	$3,000,000	$0	N/A	UW NOI Debt Yield:	31.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$11,578,070	57.9%
			Return of Equity	4,397,509	22.0
			Upfront Reserves	3,000,000	15.0
			Closing Costs	1,024,421	5.1
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The lien of the Laurel Canyon Mortgage Loan (as defined below) is secured by both the fee and leasehold interest under a master lease between the two co-borrowers, effectively creating a fee simple interest in the Laurel Canyon Property (as defined below).

The Loan. The Laurel Canyon mortgage loan (the “Laurel Canyon Mortgage Loan”) has an original principal balance and Cut-off Date balance of $20,000,000 and is secured by a first lien mortgage on the borrowers’ fee and leasehold interests in a 60.65-acre industrial outdoor storage property located in North Hollywood, California (the “Laurel Canyon Property”). The Laurel Canyon Mortgage Loan has a five-year term, is interest-only for the full term, and accrues interest at a rate of 7.53000% per annum on an Actual/360 basis.

The Property. The Laurel Canyon Property is a 60.65-acre (or 2,642,221 square foot) industrial outdoor storage property located in North Hollywood, California approximately 13 miles northwest of downtown Los Angeles. The site is partially asphalt-paved with perimeter fencing and is currently utilized as an outdoor storage lot for automobiles and can also be utilized for trucks, trailers and/or containers. There are no permanent buildings at the Laurel Canyon Property but there are a number of modular buildings, trailers, tents and repurposed shipping containers onsite. The Laurel Canyon Property is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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zoned “M2”, which is the most flexible as-of-right industrial zoning use in California. The M2 zoning allows for warehouse, R&D, IOS, assembly plant, and salvage/scrapyard use. The Laurel Canyon Property is located alongside Highway 170 which provides access to Interstate 5 and is located 3 miles from Hollywood Burbank Airport, 28 miles from Los Angeles International Airport, and 41 miles from the Port of Los Angeles.

The Laurel Canyon Property is encumbered by a master lease between 63 LCB Land LLC (co-borrower), as lessor, and 63 LCH Tenant LLC (co-borrower), as lessee, which covers the entire Laurel Canyon Property. See “Ground Lease” below. The Laurel Canyon Property is currently 100.0% subleased to two tenants that are operators of automobile auctions and have been tenants at the Laurel Canyon Property since 2003. The two tenants in occupancy have a weighted average rent of $2.68 per square foot NNN, which is approximately 39% below the appraisers weighted average concluded market rent of $4.38 per square foot NNN.

Major Tenants.

Insurance Auto Auctions (Subtenant) (49.13 acres; 81.0% of net rentable acreage; 80.4% of underwritten base rent): Insurance Auto Auctions (“IAA”) operates an online platform that facilitates the marketing and sale of total-loss, damaged, and low-value vehicles. IAA provides buyers access to multiple digital bidding and buying channels, innovative vehicle merchandising, and evaluation services. The company is headquartered in Westchester, Illinois and has approximately 4,500 employees across 210 facilities throughout the United States, Canada, and the United Kingdom. In March 2023, IAA was acquired by RB Global, Inc. (NYSE: RBA), which reported net income in 2022 of $320 million on $1.7 billion in revenue. IAA has been a tenant at the Laurel Canyon Property since 2003 when it commenced a two-year sublease for 4.37 acres. Since the initial sublease, IAA has expanded its acreage four times to its current footprint of 49.13 acres. In connection with the latest expansion in May 2012, IAA extended its sublease term through its current expiration in June 2035. IAA has two options to terminate its lease by providing written notice to the landlord not more than 20 months prior, and not less than 18 months prior to (a) December 31, 2027, or (b) December 31, 2032.

All Valley Dealers Auto Auction, Inc. (Subtenant) (11.52 acres; 19.0% of net rentable acreage; 19.6% of underwritten base rent): All Valley Dealers Auto Auction, Inc. (“AVDAA”) is the largest independent auto auction in Los Angeles that assists buyers and sellers in the remarketing and sale of vehicles. AVDAA specializes in the liquidation of repossessed vehicles from major credit unions, banks, lease terminations, and trade-ins through live bid auctions. AVDAA was founded in 1986 and serves the states of California, Arizona, and Nevada. AVDAA has been a tenant at the Laurel Canyon Property since 2003 when it commenced a 23-year sublease for 3.32 acres. Since its initial sublease, the tenant has expanded its acreage four times to its current footprint of 11.52 acres. The term of AVDAA’s sublease was automatically extended through December 2035 in connection with the extension of the Master Lease (as defined below) in 2012 through November 2036. AVDAA has the option to terminate its lease effective December 31, 2030, and every seven years thereafter through any extended term of the lease. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the effective date of the termination.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies represent the occupancy as of December 31 for each indicated year.
(2)	Current Occupancy is based on the underwritten rent roll dated October 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Acres)	% of Total Acreage	UW Base Rent Per Acre	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
IAA(3)	Ba3/BB+/NR	49.13	81.0%	$115,974	$5,697,787	80.4%	6/30/2035
AVDAA(4)	NR/NR/NR	11.52	19.0	$120,953	1,393,377	19.6	12/31/2035

Occupied Collateral Total / Wtd. Avg.		60.65	100.0%	$116,919	$7,091,164	100.0%

Vacant Space		0.00	0.0%
Collateral Total		60.65	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2023 and includes contractual rent steps through January 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	IAA has two options to terminate its lease by providing written notice to the landlord not more than 20 months prior, and not less than 18 months prior to (a) December 31, 2027, or (b) December 31, 2032.
(4)	AVDAA has the option to terminate its lease effective December 31, 2030 and every seven years thereafter through any extended term of the lease. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the effective date of the termination.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (Acres)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035 & Beyond	2	60.65	100.0	7,091,164	100.0	60.65	100.0%	$7,091,164	100.0%
Total	2	60.65	100.0%	$7,091,164	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2023, and includes contractual rent steps through January 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM 9/30/2023	Underwritten	Per Acre	%(1)
Rents in Place	$6,017,142	$5,917,539	$6,382,302	$6,641,715	$6,884,625	$113,514	88.9%
Vacant Income	0	0	0	0	0	0	0.0
Rent Steps(2)	0	0	0	0	206,539	3,405	2.7
Gross Potential Rent	$6,017,142	$5,917,539	$6,382,302	$6,641,715	$7,091,164	$116,919	91.5%
Total Reimbursements	638,846	584,322	635,148	683,752	655,369	10,806	8.5
Net Rental Income	$6,655,988	$6,501,861	$7,017,450	$7,325,467	$7,746,533	$127,725	100.0%
Other Income	0	0	0	0	0	0	0.0
(Vacancy/Credit Loss)	0	0	0	0	(387,327)	(6,386)	(5.0)
Effective Gross Income	$6,655,988	$6,501,861	$7,017,450	$7,325,467	$7,359,206	$121,339	95.0%
Total Expenses	723,121	721,541	740,322	779,615	982,811	16,205	13.4
Net Operating Income	$5,932,867	$5,780,320	$6,277,128	$6,545,852	$6,376,395	$105,134	86.6%
Capital Expenditures	0	0	0	0	264,222	4,357	3.6
TI/LC	0	0	0	0	0	0	0.0
Net Cash Flow	$5,932,867	$5,780,320	$6,277,128	$6,545,852	$6,112,173	$100,778	83.1%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Rent Steps include contractual rent steps through January 2024.

Environmental. According to the Phase I environmental assessment dated November 10, 2023, a recognized environmental condition was identified at the Laurel Canyon Property in connection with soil, soil vapor and groundwater contamination from the historical use of the Laurel Canyon Property as a municipal solid waste landfill between 1962 and 1975 and ongoing remediation and monitoring activities. The prior owner of the Laurel Canyon Property has been identified as a “Potentially Responsible Party” under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), has agreed to indemnify, defend and hold harmless the borrowers from any CERCLA contribution actions and, pursuant to an environmental covenant entered into with the borrowers, has agreed it is responsible for remediation of existing contamination. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Laurel Canyon Property is located in North Hollywood, California within the Los Angeles-Long Beach-Anaheim Core-Based Statistical Area (“Los Angeles CBSA”), approximately 13 miles northwest of downtown Los Angeles. The Los Angeles CBSA is heavily urbanized and dense, with well-developed infrastructure and access to the Los Angeles Customs District, which includes the Ports of Long Beach and Los Angeles, Port Hueneme and Los Angeles International Airport. The Laurel Canyon Property is located in the Los Angeles IOS market, which is a subset of the Los Angeles warehouse/distribution market. The Los Angeles IOS market is an integral part of the logistics and warehousing operations within the Los Angeles CBSA, with demand drivers of IOS including e-commerce, construction activity and retail trade markets. IOS properties are typically utilized for the storage of vehicles, equipment, shipping containers and construction materials. The supply of IOS space within the Los Angeles CBSA is limited due to zoning restrictions and high land costs, especially in infill submarkets near airports, ports, railroads and major highways.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 41,147, 286,547 and 732,276, respectively. Additionally, for the same period, the average household income within the same radii was $69,426, $84,640 and $100,477, respectively.

According to the appraisal, the Laurel Canyon Property is located within the Los Angeles warehouse/distribution market. As of the third quarter of 2023, the Los Angeles warehouse/distribution market had an inventory of approximately 701.1 million square feet, with 9.1 million square feet under construction. The submarket has a vacancy rate of 2.2%. The overall rental rate in the market for warehouse/distribution (non-IOS) space is $21.24 per square foot annually. The appraiser concluded a market rent of $4.00 per square foot ($174,240 per acre) for IAA’s space and $6.00 per square foot ($261,520 per acre) for AVDAA’s space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable land sales for the Laurel Canyon Property:

Comparable Land Sales(1)
Property / Location	Gross Area (Acres)	Sale Date	Sale Price	Price Per Acre
Laurel Canyon	60.65(2)	N/A	N/A	N/A
North Hollywood, CA
Locust Ave & Lowell St	39.91	Aug-23	$72,000,000	$1,804,059
Fontana, CA
13610 Yorba Avenue	13.96	Jul-23	$40,000,000	$2,865,330
Chino, CA
1101 California St	17.00	May-23	$44,500,000	$2,617,647
Redlands, CA
33380 Zeiders Road	33.86	Feb-23	$60,841,341	$1,796,850
Menifee, CA
Alton Pky & Barranca Pky	151.96	Dec-22	$240,000,000	$1,579,363
Irvine, CA
500 Speedway Dr	63.47	Sep-22	$80,000,000	$1,260,438
Irwindale, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 31, 2023.

The following table presents certain information relating to comparable industrial land leases for the Laurel Canyon Property:

Comparable Industrial Land Lease Summary(1)
Property Name/Location	Tenant Size (Acres)	Tenant Name	Rent Per Acre	Lease Type	Commencement	Lease Term (Months)
Laurel Canyon	49.13(2)	IAA	$115,974(2)	NNN	Jul-20(2)	180(2)
North Hollywood, CA
460 Olive Ave	2.19	Qualtek	$135,907	NNN	Dec-23	60
Vista, CA
14683 Industry Circle	1.86	NAV	$444,314	NNN	Dec-23	60
La Miranda, CA
11080 Cherry Avenue	2.25	ITS Logistics	$263,974	Gross	Dec-22	61
Fontana, CA
4787 State Street	2.00	C Below Inc.	$287,496	NNN	Oct-22	60
Montclair, CA
2407 Lugonia Avenue	3.98	My Fleet Yard	$224,770	NNN	Aug-22	60
Redlands, CA
NE of Vivienda Ave & Railroad Access	24.00	Confidential	$151,589	NNN	Jul-22	72
Colton, CA
1435 W. Rialto Avenue	12.53	Century Distribution	$196,020	NNN	May-22	36
San Bernardino, CA
10625 Poplar Avenue	4.67	Flowers Baking Company	$229,997	NNN	Apr-22	122
Fontana, CA
2756 S Riverside Avenue	3.44	NAV	$157,044	NNN	Oct-21	84
Rialto, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrowers. The borrowing entities for the Laurel Canyon Mortgage Loan are 63 LCB Land LLC and 63 LCH Tenant LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Laurel Canyon Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay, and Victoria M. Botsford (“Guarantors”). The Guarantors are high net worth, experienced commercial real estate investors who reside in Chicago, Illinois.

Property Management. The Laurel Canyon Property is managed by 63 LCB Property Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $3,000,000 for insurance reserves that is required to be held in escrow until such time that the borrowers have obtained insurance coverage in compliance with the loan documents, including, without limitation, (x) the required terrorism coverage on all policies, (y) an additional $3,000,000 of excess liability/umbrella insurance coverage for a total of $8,000,000 and (z) confirmation that the existing $1,000,000/$2,000,000 plus $5,000,000 excess liability are single property policies, with no other non-collateral locations covered. The borrowers have since obtained the aforementioned insurance coverages which was effective as of December 28, 2023 and the full $3,000,000 deposited into the insurance reserve at origination has been released to the borrower.

Tax Escrows – If at any time the borrowers fail to provide evidence that all real estate taxes have been paid in full, or if an event of default or a Cash Management Period (as defined below) has occurred and is continuing, the borrowers are required to deposit 1/12th of the estimated annual real estate tax payment on a monthly basis.

Insurance Escrows – If at any time the borrowers fail to provide evidence that all insurance premiums have been paid in full, or if an event of default or a Cash Management Period has occurred and is continuing, the borrowers are required to deposit 1/12th of the estimated annual insurance premium on a monthly basis.

Lockbox / Cash Management. The Laurel Canyon Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the subtenants at the Laurel Canyon Property into a lender-controlled lockbox account, and at origination, such lockbox account was established in the name of 63 LCH Tenant LLC (co-borrower and owner of the leasehold interest of the Laurel Canyon Property) for rental payments by the subtenants. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Laurel Canyon Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Laurel Canyon Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Laurel Canyon Mortgage Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Laurel Canyon Mortgage Loan.

“Cash Management Period” means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) a default or an event of default, or (iii) the commencement of a Trigger Lease Sweep Period; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Laurel Canyon Mortgage Loan and all other obligations under the Laurel Canyon Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such default or event of default has been cured and no other default or event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(i)	the earlier of (a) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); or (b) the date the applicable Trigger Tenant (as defined below) actually gives notice, of its intention not to renew or extend; or
(ii)	the date required under a Trigger Lease by which the applicable Trigger Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Trigger Tenant gives notice of its intention not to renew or extend its Trigger Lease; or
(iii)	any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); or
(iv)	any Trigger Tenant discontinues its usage in 100% of its premises for a period of at least 120 days (i.e., “goes dark”) or gives notice (whether actual or constructive) that it intends to do the same; or
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable Trigger Tenant thereunder; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things, by any Trigger Tenant, its parent company, or the lease guarantor under any Trigger Lease, as described in the Laurel Canyon Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period will end upon the occurrence of any of the following:

(a)	the determination by the lender that the debt yield, based on tenants in place and paying rent for a period of at least three consecutive months, is at least 16.5%,
(b)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (i) above, 12 months of available cash have been swept by the lender and deposited into the special rollover reserve subaccount,
(c)	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (ii) or (iii) above, 18 months of available cash have been swept by the lender and deposited into the special rollover reserve subaccount,
(d)	the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or
(e)	the occurrence of any of the following:
(1)	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Trigger Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which 60% of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the loan documents, all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, and the lender has determined that the Laurel Canyon Property has achieved a debt service coverage ratio of at least 1.50x as of the last day of any calendar quarter for two consecutive calendar quarters;
(2)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (v) above, the subject Trigger Tenant default has been cured, and no other Trigger Tenant default has occurred for a period of six consecutive months following such cure; or
(3)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

“Trigger Tenant” means any tenant under a Trigger Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Trigger Lease” means (a) the Master Lease and (b) any lease (leased by such tenant and/or its affiliates) which (i) covers 20% or more rentable square feet of the Laurel Canyon Property (including any improvements thereon) and/or (ii) has a gross annual rent of 20% or more of the total annual rents of the Laurel Canyon Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not permitted.

Ground Lease. The Laurel Canyon Property is subject to a ground/master lease between 63 LCB Land LLC (co-borrower and owner of the fee simple interest of the Laurel Canyon Property), as lessor, and 63 LCH Tenant LLC (co-borrower and owner of the leasehold interest of the Laurel Canyon Property), as lessee (the “Master Lease”). The lien of the Laurel Canyon Mortgage Loan is secured by both the fee and leasehold interests of the borrowers, effectively creating a fee simple interest in the Laurel Canyon Property. The base rent under the Master Lease, which is scheduled to expire on November 30, 2036, has been prepaid through November 30, 2025, and commencing on December 1, 2025, the base rent due is $245,000 per month for the remainder of the Master Lease term. Given the lessor and lessee are co-borrowers and the lien of the Laurel Canyon Mortgage Loan is secured by both fee and leasehold interests, the Master Lease rent was not underwritten. Furthermore, in the event that rents received by the lessee from the sublessees are swept by the lender during a Cash Management Period and held in the special rollover reserve subaccount or cash collateral subaccount, rental payments due from the lessee pursuant to the Master Lease will be abated, and the lessee will be required to resume making rental payments as soon as the lender no longer sweeps funds into such accounts. If rents from the sublessees in such accounts are released to the lessee, the lessee’s obligation to pay rent to the lessor will be reinstated to the extent of the rents released.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,440,000	Title:	Fee
Cut-off Date Principal Balance:	$19,407,407	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	244
Loan Purpose:	Refinance	Location:	Milwaukee, WI
Borrowers:	Berrada Properties 111, LLC and Berrada Properties 112, LLC	Year Built / Renovated:	1925, 1930, 1964, 1965 / 2023
Borrower Sponsor:	Youssef Berrada	Occupancy:	100.0%
Interest Rate:	7.18800%	Occupancy Date:	12/1/2023
Note Date:	12/20/2023	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	1/1/2034	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,979,224
Call Protection:	L(35),YM1(81),O(4)	UW Expenses:	$820,180
Lockbox / Cash Management:	Springing	UW NOI:	$2,159,045
Additional Debt:	No	UW NCF:	$2,110,245
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$36,050,000 / $147,746
Additional Debt Type:	N/A	Appraisal Date:	11/28/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$79,539
Taxes:	$17,837	$17,837	N/A	Maturity Date Loan / Unit:	$54,601
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Static Insurance Reserve:	$71,000	$0	N/A	Maturity Date LTV:	37.0%
				UW NCF DSCR:	1.15x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,440,000	100.0%	Loan Payoff	$17,546,692	90.3%
			Return of Equity	1,199,487	6.2
			Closing Costs	604,984	3.1
			Reserves	88,837	0.5
Total Sources	$19,440,000	100.0%	Total Uses	$19,440,000	100.0%
(1)	Historical cash flows are unavailable as the Wisconsin Avenue Portfolio Properties (as defined below) were renovated in 2023.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Wisconsin Avenue Portfolio mortgage loan (the “Wisconsin Avenue Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in four garden-style multifamily properties located in Milwaukee, Wisconsin (collectively, the “Wisconsin Avenue Portfolio Properties”). The Wisconsin Avenue Portfolio Mortgage Loan accrues interest at a fixed rate of 7.18800% per annum. The Wisconsin Avenue Portfolio Mortgage Loan has a 10-year term that amortizes over 240 months, accrues interest on an Actual/360 basis and is scheduled to mature on January 1, 2034.

The Properties. The Wisconsin Avenue Portfolio Properties are comprised of a 72-unit multifamily property (the “2224 West Wisconsin Avenue Property”), a 36-unit multifamily property (the “2518 West Wisconsin Avenue Property”), a 64-unit multifamily property (the “2919 West Wisconsin Avenue”) and a 72-unit multifamily property (the “3035 West Wisconsin Avenue Property”), all located in Milwaukee, Wisconsin. The Wisconsin Avenue Portfolio Properties were each built between 1925 and 1965 and renovated in 2023. Each of the Wisconsin Avenue Portfolio Properties include a community

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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laundry facility. The Wisconsin Avenue Portfolio Properties were 100.0% occupied as of December 1, 2023. The Wisconsin Avenue Portfolio Properties are leased on a month-to-month basis.

2224 West Wisconsin Avenue Property. The 2224 West Wisconsin Avenue Property is a 72-unit garden style multifamily property located at 2224 West Wisconsin Avenue in Milwaukee, Wisconsin. The 2224 West Wisconsin Avenue Property consists of one, seven-story apartment building. The improvements were constructed in 1964 and renovated in 2023. The 2224 West Wisconsin Avenue Property features studio, one- and two-bedroom layouts. In addition, there is 900 square feet of retail space at the 2224 West Wisconsin Avenue Property.

2518 West Wisconsin Avenue Property. The 2518 West Wisconsin Avenue Property is a 36-unit garden style multifamily property located at 2518 West Wisconsin Avenue in Milwaukee, Wisconsin. The 2518 West Wisconsin Avenue Property consists of one, four-story apartment building. The improvements were constructed in 1930 and renovated in 2023. The 2518 West Wisconsin Avenue Property features studio, one- and two-bedroom layouts.

2919 West Wisconsin Avenue Property. The 2919 West Wisconsin Avenue Property is a 64-unit garden style multifamily property located at 2919 West Wisconsin Avenue in Milwaukee, Wisconsin. The 2919 West Wisconsin Avenue Property consists of one, nine-story apartment building. The improvements were constructed in 1965 and renovated in 2023. The 2919 West Wisconsin Avenue Property features one- and two-bedroom layouts.

3035 West Wisconsin Avenue Property. The 3035 West Wisconsin Avenue Property is a 72-unit garden style multifamily property located at 3035 West Wisconsin Avenue in Milwaukee, Wisconsin. The 3035 West Wisconsin Avenue Property consists of one, nine-story apartment building. The improvements were constructed in 1925 and renovated in 2023. The 3035 West Wisconsin Avenue Property features one- and two-bedroom layouts.

The following table presents detailed information with respect to the units at the Wisconsin Avenue Portfolio Properties:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	12	4.9%	458	$858	$1.87	$850	$1.86
One-Bedroom	193	79.1	642	$949	$1.48	$950	$1.48
Two-Bedroom	39	16.0	826	$1,050	$1.27	$1,050	$1.27
Total/Wtd. Avg.	244	100.0%	662	$961	$1.45	$961	$1.45
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

The following table presents certain information relating to the current occupancy of the Wisconsin Avenue Portfolio Properties:

Current Occupancy(1)
Property Name	Current(2)
2224 West Wisconsin Avenue	100.0%
2518 West Wisconsin Avenue	100.0%
2919 West Wisconsin Avenue	100.0%
3035 West Wisconsin Avenue	100.0%
(1)	Historical occupancies are unavailable as the Wisconsin Avenue Portfolio Properties were renovated in 2023.
(2)	Current Occupancy is as of December 1, 2023.

Environmental. According to the Phase I environmental assessments dated December 4, 2023 for the 2919 West Wisconsin Avenue Property and December 5, 2023 for the 2224 West Wisconsin Avenue Property, the 2518 West Wisconsin Avenue Property and the 3035 West Wisconsin Avenue Property, there was no evidence of any recognized environmental conditions at the Wisconsin Avenue Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the underwritten cash flows of the Wisconsin Avenue Portfolio Properties:

Underwritten Net Cash Flow(1)
	Appraisal	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,814,000	$2,814,000	$11,533	89.7%
Other Income	342,986	322,026	1,320	10.3
Net Rental Income	$3,156,986	$3,136,026	$12,853	100.0%
(Vacancy/Credit Loss)	126,630	156,801	643	5.0
Effective Gross Income	$3,030,356	$2,979,224	$12,210	95.0%
Total Expenses	819,877	820,180	3,361	27.5
Net Operating Income	$2,210,479	$2,159,045	$8,849	72.5%
Total Capex/RR	48,800	48,800	200	1.6
Net Cash Flow	$2,161,679	$2,110,245	$8,649	70.8%
(1)	Historical cash flows are unavailable as the Wisconsin Avenue Portfolio Properties were purchased and renovated in 2023.
(2)	% column represents percent of Net Rental Income for all revenue line items and percent of Effective Gross Income for all other items.

The Markets. The Wisconsin Avenue Portfolio Properties are located in Milwaukee, Wisconsin within the Milwaukee-Waukesha-West Allis metropolitan statistical area (the “Milwaukee MSA”). The city of Milwaukee is the most populous city in the state of Wisconsin. The Wisconsin Avenue Portfolio Properties are located 1.2 miles west of the Milwaukee central business district and 6.9 miles northwest of the Milwaukee Mitchell International Airport. The major employers within the Milwaukee MSA include Aurora Health Care Inc., Froedtert Health, Ascension Wisconsin and Quad Graphics Inc.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Wisconsin Avenue Portfolio Properties were 28,230, 238,763 and 500,236, respectively. Additionally, for the same time period, the average household income within the same radii was $36,940, $68,530 and $77,973, respectively.

According to the appraisal, The Wisconsin Avenue Portfolio Properties are located in the Avenues West submarket of the Milwaukee/Madison market, which had approximately 3,631 units of inventory, a vacancy rate of 3.8% and asking rent of $765 per unit as of the third quarter of 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily rental properties to Wisconsin Avenue Portfolio Properties:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Wisconsin Avenue Portfolio(2) 2224, 2518, 2919, 3035 West Wisconsin Avenue Milwaukee, WI	1925, 1930, 1964, 1965(1)	100.0%	244	Studio 1 Bedroom 2 Bedroom	458 642 826	$858 $949 $1,050	$1.87 $1.48 $1.27
The Ardmore 711 North 16th Street Milwaukee, WI	1940	100.0%	70	Studio 1 Bedroom 2 Bedroom	544 679 900	$697 $883 $1,295	$1.28 $1.30 $1.44
Campus Court 827 North 17th Street Milwaukee, WI	1965	96.0%	27	Studio 1 Bedroom 2 Bedroom	300 500 747	$674 $760 $1,455	$2.25 $1.52 $1.95
The Malt House 1009 West Juneau Avenue Milwaukee, WI	2021	92.0%	118	Studio 1 Bedroom 2 Bedroom	715 922 1,124	$1,145 $1,675 $1,975	$1.60 $1.82 $1.76
Sovereign Apartments 1810 West Wisconsin Avenue Milwaukee, WI	1932	100.0%	123	Studio 1 Bedroom 2 Bedroom	510 762 1,068	$611 $726 $1,279	$1.20 $0.95 $1.20
Franklin Arms 3120 West Wisconsin Avenue Milwaukee, WI	1923	100.0%	59	Studio 1 Bedroom 2 Bedroom	425 622 930	$522 $594 $646	$1.23 $0.95 $0.69
Kilbourn Apartments 2125 West Kilbourn Avenue Milwaukee, WI	1965	98.0%	19	Studio 1 Bedroom 2 Bedroom 3 Bedroom	530 550 829 1,113	$799 $853 $1,254 $1,606	$1.51 $1.55 $1.51 $1.44
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 1, 2023.

The Borrowers. The borrowers are Berrada Properties 111, LLC and Berrada Properties 112, LLC, each a Wisconsin limited liability company. See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and guarantor of the Wisconsin Avenue Portfolio Mortgage Loan is Youssef Berrada. Youssef Berrada is the founder of the family owned and operated Berrada Properties, which has more than 20 years of property management experience. Beginning in 1996 with just one eight-unit building, the company has grown into one of Milwaukee's largest property management companies with properties located throughout the greater Milwaukee area and Racine. The borrower sponsor is also the borrower sponsor for the Colonial Pointe I mortgage loan, Spring Park & Good Tree mortgage loan and Highland Avenue Portfolio mortgage loan.

The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company are defendants to a civil action filed by the State of Wisconsin in November 2021 alleging that the defendants violated certain state trade, consumer protection and landlord-tenant laws as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Wisconsin Avenue Portfolio Properties are managed by Berrada Properties Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $17,837 for real estate taxes and (ii) $71,000 for a static insurance reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments to the tax reserve, which currently equates to approximately $17,837.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums to the insurance reserve; provided, however, the borrowers are not required to make monthly insurance premium payments so long as (i) there is no event of default and (ii) the borrowers provide evidence of payment of all insurance premiums.

Lockbox / Cash Management. The Wisconsin Avenue Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Management Period (as defined below), all funds in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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lockbox account are required to be swept on a daily basis to a lender-controlled cash management account and disbursed in accordance with the Wisconsin Avenue Portfolio Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Wisconsin Avenue Portfolio Mortgage Loan, operating expenses and cash management bank fees) are required to be applied to the lender-controlled excess cash flow account (“Cash Collateral Subaccount”). Upon the termination of a Cash Management Period, all funds in the Cash Collateral Subaccount are required to be distributed to the borrowers.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) on the stated maturity date, (ii) an event of default or (iii) if the debt service coverage ratio is less than 1.05x, and expiring upon (a) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, and (b) with respect to clause (iii) above, the lender has determined that the Wisconsin Avenue Portfolio Properties have achieved a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters. In addition, the borrowers may suspend the occurrence of a Cash Management Period under clause (iii) above if and for so long as (x) the borrowers have deposited cash or a letter of credit with the lender in the amount of the difference between the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x minus the then-existing net operating income.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Centre Pointe Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$17,650,000	Title:	Fee
Cut-off Date Principal Balance(1):	$17,650,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.5%	Net Rentable Area (SF):	640,177
Loan Purpose:	Acquisition	Location:	West Chester, OH
Borrower:	RL Centrepointe Owner LLC	Year Built / Renovated:	2000-2007 / NAP
Borrower Sponsor:	Yaron Kandelker	Occupancy:	82.1%
Interest Rate:	7.02400%	Occupancy Date:	5/31/2023
Note Date:	6/22/2023	4th Most Recent NOI (As of):	$6,572,323 (12/31/2020)
Maturity Date:	7/6/2033	3rd Most Recent NOI (As of):	$5,718,797 (12/31/2021)
Interest-only Period:	90 months	2nd Most Recent NOI (As of):	$4,576,618 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,081,872 (TTM 3/31/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	82.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,419,184
Call Protection:	L(31),D(85),O(4)	UW Expenses:	$5,610,831
Lockbox / Cash Management:	Hard / In Place	UW NOI(5):	$6,808,354
Additional Debt(1)(2):	Yes	UW NCF:	$5,399,965
Additional Debt Balance(1)(2):	$30,000,000	Appraised Value / Per SF:	$70,200,000 / $110
Additional Debt Type(1)(2):	Pari Passu; Permitted Mezzanine	Appraisal Date:	4/17/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$74
Taxes:	$148,910	$148,910	N/A	Maturity Date Loan / SF:	$73
Insurance:	$33,333	$8,333	N/A	Cut-off Date LTV:	67.9%
Deferred Maintenance:	$77,284	$0	N/A	Maturity Date LTV:	66.2%
Replacement Reserve:	$0	$10,670	N/A	UW NCF DSCR:	1.42x
Rollover Reserve:	$0	$106,696	$5,000,000	UW NOI Debt Yield:	14.3%
Other Reserves(4):	$3,978,696	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$47,650,000	67.2%	Purchase Price	$64,500,000	90.9%
Borrower Sponsor Equity	19,059,846	26.9	Upfront Reserves	4,238,223	6.0
Seller’s Credits(6)	4,228,435	6.0	Closing Costs	2,200,058	3.1
Total Sources	$70,938,281	100.0%	Total Uses	$70,938,281	100.0%
(1)	The Centre Pointe Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $47,650,000 (the “Centre Pointe Portfolio Whole Loan”). The Financial Information presented above is calculated based on the Centre Pointe Portfolio Whole Loan.
(2)	In connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the Centre Pointe Portfolio Whole Loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments that will result in a combined debt service coverage ratio of at least 1.10x.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves consist of an outstanding TI/LC reserve ($3,636,322), a free rent reserve ($235,797), and an existing insurance claim reserve ($106,576). As of January 2024, the rollover reserve and outstanding TI/LC reserve have a combined outstanding balance of $4,831,147.
(5)	UW NOI is greater than Most Recent NOI primarily due to new leasing, leases renewing at higher rents, and underwritten rent steps totaling $155,678 through August 2024.
(6)	Seller’s Credits consists of outstanding TI/LC and free rent, most of which has been escrowed as Other Reserves.

The Loan. The Centre Pointe Portfolio mortgage loan (the “Centre Pointe Portfolio Mortgage Loan”) is part of a fixed rate whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $47,650,000 secured by a first mortgage encumbering the fee interest in a 640,177 square foot office property in West Chester, Ohio (the “Centre Pointe Portfolio Property”). The Centre Pointe Portfolio Mortgage Loan consists of the non-controlling Note A-2, with an original principal balance and Cut-off Date Balance of $17,650,000. The controlling Note A-1, with an original principal balance of $30,000,000, was contributed to the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSWF 2023-2	Yes
A-2	17,650,000	17,650,000	BBCMS 2024-C24	No
Whole Loan	$47,650,000	$47,650,000

The Property. The Centre Pointe Portfolio Property is a 640,177 square foot office property located in West Chester, Ohio, approximately 18 miles north of Cincinnati. The improvements consist of five, four-story buildings constructed between 2000 and 2007. The Centre Pointe Portfolio Property is part of the greater Centre Pointe Office Park, which includes various hotels, restaurants, one additional office building, and a public park that are not a part of the collateral for the Centre Pointe Portfolio Whole Loan. The Centre Pointe Portfolio Property is situated on an approximately 40.02-acre site with 2,731 surface parking spaces (approximately 4.27 spaces per 1,000 square feet). The buildings are all similar in size (between 121,397 and 138,633 square feet) and feature rectangular floor plates ranging from 30,000 to 36,500 square feet. The floor plates are easily divisible and can accommodate tenants ranging in size from full floor plates to smaller and mid-size tenants that occupy a small portion of a floor. Amenities at the Centre Pointe Portfolio Property include a 2,018 square foot fitness center and a furnished business conference center.

As of May 31, 2023, the Centre Pointe Portfolio Property was 82.1% leased to 54 tenants. The Centre Pointe Portfolio Property features a granular rent roll, with no tenant making up greater than 8.3% of the net rentable area and 9.2% of the underwritten base rent. Occupancy decreased from 87.2% in 2020 to 80.4% in 2021 primarily due to one of the major tenants at the time, GE Aviation, downsizing and retracting their Cincinnati presence and vacating its space at the Centre Pointe Portfolio Property. The previous owner began to backfill the space and executed 358,448 square feet across 15 new leases (143,823 square feet), 17 renewals (157,516 square feet), and approximately 29,219 square feet of expansion space since February 2020.

Major Tenants.

Synchrony (53,194 square feet, 8.3% of net rentable area; 9.2% of underwritten base rent; Moody’s/S&P/Fitch: NR/BBB-/BBB-): The largest tenant, Synchrony (NYSE: SYF), is a consumer financial services company that offers a diverse set of financing solutions and digital capabilities to consumers. The company serves over 70 million customers and has approximately 18,500 employees. Synchrony moved into the Centre Pointe Portfolio Property in June 2022 and has a lease expiration in October 2027. The tenant has two, five-year renewal options.

Contech Construction Products (44,814 square feet; 7.0% of net rentable area; 7.9% of underwritten base rent): The second largest tenant, Contech Construction Products, is a provider of site solutions for engineers, contractors, architects, and owners. Contech Construction Products helps build, support, and sustain development projects such as bridges, drainage, erosion control, retaining walls, and storm water management. The company has over 1,400 employees and 60 facilities across North America and is headquartered at the Centre Pointe Portfolio Property. Contech Construction Products has been a tenant at the Centre Pointe Portfolio Property since December 2005 and signed a lease extension in January 2021 to extend its lease expiration to July 2031. The tenant has two, five-year renewal options remaining.

Pilot Chemical Company of Ohio (37,533 square feet; 5.9% of net rentable area; 7.0% of underwritten base rent): The third largest tenant, Pilot Chemical Company of Ohio (“Pilot Chemical”), specializes in providing products and services to the disinfecting, sanitizing, cleaning, metalworking, and oil industries. The company was founded in 1952 and is headquartered at the Centre Pointe Portfolio Property. Pilot Chemical has been a tenant at the Centre Pointe Portfolio Property since May 2019 and has a lease expiration in May 2029. Pilot Chemical has the one-time right to terminate its lease, effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331 plus the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization. Additionally, Pilot Chemical has the right to downsize its space by 5,000 square feet, effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025, for a termination fee equal to the unamortized portion of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization applicable to the relinquished space. The tenant has three, five-year renewal options remaining.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
87.2%	80.4%	80.2%	82.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 31, 2023.

The following table presents certain information relating to the largest tenants based on net rentable area at the Centre Pointe Portfolio Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Synchrony	NR/BBB-/BBB-	53,194	8.3%	$13.22	$703,225	9.2%	10/31/2027
Contech Construction Products	NR/NR/NR	44,814	7.0%	$13.46	$603,196	7.9%	7/31/2031
Pilot Chemical(4)	NR/NR/NR	37,533	5.9%	$14.25	$534,845	7.0%	5/31/2029
3dB Labs, Inc.	NR/NR/NR	32,998	5.2%	$14.59	$481,512	6.3%	5/31/2027
Clarkwestern Dietrich Building Systems, LLC	NR/NR/NR	24,944	3.9%	$15.89	$396,305	5.2%	10/31/2027
Largest Tenants		193,483	30.2%	$14.05	$2,719,084	35.7%
Other Tenants		332,419	51.9%	$14.75	$4,904,126	64.3%
Occupied Collateral Total / Wtd. Avg.		525,902	82.1%	$14.50	$7,623,210	100.0%
Vacant Space		114,275	17.9%

Collateral Total		640,177	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $155,678 through August 2024.
(4)	Pilot Chemical has the right to terminate its lease, effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331 plus the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to tenant lease expirations at the Centre Pointe Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	114,275	17.9%	NAP	NA	P	114,275	17.9%	NAP	NAP
2024 & MTM	7	37,607	5.9	$530,185	7.0%		151,882	23.7%	$530,185	7.0%
2025	11	76,653	12.0	$1,195,076	15.7		228,535	35.7%	$1,725,261	22.6%
2026	6	34,409	5.4	$531,923	7.0		262,944	41.1%	$2,257,184	29.6%
2027	16	186,415	29.1	$2,585,857	33.9		449,359	70.2%	$4,843,040	63.5%
2028	4	21,405	3.3	$315,825	4.1		470,764	73.5%	$5,158,866	67.7%
2029	4	72,692	11.4	$1,076,372	14.1		543,456	84.9%	$6,235,238	81.8%
2030	2	21,336	3.3	$321,570	4.2		564,792	88.2%	$6,556,808	86.0%
2031	1	44,814	7.0	$603,196	7.9		609,606	95.2%	$7,160,004	93.9%
2032	3	30,571	4.8	$463,206	6.1		640,177	100.0%	$7,623,210	100.0%
2033	0	0	0	$0	0.0		640,177	100.0%	$7,623,210	100.0%
2034 & Beyond	0	0	0	$0	0.0		640,177	100.0%	$7,623,210	100.0%
Total	54	640,177	100.0%	$7,623,210	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $155,678 through August 2024.

The following table presents certain information relating to operating history and underwritten cash flows at the Centre Pointe Portfolio Property:

Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,021,421	$6,402,901	$5,663,860	$6,030,222	$7,467,532	$11.66	50.3%
Rent Steps(3)	0	0	0	0	155,678	0.24	1.0
Vacancy Gross Up	0	0	0	0	2,571,980	4.02	17.3
Gross Potential Rent	$7,021,421	$6,402,901	$5,663,860	$6,030,222	$10,195,190	$15.93	68.7%
Total Reimbursements	4,467,651	3,998,795	4,206,747	4,513,730	4,647,819	7.26	31.3
Net Rental Income	$11,489,072	$10,401,696	$9,870,607	$10,543,952	$14,843,009	$23.19	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,571,980)	(4.02)	(17.3)
Other Income(4)	127,749	278,832	109,154	148,155	148,155	0.23	1.0
Effective Gross Income	$11,616,821	$10,680,528	$9,979,761	$10,692,107	$12,419,184	$19.40	83.7%
Total Expenses	5,044,498	4,961,731	5,403,143	5,610,235	5,610,831	$8.76	45.2%
Net Operating Income(5)	$6,572,323	$5,718,797	$4,576,618	$5,081,872	$6,808,354	$10.64	54.8%
Capital Expenditures	0	0	0	0	128,035	0.20	1.0
TI/LC	0	0	0	0	1,280,354	2.00	10.3
Net Cash Flow	$6,572,323	$5,718,797	$4,576,618	$5,081,872	$5,399,965	$8.44	43.5%
(1)	Represents the trailing 12-months ended March 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through August 2024.
(4)	Other income includes late charges and miscellaneous income.
(5)	Underwritten Net Operating Income is greater than TTM Net Operating Income primarily due to new leasing, leases renewing at higher rents, and underwritten rent steps totaling $155,678 through August 2024.

Environmental. According to Phase I environmental site assessments dated January 27, 2023 and January 30, 2023, there was no evidence of any recognized environmental conditions at the Centre Pointe Portfolio Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Market. The Centre Pointe Portfolio Property is located in West Chester, Ohio, approximately 18 miles north of Cincinnati. Primary access is provided by Interstate 75 (located less than a mile from the Centre Pointe Portfolio Property) and Interstate 275, which connect the Centre Pointe Portfolio Property to the greater Cincinnati metropolitan area. The local neighborhood features retail, restaurants, and entertainment such as Ikea, Buffalo Wild Wings, Top Golf, and an AMC theater. The office park features more than four hotel options for business travel. Additionally, The Residences at the Clocktower, a brand new 300+ unit multifamily and retail complex, is currently being constructed in the center of the office park. Also at the heart of the office park is West Chester Clock Tower Park, which features outdoor recreation and live music for local residents.

According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius of the Centre Pointe Portfolio Property is 3,102, 46,401 and 136,676, respectively. The 2022 estimated median household income within the same radii was $111,253, $98,474 and $94,197, respectively. Furthermore, the top three industries within the area are healthcare/social assistance, manufacturing and retail trade, which represent a combined total of 40% of the workforce.

According to the appraisal, the Centre Pointe Portfolio Property is situated in the Butler County office submarket, which contained approximately 11.1 million square feet of office space as of the fourth quarter of 2022. The Butler County office submarket reported a vacancy rate of 11.1% with an average asking rental rate of $18.64 per square foot. The appraiser concluded a market rent of $13.85 per square foot for the Centre Pointe Portfolio Property.

The following table presents certain information relating to comparable office sales for the Centre Pointe Portfolio Property:

Comparable Sales Summary(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Centre Pointe Portfolio	West Chester, OH	640,177
Summit Woods III and IV	Sharonville, OH	218,497	Jul-22	$22,000,000	$100.69	8.5%
Hurstbourne Park & Hurstbourne Place	Louisville, KY	343,835	Jul-22	$42,500,000	$123.61	7.3%
Westar I & II	Westerville, OH	279,912	Jan-23	$31,000,000	$110.75	8.0%
9200 Worthington Building	Columbus, OH	136,318	Sep-22	$14,750,000	$108.20	7.0%
Two Crowne Point	Sharonville, OH	74,460	Dec-22	$7,500,000	$100.73	9.2%
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office leases for the Centre Pointe Portfolio Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Centre Pointe Portfolio	2000-2007	640,177	Synchrony	5.4	53,194	$13.22	NNN
9100, 9050, 9075, 9025 & 9277 Centre Pointe Drive
West Chester, OH
Office Park I	2012	31,874	RubyHaus	5.0	1,799	$17.00	NNN
9032 Union Centre Boulevard
West Chester, OH
Governor's Pointe 4680	1998	128,490	VA - GSA	10.0	19,412	$21.69	Gross
4680 Parkway Drive
Deerfield Township, OH
GE Aviation	2009	409,798	GE Aviation	5.3	204,899	$13.80	NNN
6440 Aviation Way
West Chester Township, OH
Summit Woods III	2006	106,000	Clarify Wealth Management	3.0	3,580	$14.60	NNN
50 E. Business Way
Sharonville, OH
Summit Woods IV	2015	108,422	United Healthcare	3.0	11,135	$14.35	NNN
400 E. Business Way
Sharonville, OH
Kemper Pointe	2005	96,418	Rapid Mortgage	NAV	8,280	$14.00	NNN
7870 East Kemper Road
Cincinnati, OH
Deerfield Crossing A&B	1999	320,802	Nelson & Associates Inc	NAV	2,550	$15.75	NNN
5181 West Natorp Boulevard
Deerfield Township, OH
(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the Centre Pointe Portfolio Whole Loan is RL Centrepointe Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Centre Pointe Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Yaron Kandelker. Yaron Kandelker is the President and CEO of Realife Real Estate, a Cleveland-based real estate investment firm. Realife currently has approximately $300 million in assets under management across 39 properties primarily located in Ohio and Florida.

Property Management. The Centre Pointe Portfolio Property is managed by SVR Property Management LLC (d/b/a HSK Management). HSK Management has contracted out its management services at the Centre Pointe Portfolio Property to Hines Interests Limited Partnership pursuant to a sub-manager agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $148,910 into a real estate tax reserve, approximately $33,333 into an insurance reserve, $77,284 into a deferred maintenance reserve, approximately $3,636,322 into an outstanding TI/LC reserve, approximately $235,797 into a free rent reserve, and approximately $106,576 into an existing insurance claim reserve.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $148,910).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium (initially approximately $8,333).

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $10,670 into a replacement reserve.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $106,696 into a TI/LC reserve, subject to a cap of $5,000,000.

Lockbox / Cash Management. The Centre Pointe Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause all rents to be transmitted directly by non-residential tenants at the Centre Pointe Portfolio Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Centre Pointe Portfolio Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Centre Pointe Portfolio Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Centre Pointe Portfolio Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, during the continuance of a Cash Management Period continuing solely as a result of a Rollover Reserve Cash Management Period (as defined below), into the rollover reserve subaccount (provided, however, if both a Lease Sweep Period and Rollover Reserve Cash Management Period is then continuing, the lender may elect to deposit such funds in either the special rollover reserve subaccount or the rollover reserve subaccount), or otherwise in a cash collateral subaccount as additional collateral for the Centre Pointe Portfolio Whole Loan.

A “Cash Management Period” commenced at the origination of the Centre Pointe Portfolio Whole Loan (the “Rollover Reserve Cash Management Period”) and will continue until the balance in the rollover reserve reaches $2,500,000. Any future Cash Management Period will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) a default or an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt yield is less than 10%, or (iv) the commencement of a Lease Sweep Period; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Centre Pointe Portfolio Whole Loan and all other obligations under the Centre Pointe Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such default or event of default is no longer continuing and no other default or event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the Centre Pointe Portfolio Property has achieved a debt yield of at least 10.25% as of the last day of any calendar quarter for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Lease Sweep Lease gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease; (iv) any tenant under a Lease Sweep Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Centre Pointe Portfolio Whole Loan documents (“Lease Sweep Tenant Insolvency Proceeding”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Centre Pointe Portfolio

A Lease Sweep Period ends upon the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, (B) the date on which the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (C) the date on which all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned.

“Lease Sweep Lease” means (i) the Synchrony lease, (ii) the Contech Construction Products lease, (iii) the Pilot Chemical lease, (iv) the 3dB Labs lease, and (v) any other lease which, individually or together with any other lease(s) leased by such tenant and/or its affiliates, covers, in the aggregate, 30,000 or more rentable square feet at the Centre Pointe Portfolio Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. In connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the Centre Pointe Portfolio Whole Loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments which will result in a combined DSCR of at least 1.10x.

Partial Release. The borrower may obtain the release of a certain undeveloped parcel from the lien of the mortgage in connection with the sale of such undeveloped parcel provided, among other conditions: (a) the sale is pursuant to an arm's-length agreement for at least the fair market value of the undeveloped parcel at the time of the release, (b) the borrower (i) pays all accrued and unpaid interest on the principal being prepaid pursuant to subclause (ii) of this clause (b), and (ii) makes a prepayment of principal in an amount at least equal to the Release Amount (as defined below) (together with all accrued and unpaid interest on the principal being prepaid) and pays to the lender the yield maintenance premium and exit fee on the principal being prepaid, (c) both immediately before the sale and thereafter, no default or event of default is continuing, (d) after giving effect to such release, the DSCR is not less than the greater of (i) the DSCR immediately preceding the release and (ii) 1.35x, and (e) if after taking into account the prepayment of principal pursuant to clause (b) above, the loan-to-value ratio is greater than 125%, the borrower also makes a payment of principal in an amount such that the loan-to-value ratio is no more than 125%, together with, to the extent an event of default is continuing, the yield maintenance premium and exit fee on the principal being prepaid.

“Release Amount” means (i) in connection with the sale to a third party not affiliated with the borrower or guarantor, 100% of the net sale proceeds of the released parcel or (ii) in connection with the sale or lease to an affiliate of the borrower or guarantor, 100% of the appraised value of the released parcel.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 12 – Rillito Crossing Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,750,000	Title:	Fee
Cut-off Date Principal Balance:	$16,750,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.4%	Net Rentable Area (SF):	96,424
Loan Purpose:	Acquisition	Location:	Tucson, AZ
Borrower:	PH Rillito Crossing LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors:	Matthew Sandretto, Alisa Kolodizner and Anand Sheth	Occupancy:	95.7%
Interest Rate:	7.29800%	Occupancy Date:	12/15/2023
Note Date:	12/22/2023	4th Most Recent NOI (As of):	$1,231,073 (12/31/2020)
Maturity Date:	1/6/2034	3rd Most Recent NOI (As of):	$1,696,819 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,691,417 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$1,678,188 (TTM 8/1/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,448,127
Call Protection:	L(25),D(90),O(5)	UW Expenses:	$536,646
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,911,480
Additional Debt:	No	UW NCF:	$1,795,771
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$27,400,000 / $284
Additional Debt Type:	N/A	Appraisal Date:	10/30/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$174
Taxes:	$97,659	$19,532	N/A	Maturity Date Loan / SF:	$174
Insurance:	$9,263	$3,088	N/A	Cut-off Date LTV:	61.1%
Replacement Reserve:	$0	$1,607	$38,570	Maturity Date LTV:	61.1%
TI/LC(1):	$130,000	$8,035	$192,848	UW NCF DSCR:	1.45x
Free Rent Reserve:	$5,627	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,750,000	58.3%	Purchase Price	$27,525,000	95.7%
Sponsor Equity	12,002,533	41.7	Closing Costs	984,984	3.4
			Reserves	242,549	0.8
Total Sources	$28,752,533	100.0%	Total Uses	$28,752,533	100.0%
(1)	The upfront TI/LC reserve consists of outstanding approved leasing expenses for existing tenants.

The Loan. The Rillito Crossing Marketplace mortgage loan (the “Rillito Crossing Marketplace Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,750,000 and is secured by the borrower’s fee interest in a 96,424 square foot, grocery anchored retail center located in Tucson, Arizona (the “Rillito Crossing Marketplace Property”). The Rillito Crossing Marketplace Mortgage Loan accrues interest at a rate of 7.29800% per annum. The Rillito Crossing Marketplace Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Rillito Crossing Marketplace Property consists of a 96,424 square foot grocery anchored retail center located on 13 acres in Tucson, Arizona. The Rillito Crossing Marketplace Property was constructed in 2008 and includes 717 parking spaces (approximately 7.4 parking spaces per 1,000 square feet). The Rillito Crossing Marketplace Property is anchored by a Sprouts Farmers Market, Inc. (“Sprouts”) (NASDAQ: SFM) and LA Fitness which have been in occupancy since 2009 and 2007, respectively. Access to the Rillito Crossing Marketplace Property is provided via three entrances on North 1st Avenue (40,704 vehicles per day) and one entrance on East Limberlost Drive (8,960 vehicles per day). Located

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Rillito Crossing Marketplace

in a strong retail corridor, notable national retailers within a three-block radius include Target, PetCo, Total Wine, Nordstrom Rack, and Home Depot. As of December 15, 2023, the Rillito Crossing Marketplace Property was 95.7% occupied to a mix of 11 local and national tenants with a remaining average lease term of 4.8 years. Since 2019, the Rillito Crossing Marketplace Property has averaged 94% occupancy.

Major Tenants.

LA Fitness (49,920 square feet; ; 51.8% of NRA; 59.0% of Underwritten Base Rent) LA Fitness is an American chain recognized as one of the nation’s top gym operators with over 700 locations. Founded in Southern California in 1984, LA Fitness currently operates in 32 states and in Canada. LA Fitness employs over 13,000 employees and continues to expand across the nation as LA Fitness has acquired over 213 clubs from other gym operators over the last six years. LA Fitness had revenue of approximately $2.1 billion in 2022. LA Fitness has been a tenant at the Rillito Crossing Marketplace Property since 2007 and has extended its lease twice, most recently in 2021. LA Fitness has three 5-year renewal options remaining on its lease. According to the LA Fitness store manager, as of 2021 the membership count was over 18,000 members at this location.

Sprouts (25,650 square feet; 26.6% of NRA, 20.5% of Underwritten Base Rent, NASDAQ: SFM). Sprouts is a healthy grocery store founded by the Boney family in 2002 in Phoenix, Arizona. It subsequently merged with another Boney enterprise, and acquired the 39 unit Sunflower Market chain. Sprouts employs 31,000 employees and the company operates over 386 stores in 23 states nationwide. In 2018, in conjunction with its 10-year lease renewal, Sprouts invested $200,000 into improving its space. According to the property manager, in 2022 Sprouts’ sales were approximately $21.6 million with an occupancy cost of 2.4%. Sprouts averaged 21,717 monthly visitors in the last 12 months. Sprouts has been a tenant at the Rillito Crossing Marketplace Property since 2009 and has four, five-year fixed rate renewal options remaining. According to the appraisal, Sprouts’ in place base rent is 11.0% below the concluded market rent for grocery space.

Sola Salons (5,549 SF, 5.8% of NRA 6.4% of Underwritten Base Rent) Sola Salons was founded in 2004 and provides over 20,000 salon professionals with fully equipped salon spaces to own and operate their individual boutiques. The franchise is one of the largest, fastest-growing salon studio businesses in the country with a community of over 20,000 beauty professionals and over 650 locations nationwide.

Historical and Current Occupancy (1)
2020	2021	2022	Current(2)
94.2%	95.2%	93.8%	95.7%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Rillito Crossing Marketplace
Top Five Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
LA Fitness	Anchor	B3 / B / NR	49,920	51.8%	$22.35	$1,115,900	59.0%	12/31/2028	3, 5-year
Sprouts	Grocery Anchor	NR / NR / NR	25,650	26.6	$15.13	388,085	20.5	1/31/2029	4, 5-year
Sola Salons	Inline > 3,000 SF	NR / NR / NR	5,549	5.8	$21.76	120,741	6.4	11/30/2027	2, 5-year
L&L Hawaiian BBQ	Restaurant	NR / NR / NR	2,251	2.3	$22.00	49,522	2.6	11/30/2033	None
Dao’s Tai Pan’s	Restaurant	NR / NR / NR	2,090	2.2	$19.71	41,189	2.2	2/28/2025	2, 5-year
Top Five Tenants			85,460	88.6%	$20.07	$1,715,437	90.7%

Other Tenants			6,789	7.0%	$25.99	$176,444	9.3%
Total Occupied			92,249	95.7%	$20.51	$1,891,881
Vacancy			4,175	4.3%

Collateral Total			96,424	100.0%

(1)	Based on the underwritten rent roll dated December 15, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,175	4.3%	NAP	NA	P	4,175	4.3%	NAP	NA	P
2024 & MTM	0	0	0.0%	$0	0.0%		4,175	4.3%	$0	0.0%
2025	3	4,482	4.6%	108,308	5.7%		8,657	9.0%	$108,308	5.7%
2026	1	967	1.0%	28,169	1.5%		9,624	10.0%	$136,477	7.2%
2027	2	6,755	7.0%	147,273	7.8%		16,379	17.0%	$283,750	15.0%
2028	2	51,120	53.0%	1,145,948	60.6%		67,499	70.0%	$1,429,698	75.6%
2029	1	25,650	26.6%	388,085	20.5%		93,149	96.6%	$1,817,783	96.1%
2030	0	0	0.0%	0	0.0%		93,149	96.6%	$1,817,783	96.1%
2031	0	0	0.0%	0	0.0%		93,149	96.6%	$1,817,783	96.1%
2032	0	0	0.0%	0	0.0%		93,149	96.6%	$1,817,783	96.1%
2033	2	3,275	3.4%	74,098	3.9%		96,424	100.0%	$1,891,881	100.0%
2034	0	0	0.0%	0	0.0%		96,424	100.0%	$1,891,881	100.0%
2035 & Beyond	0	0	0.0%	0	0.0%		96,424	100.0%	$1,891,881	100.0%
Total	11	96,424	100.0%	$1,891,881	100.0%
(1)	Based on the underwritten rent roll dated December 15, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Rillito Crossing Marketplace

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per SF	%(3)
Base Rent	$1,723,879	$1,786,497	$1,749,185	$1,822,276	$1,891,881	$19.62	73.4%
Vacancy Gross Up	$0	$0	$0	$0	$105,834	1.10	4.1
Rent Step	$0	$0	$0	$0	$47,315	0.49	1.8
Gross Potential Income	$1,723,879	$1,786,497	$1,749,185	$1,822,276	$2,045,030	$21.21	79.4%
Reimbursements	$473,095	$459,481	$446,076	$440,941	$511,000	5.30	19.8
Other Income	$11,308	$19,854	$21,200	$19,365	$19,898	0.21	0.8
Net Rental Income	$2,208,282	$2,265,832	$2,216,461	$2,282,582	$2,575,928	$26.71	100.0%
(Vacancy/Credit Loss)	$0	($14,000)	$0	($15,132)	($127,802)	(1.33)	(5.0)
Effective Gross Income	$2,208,282	$2,251,832	$2,216,461	$2,267,450	$2,448,127	$25.39	95.0%
Total Expenses	$977,209	$555,012	$525,044	$589,262	$536,646	$5.57	21.9%
Net Operating Income	$1,231,073	$1,696,819	$1,691,417	$1,678,188	$1,911,480	$19.82	78.1%
TI/LC	$0	$0	$0	$0	$96,424	1.00	3.9%
Cap Ex	$0	$0	$0	$0	$19,285	0.20	0.8
Net Cash Flow	$1,231,073	$1,696,819	$1,691,417	$1,678,188	$1,795,771	$18.62	73.4%
(1)	Based on the underwritten rent roll dated December 15, 2023.
(2)	TTM reflects the trailing 12 months ending August 1, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rillito Crossing Marketplace Property is located in Tucson, Arizona and is well positioned within a dense in-fill retail market. The Rillito Crossing Marketplace Property is highly accessible via three entrances on North 1st Avenue (40,704 vehicles per day) and one entrance on East Limberlost Drive (8,960 vehicles per day). There are three apartment complexes totaling over 1,150 apartments within walking distance to the Rillito Crossing Marketplace Property. The University of Arizona, Tucson's second largest employer, is located roughly 3.5 miles from the Rillito Crossing Marketplace Property and employs over 16,000 people and has over 45,000 students. As of 2022, within a one-, three- and five- miles radius of the Rillito Crossing Marketplace Property, the population was 18,381, 102,419, and 236,585, respectively, with an average household income within the same radii of $57,861, $69,406 and $78,929, respectively.

The Rillito Crossing Marketplace Property is located in the Central East submarket of Tucson, Arizona. As of the third quarter of 2023, the appraisal reported no developments underway, but roughly eight projects in the proposed pipeline. The proposed pipeline is mainly composed of freestanding retail buildings or addition to existing centers. As of third quarter of 2023, retail asking rent was $16.60 PSF for triple net leases, a 2.91% year-over-year change. As of third quarter of 2023, the retail submarket vacancy rate was 7.8%, a decrease from 8.1% at the end of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 13 – CAVU Irvine
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,500,000	Title:	Fee
Cut-off Date Principal Balance:	$16,500,000	Property Type – Subtype:	Office – CBD
% of IPB:	2.4%	Net Rentable Area (SF):	97,628
Loan Purpose:	Recapitalization	Location:	Irvine, CA
Borrower:	Pros CAVU DE, LLC	Year Built / Renovated:	1975 / 2020-2022
Borrower Sponsor:	Peter Donald Cao	Occupancy:	100.0%
Interest Rate:	7.30000%	Occupancy Date:	12/20/2023
Note Date:	1/12/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	2/6/2034	3rd Most Recent NOI (As of)(2):	($753,454) (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	($191,633) (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,415,969 (TTM 9/30/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,395,171
Call Protection::	L(24),D(89),O(7)	UW Expenses:	$1,146,632
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,248,539
Additional Debt:	No	UW NCF:	$2,127,192
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$32,100,000 / $329
Additional Debt Type:	N/A	Appraisal Date:	10/18/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$169
Taxes:	$44,624	$44,624	N/A	Maturity Date Loan / SF:	$161
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	51.4%
TI/LC:	$500,000	$12,204	N/A	Maturity Date LTV:	48.8%
Replacement Reserves:	$0	$2,359	N/A	UW NCF DSCR:	1.57x
Free Rent:	$221,235	$0	N/A	UW NOI Debt Yield:	13.6%
Immediate Repairs:	$50,625	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,500,000	51.4%	Recapitalization Proceeds(5)	$30,500,000	95.0%
Cash Equity Contribution(4)	15,619,127	48.6	Upfront Reserves	816,484	2.5
			Closing Costs	802,643	2.5
Total Sources	$32,119,127	100.0%	Total Uses	$32,119,127	100.0%
(1)	4th Most Recent NOI is not available as the CAVU Irvine mortgaged property (the “CAVU Irvine Property) was being extensively renovated and was vacant at the time.
(2)	The CAVU Irvine Property underwent an extensive renovation that was completed in 2022. Upon completion of the renovation, the CAVU Irvine Property was fully leased up to its current occupancy of 100.0%. The increases in historical NOI are due to the CAVU Irvine Property being leased up, with the majority of the new leasing occurring in 2022 and 2023.
(3)	Monthly insurance reserve payments are springing upon the blanket policy being unacceptable to the lender.
(4)	Includes $9.9 million contributed by the borrower sponsor to pay down the prior loan secured by the CAVU Irvine Property in December 2023, which reduced the balance of the prior loan from approximately $27.6 million to approximately $17.8 million. The remaining amount (approximately $17.8 million) was paid with the proceeds of the CAVU Irvine Mortgage Loan.
(5)	Recapitalization Proceeds represent a non-arm’s length purchase price where the borrower sponsor or its family members and affiliates previously owned a 86.7% in the selling entity.

The Loan. The CAVU Irvine mortgage loan (the “CAVU Irvine Mortgage Loan”) is secured by the borrower’s fee interest in a 97,628 square foot central business district (“CBD”) office property located in Irvine, California. The CAVU Irvine Mortgage Loan accrues interest at a rate of 7.30000% per annum. The CAVU Irvine Mortgage Loan is interest only for the first five years of the loan term followed by amortizing monthly payments over the next five years based on a 30 year amortization term. The CAVU Irvine Mortgage Loan accrues interest on an Actual/360 basis.

The Property. The CAVU Irvine Property is a 97,628 square foot CBD office property that was built in 1975 and renovated from 2020 through 2022. The CAVU Irvine Property consists of two buildings, with three stories each and is situated on a 7.03-acre site in Irvine, California.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 13 – CAVU Irvine

The CAVU Irvine Property is currently 100.0% occupied by 25 unique tenants. Other than the largest tenant, Colab Space, which represents 18.0% of the net rentable area and 17.9% of underwritten base rent of the CAVU Irvine Property, no other tenant represents more than 6.1% of the net rentable area and 6.4% of underwritten base rent of the CAVU Irvine Property. Prior to reaching full occupancy, the CAVU Irvine Property underwent extensive renovations. Approximately $8.8 million has been spent on renovations and TI/LC since 2020. Renovations included replacement of the HVAC systems, refurbishment of the common areas and exterior painting. The bulk of the renovations were completed in the middle of 2022 and the majority of new leases were executed in 2022 and 2023. The extensive renovations, location in close proximity to the Irvine CBD and adjacent location to John Wayne Airport, as well as the accessibility from the Irvine suburbs all factored into the lease-up from mostly vacant to 100.0% occupied within a three-year span.

Additionally, Rove Charging, an electric vehicle charging station company, recently executed a ten-year lease at the CAVU Irvine Property. Rove Charging will be paying $400,000 in base rent per year and will have four, five-year renewal options. The Rove Charging lease is expected to commence in October 2024. The income attributed to Rove Charging has not been underwritten.

The CAVU Irvine Property is entitled to 849,863 square feet of development intensity values (“DIVS”). At the CAVU Irvine Property there are 96,222 square feet of DIVS currently utilized for existing office space and 9,821 square feet of DIVS currently utilized for existing retail space, leaving 743,820 square feet of excess zoning potential DIVS. 109,230 square feet of DIVs are under contract to be sold to a third party, leaving 634,690 square feet of DIVs (which are neither being utilized with respect to the improvements currently existing at the CAVU Irvine Property nor under contract to be sold) remaining at origination of the CAVU Irvine Mortgage Loan. The borrower may freely transfer any unutilized DIVS at the CAVU Irvine Property in excess of the DIV threshold, set pursuant to the CAVU Irvine Mortgage Loan documents, of 350,000 square feet of office equivalency. The appraised value does not contemplate any value from the DIVs.

Major Tenants.

Colab Space (17,592 square feet; 18.0% of NRA, 17.9% of underwritten base rent). Colab Space operates as a coworking space that provides private offices, team suites, coworking desks, virtual offices, and event spaces for businesses of different sizes and stages. Colab Space’s suite at the CAVU Irvine Property is its only location and is considered mission critical. Colab Space executed a seven-year lease in 2022 that expires in 2029 and there are no renewal or termination options. Colab Space is an affiliate of the borrower sponsor and the borrower sponsor guarantees all rental obligations through the lease term.

Twinsteps Architecture (6,000 square feet; 6.1% of NRA, 6.4% of underwritten base rent). Twinsteps Architecture was founded in 2010 by Peter Morris, who, at the time, had over 30 years of experience in the architecture industry working on projects ranging from corporate high-rise buildings to local churches. In 2021, Twinsteps Architecture executed a 5.5-year lease through May of 2027. Twinsteps Architecture has two, five-year renewal options and no termination options.

The Legacy Lawyers (5,889 square feet; 6.0% of NRA, 6.0% of underwritten base rent). The Legacy Lawyers is a southern California-based law firm with locations in Irvine, Los Angeles and Torrance. The Legacy Lawyers engage in a variety of practice areas ranging from administration, litigation and estate planning. In 2023, The Legacy Lawyers executed an approximately 5.6-year lease through June 2028 with one, five-year renewal option and no termination options.

Environmental. According to the Phase I environmental report dated October 20, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the CAVU Irvine Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 13 – CAVU Irvine

Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(2)(3)
1.1%	7.2%	67.4%	100.0%
(1)	Historical occupancies are as of December 1 of each respective year.
(2)	The increases in historical occupancies through current occupancy is attributed to the CAVU Irvine Property undergoing extensive renovations from 2020 through 2022. The CAVU Irvine Property was mostly vacant in 2020 and 2021. The majority of new leasing occurred in 2022 and 2023 upon completion of the renovations.
(3)	Current Occupancy represents occupancy as of December 20, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Colab Space	NR/NR/NR	17,592	18.0%	$36.00	$633,312	17.9%	8/31/2029
Twinsteps Architecture	NR/NR/NR	6,000	6.1	$38.03	228,161	6.4	5/31/2027
The Legacy Lawyers	NR/NR/NR	5,889	6.0	$36.28	213,669	6.0	6/30/2028
Discovery Practice Management	NR/NR/NR	5,841	6.0	$36.64	214,008	6.0	5/31/2030
Acrisure of California	NR/NR/NR	5,788	5.9	$36.64	212,049	6.0	3/31/2028
Major Tenants		41,110	42.1%	$36.52	$1,501,200	42.4%
Other Tenants		56,518	57.9%	$36.04	2,036,669	57.6%
Occupied Collateral Total / Wtd. Avg.		97,628	100.0%	$36.24	$3,537,868	100.0%

Vacant Space		0	0.0%

Collateral Total		97,628	100.0%

(1)	Based on underwritten rent roll dated December 20, 2023.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through December 2024.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	2	3,964	4.1	$143,331	4.1%	3,964	4.1%	$143,331	4.1%
2025	4	10,793	11.1	401,045	11.3	14,757	15.1%	$544,376	15.4%
2026	6	16,828	17.2	593,014	16.8	31,585	32.4%	$1,137,390	32.1%
2027	5	20,005	20.5	733,789	20.7	51,590	52.8%	$1,871,178	52.9%
2028	6	22,605	23.2	819,370	23.2	74,195	76.0%	$2,690,548	76.0%
2029	1	17,592	18.0	633,312	17.9	91,787	94.0%	$3,323,860	94.0%
2030	1	5,841	6.0	214,008	6.0	97,628	100.0%	$3,537,868	100.0%
2031	0	0	0.0	0	0.0	97,628	100.0%	$3,537,868	100.0%
2032	0	0	0.0	0	0.0	97,628	100.0%	$3,537,868	100.0%
2033	0	0	0.0	0	0.0	97,628	100.0%	$3,537,868	100.0%
2034	0	0	0.0	0	0.0	97,628	100.0%	$3,537,868	100.0%
2035 & Beyond	0	0	0.0	0	0.0	97,628	100.0%	$3,537,868	100.0%
Total	25	97,628	100.0%	$3,537,868	100.0%
(1)	Based on the underwritten rent roll dated December 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through December 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 13 – CAVU Irvine
Operating History and Underwritten Net Cash Flow(1)
	2021(2)	2022(2)	TTM(2)(3)	Underwritten(2)	Per Square Foot	%(4)
Rents in Place(5)	$17,362	$765,407	$2,558,094	$3,537,868	$36.24	96.6%
Total Reimbursements	(17,315)	0	6,774	$96,720	$0.99	2.6
Other Income	391	3,611	25,923	$25,923	$0.27	0.7
Net Rental Income	438	769,018	$2,590,791	$3,660,511	$37.49	100.0%
(Vacancy / Credit Loss)	0	0	$0	(265,340)	(2.72)	(7.2)
Effective Gross Income	$438	$769,018	$2,590,791	$3,395,171	$34.78	92.8%

Total Expenses	$753,892	$960,651	$1,174,822	$1,146,632	$11.74	33.8%

Net Operating Income	($753,454	($191,633	$1,415,969	$2,248,539	$23.03	66.2%
Capital Expenditures	0	0	0	24,407	$0.25	0.7%
TI/LC	0	0	0	96,940	$0.99	2.9%
Net Cash Flow	($753,454)	($191,633)	$1,415,969	$2,127,192	$21.79	62.7%
(1)	Based on the underwritten roll dated December 20, 2023.
(2)	The increases in historical cash flows through underwritten are due to the CAVU Irvine Property being leased up, with the majority of the new leasing occurring in 2022 and 2023. The CAVU Irvine Property underwent an extensive renovation from 2020 through 2022. The CAVU Irvine Property was mostly vacant in 2020 and 2021, with the majority of new leasing occurring in 2022 and 2023.
(3)	TTM reflects the trailing 12- month period ending September 30, 2023.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Underwritten Rents in Place includes contractual rent steps through December 2024.

The Market. The CAVU Irvine Property is located in Irvine, California. The CAVU Irvine Property is located adjacent to John Wayne Airport, which is the only commercial airport in Orange County, California. Irvine is located in the heart of Orange County and is home to over 25,000 businesses.

The CAVU Irvine Property is located within the Orange County office market. Per the appraisal, more than 40% of Orange County’s high-technology and biomedical companies engaged in research and development are located in Irvine. Recently, Apple signed a lease expansion for a second building within the Irvine Spectrum Terrace development that expanded its footprint to over 170,000 square feet. Additionally, both Amazon and CoStar Group have executed leases within the Spectrum Terrace development for 116,000 and 115,000 square feet, respectively. The appraisal noted that tenants in the Orange County office market have shown a preference for newer, highly amenitized, creative office buildings. Vacancy in the Orange County Office Market increased from 12.0% at the end of 2022 to 13.4% as of the third quarter of 2023. The main driver behind the increase is large tenants at high-rise towers vacating, while low-rise buildings have remained steadier. Availability in the market declined in the second and third quarters of 2023 as leasing outpaced additions. Average asking rent increased slightly from $31.39 at the end of 2022 to $31.98 as of the third quarter of 2023.

According to the appraisal, the 2022 average household income within a one-, three- and five-mile radius of the CAVU Irvine Property was $116,825, $129,824 and $137,773, respectively. The 2022 population within the same radii of the CAVU Irvine Property was 9,021,169,667 and 522,535, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 14 – Colonial Pointe I
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,500,000	Title:	Fee
Cut-off Date Principal Balance:	$16,472,458	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.4%	Net Rentable Area (Units):	168
Loan Purpose:	Refinance	Location:	Milwaukee, WI
Borrower(1):	Colonial Pointe I Apartments, LLC	Year Built / Renovated:	1971 / 2014
Borrower Sponsor(2)(3):	Youssef Berrada	Occupancy:	100.0%
Interest Rate:	7.21660%	Occupancy Date:	12/1/2023
Note Date:	12/29/2023	4th Most Recent NOI (As of):	$1,211,285 (12/31/2020)
Maturity Date:	1/1/2034	3rd Most Recent NOI (As of):	$1,194,065 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,603,428 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,011,620 (TTM 11/30/2023)
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,472,389
Call Protection:	L(35),YM1(81),O(4)	UW Expenses:	$625,794
Lockbox / Cash Management:	Springing	UW NOI:	$1,846,595
Additional Debt:	No	UW NCF:	$1,812,995
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$30,400,000 / $180,952
Additional Debt Type:	N/A	Appraisal Date:	12/8/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$98,050
Taxes:	$16,964	$16,964	N/A	Maturity Date Loan / Unit:	$67,378
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.2%
Static Insurance:	$65,000	$0	N/A	Maturity Date LTV:	37.2%
				UW NCF DSCR:	1.16x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,500,000	100.0%	Loan Payoff	$14,060,806	85.2%
			Return of Equity	1,886,786	11.4
			Closing Costs	470,444	2.9
			Upfront Reserves	81,964	0.5
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%
(1)	See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Preliminary Prospectus.
(2)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company are defendants to a civil action filed by the State of Wisconsin in November 2021 alleging that the defendants violated certain state trade, consumer protection and landlord-tenant laws as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.
(3)	The borrower sponsor is also the borrower sponsor for the Wisconsin Avenue Portfolio mortgage loan, Spring Park & Good Tree mortgage loan and Highland Avenue Portfolio mortgage loan.

The Loan. The Colonial Pointe I mortgage loan (the “Colonial Pointe I Mortgage Loan”) is secured by the borrower’s fee simple interest in a 168-unit, garden-style multifamily property located in Milwaukee, Wisconsin (the “Colonial Pointe I Property”). The Colonial Pointe I Mortgage Loan accrues interest at a fixed rate of 7.21660% per annum. The Colonial Pointe I Mortgage Loan has an original term of 120 months with a remaining term of 119 months as of the Cut-off Date, amortizes over 240 months, accrues interest on an Actual/360 basis and is scheduled to mature on January 1, 2034.

The Property. The Colonial Pointe I Property consists of seven, two-story multifamily buildings comprising 168 residential units totaling 134,400 square feet. The Colonial Pointe I Property was built in 1971 and renovated in 2014, and features

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 14 – Colonial Pointe I

168, two-bedroom residential units averaging 800 square feet per unit. The Colonial Pointe I Property is located in Milwaukee, Wisconsin and is situated about 15 miles northwest of downtown Milwaukee and about two miles east of Interstate 41. The Colonial Pointe I Property is situated on approximately 12.19 acres and contains 220 surface parking spaces, resulting in a ratio of approximately 1.31 parking spaces per unit. The Colonial Pointe I Property project amenities include a laundry facility in each building and off-street parking. The Colonial Pointe I Property units feature oak wood kitchen cabinetry with formica countertops, oak hardwood flooring, individual gas furnace heating systems and a full appliance package. The Colonial Pointe I Property is leased on a month-to-month basis.

The following table presents certain information with respect to the historical and current occupancy of the Colonial Pointe I Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
98.8%	99.0%	99.1%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 1, 2023.

The following table presents detailed information with respect to the current rental and market rate units at the Colonial Pointe I Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rental Rate(2)
2 Bedroom / 1 Bathroom	168	100.0%	800	$1,195	$1,195
Total/Wtd. Avg.	168	100.0%	800	$1,195	$1,195
(1)	Based on underwritten rent roll dated as of December 1, 2023.
(2)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Colonial Pointe I Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$1,672,778	$1,667,166	$2,094,263	$2,428,251	$2,560,320	$15,240	98.4%
Total Other Income(3)	13,368	1,942	5,868	29,802	42,195	251	1.6
Net Rental Income	$1,686,147	$1,669,108	$2,100,131	$2,458,053	$2,602,515	$15,491	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(130,126)	(775)	(5.0)
Effective Gross Income	$1,686,147	$1,669,108	$2,100,131	$2,458,053	$2,472,389	$14,717	95.0%
Total Expenses	474,862	475,044	496,702	446,432	625,794	3,725	25.3
Net Operating Income	$1,211,285	$1,194,065	$1,603,428	$2,011,620	$1,846,595	$10,992	74.7%
Total Capex/RR	0	0	0	0	33,600	200	1.4
Net Cash Flow	$1,211,285	$1,194,065	$1,603,428	$2,011,620	$1,812,995	$10,792	73.3%
(1)	TTM represents the trailing 12 months ending November 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Total Other Income includes miscellaneous income and late fees.

Environmental. According to the Phase I environmental assessment dated December 13, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Colonial Pointe I Property.

The Market. The Colonial Pointe I Property is located in Milwaukee, Wisconsin, within the Milwaukee-Waukesha-West Allis metropolitan statistical area. The Colonial Pointe I Property is located about 15 miles northwest of downtown Milwaukee and about two miles east of Interstate 41. Interstate 41 connects the nearby suburbs and downtown via 1-94 and Green Bay to the north. The Colonial Pointe I Property is less than one block east of the Little Menomonee River. Brown Deer Road to the north of the Colonial Pointe I Property is a major retail corridor. The immediate vicinity of the Colonial Pointe I Property consists mainly of industrial and flex uses. Major employers in the surrounding area include the Aurora Health

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 14 – Colonial Pointe I

Care Inc., Froedtert Health, Ascension Wisconsin, Quad Graphics Inc., Medical College of Wisconsin, Kohl’s, GE Healthcare and Northwestern Mutual Life Insurance Co.

The Colonial Pointe I Property is situated in the Northwest Milwaukee multifamily submarket. According to the appraisal, as of September 2023, the Northwest Milwaukee multifamily submarket had an overall vacancy rate of 4.9%, with net absorption totaling negative 82 units. The vacancy rate increased 0.8% over the past 12 months. Market rental rates are approximately $1,012 per unit per month.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Colonial Pointe I Property was 8,366, 40,498 and 143,944, respectively. According to the appraisal, the estimated 2023 average household income within the same radii was $65,832, $87,145 and $95,426, respectively.

The following table presents certain information relating to comparable multifamily rental properties to Colonial Pointe I Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Colonial Pointe I(2) 8831-8843 North 96th Street Milwaukee, WI	1971(1)	100.%	168	2 Bed / 1 Bath	800	$1,195	$1.49
Sunset Ridge 8183 North 107th Street Milwaukee, WI	1990	95.0%	144	1 Bed / 1 Bath 2 Bed / 1.5 Bath	750 1,000	$1,256 $1,415	$1.67 $1.42
Servite Village 8433 North Servite Drive Milwaukee, WI	1982	99.0%	107	2 Bed / 1 Bath	942	$939	$1.00
Harbor Pointe Apartments 9200 North 75th Street Milwaukee, WI	1971	97.0%	412	0 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	502 710 1,035 1,389	$800 $910 $1,215 $1,535	$1.59 $1.28 $1.17 $1.11
Glenbrook Apartments 9220 North 75th Street Milwaukee, WI	1971	90.0%	184	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	672 750 1,359	$890 $1,025 $1,535	$1.32 $1.37 $1.13
Brown Deer Road Apartments 11621 West Brown Deer Milwaukee, WI	1989	98.0%	14	1 Bed / 1 Bath 2 Bed / 1 Bath	800 1,100	$1,099 $1,201	$1.37 $1.09
Ridge Court Apartments 9040 North 85th Street Milwaukee, WI	1978	97.0%	46	2 Bed / 1 Bath	900	$835	$0.93
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BBCMS 2024-C24
No. 15 – Emerald Pointe Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,200,000	Title:	Fee
Cut-off Date Principal Balance:	$16,200,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	367
Loan Purpose:	Refinance	Location:	Pasadena, TX
Borrower:	APT Emerald Pointe, LLC	Year Built / Renovated:	1964 / 2020
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	95.1%
Interest Rate:	7.57600%	Occupancy Date:	10/31/2023
Note Date:	1/17/2024	4th Most Recent NOI (As of):	$1,474,896 (12/31/2020)
Maturity Date:	2/6/2034	3rd Most Recent NOI (As of):	$1,544,779 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,696,931 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$1,767,853 (TTM 11/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only	UW Revenues:	$3,240,864
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$1,563,435
Lockbox / Cash Management:	Springing	UW NOI:	$1,677,430
Additional Debt:	No	UW NCF:	$1,585,680
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$25,200,000 / $68,665
Additional Debt Type:	N/A	Appraisal Date:	11/15/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$44,142
Taxes:	$105,084	$52,542	N/A	Maturity Date Loan / Unit:	$44,142
Insurance:	$41,790	$11,798	N/A	Cut-off Date LTV:	64.3%
Replacement Reserve(1):	$240,000	$15,292	N/A	Maturity Date LTV:	64.3%
Deferred Maintenance:	$62,531	$0	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,200,000	100.0%	Payoff Existing Debt	$13,363,509	82.5%
			Return of Equity	1,463,139	9.0
			Closing Costs	923,947	5.7
			Reserves	449,405	2.8
Total Sources	$16,200,000	100.0%	Total Uses	$16,200,000	100.0%
(1)	The borrower is required to make deposits on each monthly payment date into the replacement reserve account in an amount equal to (i) $15,292 through March 2026 and (ii) $7,646 thereafter.

The Loan. The Emerald Pointe Apartments mortgage loan (the “Emerald Pointe Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,200,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 367-unit multifamily property located in Pasadena, Texas (the “Emerald Pointe Apartments Property”). The Emerald Pointe Apartments Mortgage Loan accrues interest at a rate of 7.57600% per annum. The Emerald Pointe Apartments Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – Emerald Pointe Apartments

The Property. The Emerald Pointe Apartments Property is a 367-unit garden-style multifamily property built in 1964 and renovated in 2020. As of October 31, 2023, the Emerald Pointe Apartments Property was 95.1% occupied. The Emerald Pointe Apartments Property is located at 920 Houston Avenue, approximately 15 miles southeast of downtown Houston. The 9.59-acre site is improved with 26 two- and three-story apartment buildings and two single-story laundry facilities.

The Emerald Pointe Apartments Property features efficiency one-, two-, three- and four-bedroom layouts ranging in size from 452 to 1,450 square feet. Market rents range from approximately $580 to $1,425 per month, with an average market rent of $813 and an average unit size of 806 square feet. Community amenities include an on-site manager and leasing office, and laundry facilities. Each unit features wood cabinetry, ceramic floors, walk-in closets and open floor plans. Washer and dryer connections, private patios and ceiling fans are available in select units.

The borrower sponsor acquired the Emerald Pointe Apartments Property in February 2018 for a purchase price of $17.1 million. Since acquisition, the borrower sponsor has invested approximately $4.115 million in capital improvements. Recent capital improvements include significant unit upgrades, plumbing and electrical repairs, new HVAC units, exterior lights and repairs, new appliances and installation of ceramic tile.

Environmental. According to a Phase I environmental assessment dated November 22, 2023, there was no evidence of recognized environmental conditions at the Emerald Pointe Apartments Property.

Emerald Pointe Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
Efficiency	33	9.0%	30	90.9%	14,916	452	$580	$1.28	$595	$1.32
1 BR / 1 BA	71	19.3%	69	97.2%	48,422	682	$730	$1.07	$706	$1.03
1 BR / 1 BA	5	1.4%	5	100.0%	3,465	693	$735	$1.06	$508	$0.73
1 BR / 1 BA	119	32.4%	117	98.3%	85,323	717	$740	$1.03	$701	$0.98
1 BR / 1 BA-TH	12	3.3%	10	83.3%	10,644	887	$795	$0.90	$758	$0.85
2 BR / 1 BA	29	7.9%	29	100.0%	25,868	892	$855	$0.96	$788	$0.88
2 BR / 1 BA	24	6.5%	24	100.0%	22,200	925	$870	$0.94	$803	$0.87
2 BR / 2 BA-TH	31	8.4%	28	90.3%	30,225	975	$950	$0.97	$911	$0.93
2 BR / 1.5 BA	7	1.9%	5	71.4%	7,630	1,090	$925	$0.85	$959	$0.88
3 BR / 2 BA	9	2.5%	9	100.0%	10,125	1,125	$1,075	$0.96	$1,018	$0.90
3 BR / 2 BA-TH	19	5.2%	17	89.5%	25,365	1,335	$1,235	$0.93	$1,180	$0.88
4 BR / 2 BA	1	0.3%	1	100.0%	1,364	1,364	$1,375	$1.01	$1,310	$0.96
4 BR / 2 BA-TH	7	1.9%	5	71.4%	10,150	1,450	$1,425	$0.98	$1,314	$0.91
Collateral Total/Wtd. Avg.	367	100.0%	349	95.1%	295,697	806	$813	$1.01	$769	$0.96
(1)	As provided by the borrower and as of October 31, 2023.
(2)	Source: Appraisal.

The Market. According to the appraisal, the Emerald Pointe Apartments Property is located in the Houston area multifamily market. As of October 2023, the Houston area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 10.9%. According to the appraisal, the Emerald Pointe Apartments Property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of October 2023, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.22 and vacancy was 11.7%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Emerald Pointe Apartments Property is 20,611, 138,082 and 271,953, respectively. The estimated 2023 average household income within the same radii is $64,534, $69,457 and $73,178, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – Emerald Pointe Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Emerald Pointe Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Emerald Pointe Apartments(2) 920 Houston Avenue Pasadena, TX	1964 / 2020	95.1%	367	Efficiency 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA-TH 2BR / 1BA 2BR / 1BA 2BR / 2BA-TH 2BR / 1.5BA 3BR / 2BA 3BR / 2BA-TH 4BR / 2BA 4BR / 2BA-TH	452 682 693 717 887 892 925 975 1,090 1,125 1,335 1,364 1,450	$1.32 $1.03 $0.73 $0.98 $0.85 $0.88 $0.87 $0.93 $0.88 $0.90 $0.88 $0.96 $0.91	$595 $706 $508 $701 $758 $788 $803 $911 $959 $1,018 $1,180 $1,310 $1,314
Courtyards 402 Garner Pasadena, TX	1969 / NAP	93.0%	195	1BR / 1BA 1BR / 1BA 2BR / 1.5BA-TH 2BR / 1.5BA 2BR / 1BA	747 637 1,147 955 901	$1.29 $1.44 $1.06 $1.20 $1.22	$960 $915 $1,215 $1,150 $1,100
Embers 2120 Strawberry Pasadena, TX	1963 / 2015	96.0%	90	1BR / 1BA 2BR / 1BA 3BR / 2BA	650 850 1,250	$1.70 $1.47 $1.58	$1,105 $1,250 $1,975
Raintree 1009 South Richey Pasadena, TX	1971 / 2020	88.0%	228	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	667 686 545 980 882 930 1,225	$1.46 $1.49 $1.61 $1.33 $1.36 $1.40 $1.18	$975 $1,025 $875 $1,299 $1,199 $1,299 $1,449
Parkside Place 3101 Spencer Highway Pasadena, TX	1971 / 2018	90.0%	167	1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	697 1,050 963 1,256	$1.43 $1.14 $1.17 $1.17	$1,000 $1,200 $1,125 $1,465
Pecan Place 2001 Jenkins Pasadena, TX	1969 / NAP	96.0%	251	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	700 930 965 1,250	$1.25 $1.15 $1.16 $1.12	$875 $1,069 $1,115 $1,400
Bryton Hill Manor 519 South Richey Pasadena, TX	1971 / NAP	97.0%	609	1BR / 1BA 1BR / 1BA 2BR / 2.5BA-TH 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 3BR / 2BA 3BR / 2.5BA-TH 3BR / 2BA	686 545 1,112 882 909 980 930 1,225 1,390 1,078	$1.17 $1.37 $0.99 $1.05 $1.06 $1.06 $1.07 $0.90 $1.04 $1.11	$800 $745 $1,100 $925 $960 $1,040 $995 $1,100 $1,450 $1,200

(1)	Source: Appraisal, unless otherwise indicated.
(2)	As provided by the borrower and dated as of October 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – Emerald Pointe Apartments
Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
89.4%	92.8%	93.6%	95.1%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of October 31, 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,714,931	$2,789,621	$3,021,873	$3,177,593	$3,490,296	$9,510	100.0%
Net Rental Income	$2,714,931	$2,789,621	$3,021,873	$3,177,593	$3,490,296	$9,510	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(312,703)	(852)	(9.0%	)
Other Income	60,101	43,570	61,951	63,271	63,271	172	1.8%
Effective Gross Income	$2,775,032	$2,833,190	$3,083,824	$3,240,864	$3,240,864	$8,831	92.9%

Total Expenses	$1,300,136	$1,288,411	$1,386,893	$1,473,011	$1,563,435	$4,260	48.2%

Net Operating Income	$1,474,896	$1,544,779	$1,696,931	$1,767,853	$1,677,430	$4,571	51.8%

Total TI/LC, Capex/RR	0	0	0	0	91,750	250	2.8%

Net Cash Flow	$1,474,896	$1,544,779	$1,696,931	$1,767,853	$1,585,680	$4,321	48.9%
(1)	TTM reflects the trailing 12 months ending November 30, 2023.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 16 – Spring Park & Good Tree
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$15,900,000	Title:	Fee
Cut-off Date Principal Balance:	$15,873,459	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	160
Loan Purpose:	Refinance	Location:	Milwaukee, WI
Borrowers(1):	Good Tree Apartments, LLC and Spring Park Apartments, LLC	Year Built / Renovated:	1971 / 2014
Borrower Sponsor(2)(3):	Youssef Berrada	Occupancy:	100.0%
Interest Rate:	7.21660%	Occupancy Date:	12/1/2023
Note Date:	12/28/2023	4th Most Recent NOI (As of):	$1,088,350 (12/31/2020)
Maturity Date:	1/1/2034	3rd Most Recent NOI (As of):	$1,024,283 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,313,202 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(4):	$1,893,589 (TTM 11/30/2023)
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,388,418
Call Protection:	L(35),YM1(81),O(4)	UW Expenses:	$623,862
Lockbox / Cash Management:	Springing	UW NOI:	$1,764,556
Additional Debt:	No	UW NCF:	$1,732,556
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,400,000 / $183,750
Additional Debt Type:	N/A	Appraisal Date:	12/8/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$99,209
Taxes:	$16,483	$16,483	N/A	Maturity Date Loan / Unit:	$68,174
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.0%
Static Insurance:	$64,000	$0	N/A	Maturity Date LTV:	37.1%
				UW NCF DSCR:	1.15x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,900,000	100.0%	Loan Payoff	$13,323,345	83.8%
			Return of Equity	2,007,815	12.6
			Closing Costs	488,357	3.1
			Upfront Reserves	80,483	0.5
Total Sources	$15,900,000	100.0%	Total Uses	$15,900,000	100.0%
(1)	See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Preliminary Prospectus.
(2)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company are defendants to a civil action filed by the State of Wisconsin in November 2021 alleging that the defendants violated certain state trade, consumer protection and landlord-tenant laws as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.
(3)	The borrower sponsor is also the borrower sponsor for the Wisconsin Avenue Portfolio mortgage loan, Colonial Pointe I mortgage loan, and Highland Avenue Portfolio mortgage loan.
(4)	The increase from the 2nd most recent NOI (As of) to Most Recent NOI (As of) is driven by 6% rent increase.

The Loan. The Spring Park & Good Tree mortgage loan (the “Spring Park & Good Tree Mortgage Loan”) is secured by the borrowers’ fee simple interests in two garden-style multifamily properties totaling 160-units, located in Milwaukee, Wisconsin (collectively, the “Spring Park & Good Tree Property”). The Spring Park & Good Tree Mortgage Loan accrues interest at a fixed rate of 7.21660% per annum. The Spring Park & Good Tree Mortgage Loan has an original term of 120 months with a remaining term of 119 months as of the Cut-off Date, amortizes over 240 months, accrues interest on an Actual/360 basis and is scheduled to mature on January 1, 2034.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 16 – Spring Park & Good Tree

The Property. The Spring Park & Good Tree Property is comprised of a 74-unit multifamily property (the “Spring Park Property”) and an 86-unit multifamily property (the “Good Tree Property”), each located in Milwaukee, Wisconsin. The Spring Park & Good Tree Property is leased on a month-to-month basis. The Spring Park & Good Tree Property is approximately 1.5 miles from State Highway 181 and 3.2 miles from State Highway 145, which are both major thoroughfares providing access to the Spring Park & Good Tree Property. The Spring Park & Good Tree Property is situated on approximately 8.84 acres and contains 234 surface parking spaces, resulting in a ratio of approximately 1.46 parking spaces per unit. Each of the units at the Spring Park & Good Tree Property include formica countertops, a full appliance package and bathroom vanities. The Spring Park & Good Tree Property amenities include a laundry facility in each building and off-street parking. The Spring Park & Good Tree Property was 100.0% occupied as of December 1, 2023.

Spring Park Property. The Spring Park Property is a 74-unit garden style multifamily property located at 7401-7535 West Silver Spring Drive, Milwaukee, Wisconsin. The Spring Park Property consists of nine, two-story apartment buildings. The improvements were constructed in 1971 and renovated in 2014.

Good Tree Property. The Good Tree Property is an 86-unit garden style multifamily property located at 6809-6951 North 60th Street, Milwaukee, Wisconsin. The Good Tree Property consists of eight, two-story apartment buildings. The improvements were constructed in 1971 and renovated in 2014.

The following table presents certain information with respect to the historical and current occupancy of the Spring Park & Good Tree Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
98.4%	97.8%	99.9%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 1, 2023.

The following table presents detailed information with respect to the current market rate units at the Spring Park & Good Tree Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rental Rate(2)
2 Bedroom / 1 Bathroom	152	95.0%	825	$1,195	$1,195
2 Bedroom / 1.5 Bathroom	2	1.3%	825	$1,365	$1,365
3 Bedroom / 1.5 Bathroom	6	3.8%	1,350	$1,565	$1,565
Total/Wtd. Avg.	160	100.0%	845	$1,211	$1,211
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 16 – Spring Park & Good Tree

The following table presents certain information relating to the operating history and underwritten cash flows of the Spring Park & Good Tree Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$1,526,875	$1,511,711	$1,801,968	$2,340,899	$2,469,120	$15,432	98.2%
Other Income(3)	17,252	4,246	8,406	26,360	45,004	281	1.8
Net Rental Income	$1,544,127	$1,515,957	$1,810,374	$2,367,259	$2,514,124	$15,713	100.0%
(Vacancy/Credit Loss)	(500)	0	0	0	(125,706)	(786)	(5.0)
Effective Gross Income	$1,543,627	$1,515,957	$1,810,374	$2,367,259	$2,388,418	$14,928	95.0%
Total Expenses	455,277	491,674	497,172	473,670	623,862	3,899	26.1
Net Operating Income	$1,088,350	$1,024,283	$1,313,202	$1,893,589	$1,764,556	$11,028	73.9%
Total Capex/RR	0	0	0	0	32,000	200	1.3
Net Cash Flow	$1,088,350	$1,024,283	$1,313,202	$1,893,589	$1,732,556	$10,828	72.5%
(1)	TTM represents the trailing 12 months ending November 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income includes miscellaneous income and late fees.

Environmental. According to the Phase I environmental assessments dated December 13, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Spring Park & Good Tree Property.

The Market. The Spring Park & Good Tree Property is located in Milwaukee, Wisconsin, within the Milwaukee-Waukesha-West Allis metropolitan statistical area. The Good Tree Property is located approximately 1.5 miles from State Highway 181 and approximately 3.2 miles from State Highway 145. State Highway 181 and State Highway 145, which are both major thoroughfares providing access to the Spring Park & Good Tree Property. The immediate vicinity of the Colonial Pointe I Property consists mainly of industrial, retail and multifamily properties. Major employers in the surrounding area include the Aurora Health Care Inc., Froedtert Health, Ascension Wisconsin, Quad Graphics Inc., Medical College of Wisconsin, Kohl’s, GE Healthcare and Northwestern Mutual Life Insurance Co.

The Spring Park & Good Tree Property is situated in the Northwest Milwaukee multifamily submarket. According to the appraisal, as of trailing four quarters ending in September 2023, the Northwest Milwaukee multifamily submarket had an overall vacancy rate of 4.9%, with net absorption totaling negative 82 units. The occupancy rate decreased 0.8% over the past 12 months. Market rental rates are approximately $1,012 per unit per month.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Spring Park & Good Tree Property was 8,004, 106,852 and 260,493, respectively. According to the appraisal, the estimated 2023 average household income within the same radii was $63,633, $70,967 and $82,945, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 16 – Spring Park & Good Tree

The following table presents certain information relating to comparable multifamily rental properties to Spring Park & Good Tree Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Spring Park & Good Tree(2) 7401-7535 West Silver Spring Drive; 6809-6951 North 60th Street Milwaukee, WI	1971(1)	100.0%	160	2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	825 825 1,350	$1,195 $1,365 $1,565	$1.45 $1.65 $1.16
Grantosa 4903 North 85th Street Milwaukee, WI	1964	96.0%	25	2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	905 987 1,114	$1,137 $1,235 $1,548	$1.26 $1.25 $1.39
Fairmount Meadows Apartments 5010 North 91st Street Milwaukee, WI	1970	96.0%	128	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	812 996 1,100 1,100	$949 $1,077 $1,340 $1,480	$1.17 $1.08 $1.22 $1.35
Lisbon Court 9100 West Lisbon Street Milwaukee, WI	1967	93.0%	71	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 2 Bed / 2 Bath 3 Bed / 1.5 Bath	651 905 986 969 1,114	$975 $1,260 $1,340 $1,360 $1,458	$1.50 $1.39 $1.36 $1.40 $1.31
Mill Road Apartment 8750 West Mill Road Milwaukee, WI	1985	100.0%	36	1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	700 850 1,100	$774 $912 $1,100	$1.11 $1.07 $1.00
6372 89th Apartment 6372 North 89th Street Milwaukee, WI	1971	97.0%	14	2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	650 800	$689 $844	$1.06 $1.06
Village Square Apartments 9629 West Hampton Avenue Milwaukee, WI	1968	97.0%	48	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	775 825 850 1,200	$712 $1,037 $1,375 $1,520	$0.92 $1.26 $1.62 $1.27
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet		BBCMS 2024-C24
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President
Barclays CMBS Trading
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
UBS CMBS Capital Markets and Banking
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 278-5467
Executive Director
BMO CMBS Capital Markets and Banking
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Director
KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2795
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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